UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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VISHAY INTERTECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)
_____________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISHAY INTERTECHNOLOGY, INC.
63 LANCASTER AVENUE
MALVERN, PENNSYLVANIA 19355

April [ ], 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Vishay Intertechnology, Inc., to be held at 9:00 a.m., U.S. eastern time, on Tuesday, May 23, 2023.

Vishay has adopted a virtual annual meeting in 2023. The annual meeting will be accessible to stockholders via the Internet at www.virtualshareholdermeeting.com/VSH2023. To participate, stockholders will need the control number included on the attached Notice of Annual Meeting of Stockholders, on your proxy card, or on your voting instruction form. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares during the meeting or ask questions during the virtual event.

During the annual meeting, we will discuss each item of business described in the attached Notice of Annual Meeting of Stockholders and proxy statement.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Vishay.  We hope you will be able to attend the virtual annual meeting.  Whether or not you expect to attend the virtual annual meeting, and regardless of the number of shares you own, it is important that your shares are represented and voted at the annual meeting.  Therefore, you are encouraged to sign, date, and return the enclosed proxy card in the return envelope provided, or follow the instructions to vote online, so that your shares will be represented and voted at the annual meeting.

Sincerely,
Marc Zandman
Executive Chair of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held May 23, 2023.

The following materials, also included with this Notice, are available for viewing on the Internet:
Proxy Statement for the 2023 Annual Meeting of Stockholders
2022 Annual Report to Stockholders
To view these materials, visit ir.vishay.com.

VISHAY INTERTECHNOLOGY, INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 23, 2023
Virtual Shareholder Meeting
www.virtualshareholdermeeting.com/VSH2023

ITEMS OF BUSINESS:

1. the election of one director to hold office until 2025 and three directors to hold office until 2026;
2. the ratification of our independent registered public accounting firm;
3. the advisory vote on executive compensation;
4. approval of the 2023 Long-Term Incentive Plan;
5. approval of an amendment to the Company's Corrected Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by 2022 amendments to Delaware law regarding officer exculpation; and
6. such other business as may be brought properly before the meeting.

ADJOURNMENTS AND POSTPONEMENTS:

Any action on the items of business described above may be considered at the virtual Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

RECORD DATE:

The stockholders of record at the close of business on March 27, 2023, will be entitled to vote at the virtual Annual Meeting or at any adjournment thereof.

VOTING:

Whether or not you expect to participate in the online meeting, please complete, date, and sign the enclosed proxy card and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States. If you are enrolled in our electronic proxy materials delivery service and received these proxy materials via the Internet, you will need to follow the procedures for online voting to vote your shares.

By Order of the Board of Directors,

Peter Henrici
Corporate Secretary

Malvern, Pennsylvania
April [ ], 2023

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2023 Proxy Statement | Summary	Table of Contents

Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Meeting Information

Date and Time	Meeting Location	Record Date	Voting
Tuesday, May 23, 2023, at 9:00 a.m. U.S. eastern time	Virtual Shareholder Meeting www.virtualshareholdermeeting.com/VSH2023	March 27, 2023	Each share of common stock will be entitled to one vote and each share of Class B common stock will be entitled to 10 votes with respect to each matter to be voted on at the annual meeting.

Voting Matters
PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
①	The election of one director to hold office until 2025 and three directors to hold office until 2026	FOR ALL	20
②	The ratification of our independent registered public accounting firm	FOR	23
③	The advisory vote on executive compensation	FOR	70
④	Approval of the 2023 Long-Term Incentive Plan	FOR	71
⑤	Approval of an amendment to the Company's Corrected Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by 2022 amendments to Delaware law regarding officer exculpation	FOR	80

Director Nominees
NAME	AGE	DIRECTOR SINCE	TERM EXPIRING	OCCUPATION	QUALIFICATIONS	INDEPENDENT	COMMITTEE OF THE BOARD
							E	A	NCG	CC
Joel Smejkal	56	2023	2025	President and CEO, Vishay Intertechnology, Inc.	Leadership, Electronics Industry, Company, Global		M
Michael J. Cody	73	2018	2026	Retired VP - Corporate Development, Raytheon Company	Leadership, Complementary Industry, Finance, M&A	✓		M	M
Dr. Abraham Ludomirski	71	2003	2026	Founder and Managing Director of Vitalife Fund	Leadership, Global	✓			C	M
Raanan Zilberman	62	2017	2026	Former President and CEO, Caesarstone, Ltd.	Leadership, Electronics Industry, Company, Global, M&A	✓		M	M

E	Executive Committee
A	Audit Committee
NCG	Nominating and Corporate Governance Committee
CC	Compensation Committee
C	Committee Chair
M	Committee Member

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Summary	Table of Contents

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has determined to reappoint the public accounting firm of Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023, as well as to audit the effectiveness of our internal control over financial reporting.  Although stockholder approval for the appointment of Ernst & Young LLP is not required, we are continuing our practice of submitting the selection of the independent registered public accounting firm to stockholders for their ratification.

Executive Compensation Advisory Vote

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Congress adopted Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to which the Board is giving our stockholders an opportunity to approve on an advisory, or non-binding, basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement.

The Compensation Committee of the Board of Directors is responsible for establishing and approving the compensation of the Chief Executive Officer, and the other Named Executive Officers, and administering Vishay's incentive compensation and equity-based plans.

As discussed in greater detail in "Executive Compensation – Compensation Discussion and Analysis," Vishay's compensation programs are designed to support our business goals and promote the short- and long-term profitable growth of the Company. The compensation program is structured to help to recruit, retain, and motivate key employees who can function effectively both in periods of recession and economic upturn.

The compensation arrangements are designed to provide an incentive for positive performance while avoiding the encouragement of inappropriate risk-taking.

The compensation arrangements vary among our Named Executive Officers, but generally include:

A market-competitive base salary	Cash incentive compensation a portion of which is based on Company-wide achievements and another portion of which is based on personal achievements, with a cap to discourage inappropriate risk-taking	Equity-based compensation a portion of which vests only upon the achievement of three-year performance metrics and the balance of which vests on January 1 of the third year following the grant date

Deferred cash compensation and retirement benefits generally payable at retirement / termination of employment	Deferred equity compensation in the form of phantom stock units payable at retirement / termination of employment for certain of our Named Executive Officers	Perquisites and other personal benefits

This proxy statement includes a comprehensive "Summary Compensation Table" that presents compensation earned by our Named Executive Officers in accordance with Securities and Exchange Commission ("SEC") rules. Some of the compensation reported in the Summary Compensation Table, including certain equity-based compensation, deferred cash compensation, retirement benefits, and phantom stock units, has not yet been realized by the executives, and in the case of equity-compensation measured on the grant date, might never be fully realized.

The Board of Directors believes that our executive compensation program is appropriately designed to support the Company's long-term success by achieving the following objectives: attracting and retaining talented senior executives, tying executive pay to Company and individual performance, supporting our annual and long-term business strategies, and aligning executives' interests with those of the stockholders. Accordingly, the Board of Directors recommends that you vote FOR approval of the compensation of our Named Executive Officers (see Proposal Three).

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Summary	Table of Contents

Approval of the 2023 Long-Term Incentive Plan

The Board of Directors has approved, and is proposing that the stockholders approve, the 2023 Long-Term Incentive Plan (the "2023 Plan").  The 2023 Plan allows the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, phantom stock units, and other cash-based awards to employees, directors, consultants, and other service providers of the Company and its affiliates.  We believe that the 2023 Plan will enhance the long-term performance of the Company because it will provide the selected participants with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.  Stockholder approval of the 2023 Plan will, among other changes, increase the total number of shares available for issuance to our employees and other service providers.  The Board of Directors recommends a vote FOR the approval of the 2023 Long-Term Incentive Plan (see Proposal Four).

Approval of an Amendment to the Company's Corrected Amended and Restated Certificate of Incorporation

Article Ninth of the Company's Corrected Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") currently provides for the Company to limit monetary liability of directors in certain circumstances in accordance with Delaware law. The State of Delaware, which is the Company’s state of incorporation, enacted legislation in 2022 that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update, we are proposing to amend the Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The 2022 Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.

The Board of Director desires to amend the Certificate of Incorporation to include provisions consistent with the governing statutes contained in Delaware law as set forth in Proposal Five (the "Proposed Amendment"). The Board of Directors believes it is appropriate for public companies in states, like Delaware, that allow exculpation of officers to provide such protection in their certificates of incorporation. Officers are often required to make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit.

Prior to the 2022 amendments to Delaware law, Delaware corporations were able to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims, that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The 2022 amendments to Delaware law were adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders. Our Board of Directors believes it is in the best interests of the stockholders for the Company to provide for consistent officer and director exculpation to better protect against these matters.

Our Board of Directors also believes that limiting concern about personal risk would empower officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation. Failing to adopt the Proposed Amendment could impact our recruitment and retention of qualified officer candidates who conclude that their potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

The Board of Directors recommends a vote FOR the approval of the Amendment to the Company's Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by 2022 amendments to Delaware law regarding officer exculpation (see proposal Five).

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Summary	Table of Contents

Corporate Governance Best Practices

Vishay understands that corporate governance practices change and are constantly evolving. We currently employ the following corporate governance best practices:

Board Governance
•	Separate Executive Chair of the Board and Chief Executive Officer;
•	All directors are required to attend at least 75% of all meetings on an annual basis;
•	Significant stock ownership guidelines for directors, equal to five times the value of their annual cash retainer (subject to a five year phase-in);
•	Annual self-evaluations of Board as a whole;
•	No restrictions on directors' access to management or employees; and
•	Board oversees the Company's strategic priorities and risk management.

Committee Governance
•	Audit Committee composed entirely of independent directors;
•	Compensation Committee composed entirely of independent directors; and
•	Nominating and Corporate Governance Committee composed entirely of independent directors.

Responsible Compensation and Planning
•	Cap on bonuses;
•	Nominating and Corporate Governance Committee has primary responsibility for Chief Executive Officer and key executive succession planning;
•	Succession and executive development are discussed with the Chief Executive Officer, as well as without the Chief Executive Officer present in executive sessions;
•	Stock ownership guidelines;
•	Formal policy prohibiting directors and officers from hedging or pledging of Company Stock; and
•	Formal clawback policy for incentive-based cash and equity awards in the event of an accounting restatement.

Independent Experience
•	Highly-experienced directors in a wide range of industries;
•	All directors possess a significant level of knowledge regarding Vishay and our industry;
•
All of our current directors received a majority of the votes cast by holders of common stock who are unaffiliated with the current Class B stockholders when they last stood for election at an annual meeting of stockholders, other than Joel Smejkal, who was appointed to the Board effective January 1, 2023, and therefore has not previously stood for election;

•	Independent directors meet in regularly scheduled executive sessions and, when required, in special executive sessions;
•	Only three directors serving on the boards of other public companies; and
•	No director serving on more than one other public company board.

Audit Integrity
•	Auditor is independent;
•	Non-audit fees are reasonable relative to audit and audit-related fees; and
•	Lead audit partner must be rotated after five years, which provides the Company and its stockholders the benefit of new thinking and approaches.

Recent Developments
•	Amendments to executive employment agreements which remove single trigger change-in-control accelerated vesting for future equity awards to most executives;
•	Equity awards to executive officers in 2023 include market-based vesting conditions to better align compensation with stock performance;
•	Introducing broad-based equity compensation program (see Proposal 4) to better align all levels of management with stockholder interests; and
•	Amendment to executive stock ownership guidelines to require the CEO to own stock equal to three-times base salary.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Directors	Table of Contents

DIRECTORS

The following table summarizes the current directors as of March 27, 2023:

							COMMITTEE OF THE BOARD
NAME	AGE	DIRECTOR SINCE	CLASS / TERM EXPIRING	OCCUPATION	QUALIFICATIONS	INDEPENDENT	E	A	NCG	CC
Joel Smejkal(1)	56	2023	I / 2025	President and CEO, Vishay Intertechnology, Inc.	Leadership, Electronics Industry, Company, Global		M
Michael J. Cody(1)	73	2018	II / 2026	Retired VP - Corporate Development, Raytheon Company	Leadership, Complementary Industry, Finance, M&A	✓		M	M
Dr. Abraham Ludomirski(1)	71	2003	II / 2026	Founder and Managing Director of Vitalife Fund	Leadership, Complementary Industry, Finance, Global	✓			C	M
Raanan Zilberman(1)	62	2017	II / 2026	Former President and CEO, Caesarstone, Ltd.	Leadership, Electronics Industry, Company, Global, M&A	✓		M	M
Marc Zandman	61	2001	III / 2024	Executive Chair of the Board, Chief Business Development Officer, Vishay Intertechnology, Inc.	Leadership, Electronics Industry, Company, Global		C
Ruta Zandman	85	2001	III / 2024	Private Stockholder	Leadership, Electronics Industry, Company, Global
Ziv Shoshani	56	2001	III / 2024	President and CEO, Vishay Precision Group, Inc.	Leadership, Electronics Industry, Company, Global
Jeffrey H. Vanneste	63	2019	III / 2024	Retired SVP and CFO, Lear Corporation	Leadership, Complementary Industry, Finance	✓		C(FE)
Dr. Renee B. Booth	64	2022	I / 2025	President, Leadership Solutions, Inc.	Leadership, Complementary Industry, Global, HR	✓				M
Dr. Michiko Kurahashi	63	2022	I / 2025	Former Chief Marketing Officer, AXIS Capital; Adjunct Professor, Baruch College	Leadership, Complementary Industry, Global, Marketing	✓
Timothy V. Talbert	76	2013	I / 2025	Retired Sr. VP Credit and Originations, Lease Corporation of America ("LCA"); Retired President, LCA Bank Corporation	Leadership, Finance, Compliance	✓				C

(1)	Nominees for election at 2023 annual meeting
E:	Executive Committee
A:	Audit Committee
NCG:	Nominating and Corporate Governance Committee
CC:	Compensation Committee
C:	Committee Chair
M:	Committee Member
(FE):	Financial Expert

While holders of our common stock and Class B common stock vote together as a single class on most matters, including the election of directors, all of our current directors received a majority of the votes cast by holders of common stock who are unaffiliated with the current Class B stockholders when they last stood for election at an annual meeting of stockholders, other than Joel Smejkal, who was appointed to the Board effective January 1, 2023.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Directors	Table of Contents

Board Demographics

The directors exhibit a variety of competencies, professional experience, and backgrounds, and contribute diverse viewpoints and perspectives to our Board. While the Board benefits from the experience and institutional knowledge that our longer-serving directors bring, it has also brought in new perspectives and ideas through new director appointments in recent years.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Directors	Table of Contents

Class I Director - Nominee for Term Expiring 2025

Joel Smejkal was appointed President and Chief Executive Officer and elected to the Vishay Board and to the Executive Committee, effective January 1, 2023, following Dr. Gerald Paul's previously announced retirement. Mr. Smejkal has held various positions of increasing responsibility since joining Vishay in 1990 including Executive Vice President - Corporate Business Development (2020 - 2022), Executive Vice President and Business Head Passive Components (2017 - 2020) and Senior Vice President Global Distribution Sales (2012 - 2016). Mr. Smejkal's experience with Vishay includes worldwide and divisional leadership roles in engineering, marketing, operations and sales. He was a product developer of 18 U.S. Patents for the Power Metal Strip® resistor technology and brings significant business development, marketing and sales experience.

Class II Directors – Nominees for Terms Expiring 2026

Michael J. Cody was, from 2009 until his retirement in 2017, Vice President of Corporate Development at Raytheon Company, a technology company specializing in defense, civil government and cybersecurity solutions. At Raytheon, Mr. Cody was responsible for overseeing all merger and acquisition activity, where he executed 18 transactions aggregating in excess of $4.3 billion in transaction value. From 2007-2009, Mr. Cody was a founding partner of Meadowood Capital LLC, a private equity firm focused on technology companies. From 1997 to 2007, Mr. Cody was Vice President of Corporate Development at EMC Corporation, a developer and provider of information infrastructure technology. Mr. Cody has previously served on the boards of Safeguard Scientific, Inc., a NYSE listed private equity and venture capital firm; and MTI Ltd., a private company in the UK specializing in cloud, security, and infrastructure. Mr. Cody brings to the Board extensive knowledge and experience with mergers and acquisitions as well as experience with technology and defense businesses. Additionally, Mr. Cody's experience as a director of publicly traded and private companies allows him to bring an important perspective to the Board.

Dr. Abraham Ludomirski is the founder and, for more than the past five years, managing director of Vitalife Fund, a venture capital company specializing in high-tech electronic medical devices.  He serves on the board of directors of POCARED Diagnostics, Ltd., Newpace Ltd., Sensible Medical Innovations Ltd., and Trig Medical, as well as serving as the Chairman of the Board of ENDOSPAN Ltd. and Endoran.  He also serves as CEO of Illumigyn.  He previously served on the board of Recro Pharma, Inc. and DIR Technologies.  Dr. Ludomirski earned his M.D. at the Sackler Tel-Aviv University Medical School, specializing in OBGYN and completed his fellowship at the University of Pennsylvania in maternal fetal medicine.  In addition to his general familiarity with corporate affairs and governance, Dr. Ludomirski's work in the high-tech venture capital and medical fields gives him a valuable perspective on investment in innovative technologies.

Raanan Zilberman was Chief Executive Officer of Caesarstone Ltd., a NASDAQ-listed multinational manufacturer of high quality engineered quartz surfaces with operations in the U.S., Canada, Australia, the U.K., and Israel, from February 2017 to March 2018. Prior to that, from 2008 to 2016, Mr. Zilberman served as Chief Executive Officer of Eden Springs, a Swiss-based leading provider of water and coffee services to European workplaces with production facilities and subsidiaries in 18 European countries that was formed by a series of acquisitions that Mr. Zilberman led. From 2005 to 2007, Mr. Zilberman was Chief Executive Officer of Danone Springs, a joint venture between Danone, a multinational food manufacturer, and Eden Springs, with a European-wide water production and distribution footprint.  From 2000 to 2002, Mr. Zilberman served as Chief Executive Officer of Tedea Huntleigh, a company listed on the Tel Aviv Stock Exchange engaged in the production and marketing of electromechanical sensors.  Tedea Huntleigh was acquired by Vishay in 2002, and from 2002 to 2004, Mr. Zilberman was President of Vishay's transducers business, which was formed from a series of five acquisitions. From 1997 to 1999, Mr. Zilberman served as Chief Operating Officer of Tadiran Appliances, a manufacturer of air conditioners and refrigerators and a subsidiary of Carrier Global. Mr. Zilberman's previous service as a Chief Executive Officer of publicly traded multinational companies, including his experience in M&A, allows him to bring an important perspective to the Board. Additionally, his past experience with Vishay provides him with valuable insight of our business and operations.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Directors	Table of Contents

Class III Directors – Terms Expiring 2024

Marc Zandman is Executive Chair of the Board of Directors, the Chief Business Development Officer, and President of Vishay Israel Ltd. Mr. Zandman has been President of Vishay Israel Ltd. since 1998 and a Director of Vishay since 2001.  Mr. Zandman was Vice Chair of the Board from 2003 to June 2011, Chief Administration Officer from 2007 to June 2011, and Group Vice President of Vishay Measurements Group from 2002 to 2004.  Mr. Zandman has served in various other capacities with Vishay since 1984. Mr. Zandman has served as the non-executive Chairman of the Board of Directors of Vishay Precision Group since the spin-off from Vishay on July 6, 2010. He is the son of the late Dr. Felix Zandman, founder and Vishay's former Executive Chairman.  As Executive Chair and Chief Business Development Officer, Mr. Zandman has a breadth of knowledge concerning the Company's businesses, as well as close familiarity with the Company's Israel operations where the Company conducts significant research and development and manufacturing activities.

Ruta Zandman is a private stockholder and the wife of the late Dr. Felix Zandman, Vishay's founder and former Executive Chairman. Mrs. Zandman has sole or shared voting power over approximately 43.6% of the Company's total voting power, for which it is deemed appropriate that she serve as a member of the Company's Board. Mrs. Zandman was employed by Vishay as a public relations associate from 1993 to May 2011, and usually accompanied Dr. Zandman as a representative of Vishay; she provides the Board with valuable insight into the Company and its history, as well as her understanding of Dr. Zandman's vision and the evolution of our operations.

Ziv Shoshani is Chief Executive Officer and President, and a member of the board of directors of Vishay Precision Group, Inc., an independent, publicly-traded company spun off from Vishay on July 6, 2010. Mr. Shoshani was Chief Operating Officer of Vishay from January 1, 2007 to November 1, 2009, and had been Executive Vice President of Vishay from 2000 until the date of the spin-off, with various areas of responsibility, including Executive Vice President of the Capacitors and the Resistors businesses, as well as heading the Measurements Group and Foil Divisions. Mr. Shoshani was employed by Vishay Intertechnology, Inc. from 1995 to 2010, and has been a member of the Vishay Intertechnology, Inc. Board of Directors since 2001. Mr. Shoshani's long-standing dedication to our Company, exemplified by his extensive management experience with Vishay Intertechnology prior to the VPG spin-off, as well as his experience as the CEO of a publicly-traded company, provide him with valuable insight into our business and operations, and makes him a valuable advisor to the Board. Mr. Shoshani is a nephew of Ruta Zandman.

Jeffrey H. Vanneste served, from 2012 until his retirement in 2019, as Senior Vice President and Chief Financial Officer of Lear Corporation, a global automotive technology leader in seating and electrical and electronic systems. Prior to joining Lear, Mr. Vanneste served as Executive Vice President and Chief Financial Officer for International Automotive Components Group ("IAC") from 2011 to 2012 and as Chief Financial Officer for IAC North America from 2007 to 2012. Prior to joining IAC, Mr. Vanneste worked with Lear Corporation in finance positions of increasing responsibility over more than 15 years.  Mr. Vanneste served on the board of TI Fluid Systems, PLC, a leading global manufacturer of fluid storage, carrying and delivery systems listed on the London Stock Exchange, where he was Chair of the Audit and Risk Committee until 2022. Our Board appointed Mr. Vanneste to become Chair of the Audit Committee effective immediately prior to the commencement of the 2022 annual meeting, and our Board has determined that Mr. Vanneste qualifies as an Audit Committee financial expert under the rules of the SEC.  Mr. Vanneste’s experience as the Chief Financial Officer of a multinational, publicly-traded company and as a board member of another publicly-traded company allows him to bring an important perspective to the Board and the Audit Committee.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Directors	Table of Contents

Class I Directors – Terms Expiring 2025

Dr. Renee B. Booth has served since 1999 as President of Leadership Solutions, Inc., a boutique human resources consulting firm specializing in leadership assessment, selection, development and motivation. Prior to founding Leadership Solutions, Inc., Dr. Booth was the Eastern Regional Practice Leader for the Human Capital Group of Watson Wyatt Worldwide. Dr. Booth also served as Senior Vice President, Corporate Human Resources of financial services company ADVANTA Corporation, and spent more than a decade in senior positions with Hay Management Consultants. Dr. Booth is a Board of Trustee member at the Franklin Institute in Philadelphia where she serves on the Executive Committee and as Chair of the Education Committee and was past Chair of the Compensation Committee. She previously served as a Board member of Kenexa, a human capital solutions provider, which was acquired by IBM and where she was Chair of the Compensation Committee. Dr. Booth received a B.A. in psychology from the University of Maryland and a M.S. and Ph.D. in industrial/organizational psychology from the Pennsylvania State University. Dr. Booth brings to the Board extensive organizational experience with leadership assessment and development. Additionally, Dr. Booth’s current and prior positions as a director provide important expertise with human capital matters.

Dr. Michiko Kurahashi has served since 2020 as an adjunct professor at New York University educating executives, graduate students, and undergraduates in the current trends in marketing, communications, public relations, and digital marketing technology applicable to a wide range of businesses and industries. From 2016 to 2020, Dr. Kurahashi was Chief Marketing Officer at AXIS Capital (NYSE: AXS), a global commercial insurer and reinsurer. In that role, Dr. Kurahashi launched the firm’s new “One AXIS” brand, implemented AI-driven marketing initiatives and streamlined marketing processes. Prior to that, Dr. Kurahashi was Head of Marketing at CIT Bank, an online bank, and held senior marketing and communication positions at global financial institutions including UBS AG and HSBC Private Bank. Throughout her career, Dr. Kurahashi has won numerous industry awards for her work. Dr. Kurahashi received a B.A. in sociology from the University of Michigan – Ann Arbor; a M.A. in social stratification theory and a Ph.D. in quantitative research, labor markets from Cornell University. Dr. Kurahashi’s deep knowledge of corporate brand strategy and digital marketing expertise provides the Board with a key strategic and operational perspective in a continuously changing marketplace.

Timothy V. Talbert retired in 2018 from his positions as Senior Vice President of Credit and Originations for Lease Corporation of America ("LCA"), a national equipment lessor (since July 2000) and President of the LCA Bank Corporation, a bank that augments LCA's funding capacity (since its founding in January 2006). Previously, Mr. Talbert was Senior Vice President and Director of Asset Based Lending and Equipment Leasing of Huntington National Bank from 1997 to 2000; and prior to that, served in a variety of positions with Comerica Bank for more than 25 years. Mr. Talbert previously served on the board of directors and was a member of the audit committee of Siliconix incorporated, a NASDAQ-listed manufacturer of power semiconductors of which the Company owned an 80.4% interest, from 2001 until the Company acquired the noncontrolling interests in 2005. Mr. Talbert has also served on the board of Vishay Precision Group since it was spun off from the Company in 2010. Mr. Talbert's previous and current service as a director of publicly traded companies allows him to bring an important perspective to the Board. Additionally, Mr. Talbert's service as the president of a federally regulated institution gives him relevant understanding of compliance with complex regulations and current accounting rules which add invaluable expertise to our Board.

Other Information Concerning Directors

Dr. Gerald Paul retired from his positions of President and Chief Executive Officer of the Company and Class I Director of the Board effective December 31, 2022. The Company expresses its gratitude and appreciation for the many years of exemplary service that Dr. Paul provided to the Company and its stockholders.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Director Compensation	Table of Contents

DIRECTOR COMPENSATION

Pursuant to our Non-Employee Director Compensation Plan, our non-employee directors were compensated as follows in 2022:

•	An annualized cash retainer of $70,000, paid in two semi-annual installments;

•	An additional $12,000 for each member of the Audit Committee, other than the Chair who receives $30,000;

•	An additional $10,000 for each member of the Compensation Committee, other than the Chair who receives $20,000;

•	An additional $5,000 for each member of the Nominating and Corporate Governance Committee, other than the Chair who receives $15,000; and

•	An annual grant of Restricted Stock Units ("RSUs") on the first stock trading day of the year, determined as a total incentive value of $180,000 divided by the closing stock price of the last trading day of the previous fiscal year, vesting in 3 years or ratably upon earlier cessation of service (other than for cause).

Additional cash compensation was paid to the Chair of the Nominating and Corporate Governance Committee ($50,000) and to each other member of the Nominating and Corporate Governance Committee ($40,000) for substantial non-recurring services provided during 2022 in connection with CEO and key executive succession planning and transition. Mrs. Ruta Zandman received additional cash compensation of $150,000 in 2022 for her role as the director responsible for preserving the memory of the late Dr. Felix Zandman and the Company's corporate history.

Board members do not receive a per-meeting fee. Our employee directors are not separately compensated for services performed as directors. The Board evaluates director compensation annually.

The following table provides information with respect to the compensation paid or provided to the Company's non-employee directors during 2022:
NAME	FEES EARNED AND PAID IN CASH	STOCK AWARDS(1)(6)	TOTAL
Dr. Renee B. Booth	$80,000	$172,995	$252,995
Michael J. Cody	$127,000	$172,995	$299,995
Dr. Michiko Kurahashi	$70,000	$172,995	$242,995
Dr. Abraham Ludomirski	$145,000	$172,995	$317,995
Ziv Shoshani	$70,000	$172,995	$242,995
Timothy V. Talbert	$90,000	$172,995	$262,995
Jeffrey H. Vanneste(2)	$91,000	$172,995	$263,995
Thomas C. Wertheimer(3)	$55,000	$172,995	$227,995
Ruta Zandman(4)	$220,000	$172,995	$392,995
Raanan Zilberman(5)	$121,000	$172,995	$293,995

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Director Compensation	Table of Contents

(1)
Amounts represent the fair value of the RSUs granted, determined in accordance with FASB ASC Topic 718 in the year of grant. The grant-date fair value is based on the same assumptions described in Note 12 of our consolidated financial statements included in our Form 10-K filed on February 22, 2023, including the consideration of the present value of assumed dividends which are not received by the RSU holder during the vesting period.  Accordingly, the value of stock awards in the table above will be different than the stated “incentive value” described above. The grant-date fair value is recognized for accounting purposes over the respective vesting periods.

(2)	Mr. Vanneste was appointed Chair of the Audit Committee effective May 24, 2022. The associated Committee Chair fees paid to Mr. Vanneste in 2022 were prorated.
(3)	Mr. Wertheimer retired from the Board effective May 24, 2022. Upon his retirement, Mr. Wertheimer's outstanding restricted stock units vested proportionally, and the unvested portion of such awards were forfeited. Although we have shown the full grant date fair value of his stock award in accordance with SEC rules, the grant date fair value of the portion of his 2022 stock award that vested was $22,744.
(4)
Effective January 1, 2012, Mrs. Ruta Zandman was appointed as the director responsible for preserving the memory of the late Dr. Felix Zandman and the Company's corporate history. For her continued service on this project, Mrs. Zandman receives $150,000 per annum in addition to her Board of Directors cash retainer of $70,000.

(5)	Mr. Zilberman was appointed to the Audit Committee effective May 24, 2022. The associated Committee fees paid to Mr. Zilberman in 2022 were prorated.
(6)	As of December 31, 2022, the aggregate number of stock awards outstanding was as follows:
NAME	TOTAL STOCK AWARDS OUTSTANDING
Dr. Renee B. Booth	8,230
Michael J. Cody	24,671
Dr. Michiko Kurahashi	8,230
Dr. Abraham Ludomirski	24,671
Ziv Shoshani	24,671
Timothy V. Talbert	24,671
Jeffrey H. Vanneste	24,671
Ruta Zandman	24,671
Raanan Zilberman	24,671

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Director Stock Ownership Guidelines	Table of Contents

DIRECTOR STOCK OWNERSHIP GUIDELINES

To further align the interests of the Company's directors with its stockholders, the Board adopted stock ownership guidelines in 2016 applicable to the Company's directors, which guidelines were amended and restated as of January 1, 2021 (the "Stock Ownership Guidelines").  The Stock Ownership Guidelines are as follows:

•	Each non-employee director should own an amount of shares of Vishay Common Stock equal to 5 times the value of the director's annual cash retainer, subject to a 5-year phase-in period; and

•
Following the 5-year phase-in period, non-employee directors who do not meet the required ownership threshold would receive shares in place of the director's annual cash retainer and be subject to stock transfer restrictions until such time as the ownership threshold is satisfied.

The following will be considered "owned" for the purposes of the Stock Ownership Guidelines:
•	All shares underlying each non-employee director's outstanding time-based restricted stock and time-based restricted stock unit awards, whether or not vested;

•	Shares owned outright or otherwise beneficially owned by the non-employee director, his or her spouse and minor children, and any trust for the principal benefit of those individuals; and

•	Shares beneficially owned, whether directly or indirectly, by any investment fund or similar entity with which the non-employee director is affiliated.

Compliance for non-employee directors will be measured on the first trading day in January of each year.

The following table summarizes non-employee director compliance status with the Stock Ownership Guidelines as of January 3, 2023:

DIRECTOR	STATUS
Dr. Renee B. Booth	Compliant
Michael J. Cody	Compliant
Dr. Michiko Kurahashi	Compliant
Dr. Abraham Ludomirski	Compliant
Ziv Shoshani	Compliant
Timothy V. Talbert	Compliant
Jeffrey H. Vanneste	Compliant
Ruta Zandman	Compliant
Raanan Zilberman	Compliant

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Governance of the Company	Table of Contents

GOVERNANCE OF THE COMPANY

What is corporate governance?

Corporate governance is the process by which companies govern themselves.

At Vishay, day-to-day business activities are carried out by our employees under the direction and supervision of our CEO.  The Board of Directors oversees these activities. In doing so, each director is required to use his or her business judgment in the best interests of Vishay and its stockholders. The Board's primary responsibilities include:

•	Review of Vishay's performance, strategies, and major decisions;

•	Oversight of Vishay's compliance with legal and regulatory requirements and the integrity of its financial statements;

•	Oversight of management, including review of the CEO's performance and succession planning for key management roles;

•	Oversight of risk management; and

•	Oversight of compensation for the CEO, key executives and the Board, as well as oversight of compensation policies and programs for all employees.

Additional description of the Board's responsibilities is included in our Corporate Governance Principles, which is available to stockholders on our website and in print upon request, as described below.

Where can I find more information about the corporate governance practices of Vishay?

Various corporate governance related documents are available on our website.  These include:

•	Corporate Governance Principles

•	Code of Business Conduct and Ethics

•	Code of Ethics for Financial Officers

•	Audit Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Compensation Committee Charter

•	Executive Stock Ownership Guidelines

•	Director Stock Ownership Guidelines

•	Clawback Policy

•	Hedging - Pledging Policy

•	Nominating and Corporate Governance Committee Policy Regarding Qualification of Directors

•	Related Party Transactions Policy

•	Ethics Helpline

To view these documents, access ir.Vishay.com and click on "Corporate Governance."  Any of these documents can be obtained in print by any stockholder upon written request to Vishay's investor relations department.

We intend to post any amendments to or any waivers from, a provision of our Code of Business Conduct and Ethics or Code of Ethics for Financial Officers on our website.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Governance of the Company	Table of Contents

What is the composition of our Board of Directors?

Vishay has a staggered Board of Directors divided into three classes. The number of directors is fixed by the Board of Directors, subject to a minimum of three and a maximum of fifteen directors as provided in the Company's charter documents.  As described in Proposal One, one director is nominated for election as a Class I director for a term expiring at the annual meeting of stockholders in 2025 and three directors are nominated for election as Class II directors for a term expiring at the annual meeting of stockholders in 2026.  Biographical information on each of the current and nominated directors is included under the heading "Directors" on page 5.

How does the Board determine which directors are considered independent?

The Board has adopted a formal set of director qualification standards used to determine director independence which meet the independence requirements of the NYSE corporate governance listing standards.   The Board has determined that, to be considered independent, a director may not have a direct or indirect material relationship with the Company other than as a director.  A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director's exercise of critical and disinterested judgment on behalf of the Company and its stockholders.  The materiality standard applied by the Board includes, but is not limited to, the disqualifying relationships set forth in the governance listing standards of the NYSE.  The standards specify the criteria for determining director independence, including strict guidelines for directors and their immediate families regarding employment or affiliation with us or our independent registered public accounting firm.  The standards also prohibit the Audit Committee members from having any direct or indirect financial relationship with us.

The Nominating and Corporate Governance Committee, with the help of counsel, has reviewed the applicable legal standards for Board and committee member independence, the Company's standards of independence and applied the criteria to determine "audit committee financial expert status". The Committee has also reviewed a summary of the answers to annual questionnaires completed by each director.  On the basis of this review the Committee has communicated its findings to the full Board and the Board has affirmatively concluded that Dr. Renee B. Booth, Michael J. Cody, Dr. Michiko Kurahashi, Dr. Abraham Ludomirski, Timothy Talbert, Jeffrey H. Vanneste, and Raanan Zilberman qualify as independent directors. Each of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board is composed entirely of independent directors.

How often did the Board meet during 2022?

The Board of Directors met ten times during the year ended December 31, 2022.  Regularly scheduled executive sessions of the Board's independent directors were also held.  In 2022, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee on which such director served.  Vishay's policy on director attendance at annual meetings of stockholders is included in Vishay's Corporate Governance Principles which may be found on our website at ir.Vishay.com.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Governance of the Company	Table of Contents

What is the role of the Board's Committees and what is their composition?

The Board of Directors maintains an Executive Committee, a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee.  Each Committee is described below.  Copies of all committee charters are available on our website and in print upon request. The composition of these Committees is summarized under "Directors" above.

Executive Committee - The Executive Committee is authorized to exercise all functions of the Board of Directors in the intervals between meetings of the Board to the extent delegated by the Board and as permitted by Delaware law.  The current Chair of the Committee is Mr. Zandman.

Nominating and Corporate Governance Committee - The functions of the Nominating and Corporate Governance Committee include identifying individuals qualified to become members of the Board; selecting or recommending that the Board of Directors select the director nominees for the next annual meeting of stockholders; developing and recommending to the Board Executive Officer succession plans; developing and recommending to the Board a set of corporate governance principles for Vishay; overseeing the evaluation of the Board and the management of Vishay; administering Vishay's Related Party Transactions Policy; and performing other related functions specified in the committee's charter.  The current Chair of the Committee is Dr. Abraham Ludomirski.

Audit Committee - The functions of the Audit Committee include overseeing Vishay's accounting and financial reporting processes; overseeing the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting; assisting the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm; and performing other related functions specified in the committee's charter, including the administration of the Company's Stockholder Return Policy. The Audit Committee consists of at least three non-management directors, each of whom satisfies the independence requirements of the rules of the SEC and the governance listing requirements of the NYSE.  All of the members of the Committee also satisfy the financial literacy requirements of the NYSE and our Board has determined that Mr. Jeffrey H. Vanneste, the current Chair of the committee, qualifies as an Audit Committee financial expert under the rules of the SEC.

Compensation Committee - The functions of the Compensation Committee include evaluating the performance of the Chief Executive Officer; establishing and approving all compensation for our Executive Officers; making recommendations to the Board with respect to compensation of non-employee directors; making recommendations to the Board with respect to, and administering, our incentive compensation plans and equity based compensation plans; and performing other related functions specified in the Committee's charter. The current Chair of the Committee is Mr. Timothy Talbert.  Also see "Executive Compensation."

The Chair of the Compensation Committee presides at the executive sessions of the Board's independent directors.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Governance of the Company	Table of Contents

	Executive Committee(1)	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Number of Meetings during 2022	-	10	5	7

(1)	The Executive Committee meets informally throughout the year to discuss various business issues. Informal meetings are not included in the number of meetings disclosed above.

What is the Board's leadership structure?

The Board believes that it is important and in the Company's best interests to retain the flexibility to combine or separate the responsibilities of the offices of Chair of the Board and CEO, as determined by the Board from time to time.  The Board separated the positions of Chair and CEO in 2004 when the Company's late founder and Chairman, Dr. Felix Zandman, stepped down from his position as our CEO to focus mainly on technical and business development issues.  Mr. Marc Zandman succeeded Dr. Zandman as Executive Chair of the Board of Directors and Chief Business Development Officer upon Dr. Zandman's passing.  Mr. Marc Zandman is significantly involved with the Company's strategic direction as our Executive Chair and Chief Business Development Officer, overseeing our acquisition strategy.  Accordingly, the Company believes that it is appropriate that he serve as Executive Chair.  At the same time, the active membership of our CEO on the Board assures our Board of the benefit of the CEO's comprehensive knowledge of the Company's business, operations, industry environment and competitive challenges.

As contemplated by our succession plan, Dr. Paul resigned from the Board of Directors upon his retirement as President and CEO effective December 31, 2022. The Board has determined to retain the separation between the Chair and CEO roles. The Board appointed Joel Smejkal to succeed Dr. Paul as President and CEO, and appointed Mr. Smejkal to the Board of Directors effective January 1, 2023, to fill the vacancy presented by Dr. Paul's resignation. Mr. Zandman will remain Executive Chair of the Board.

Independent directors and management have different perspectives and roles in strategy development.  Our independent directors bring oversight skills and experience from outside the Company and the industry, while our CEO and Executive Chair bring Company-specific expertise. This structure permits open discussion and assessment of the Company's ability to manage the risks and challenges the Company faces and provides the appropriate balance between strategy development and independent oversight of management.

The independent directors meet in regularly scheduled executive sessions and when required, in special executive sessions.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Governance of the Company	Table of Contents

What is the Board's role in risk oversight?

Management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, cybersecurity risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management's identification and management of, and planning for, those risks. Although the Board is ultimately responsible for risk oversight at the Company, the Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus.

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management, including our material financial risk exposures and cybersecurity risk, and oversees the steps management has taken to monitor and control those exposures.

The Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel.

The Nominating and Corporate Governance Committee
oversees corporate governance risks, including matters relating to the composition and organization of the Board and recommends to the Board how its effectiveness can be improved by changes in its composition and organization.

Each of these committees routinely reports to the Board on the management of these specific risk areas. To permit the Board and its committees to perform their respective risk oversight roles, individual members of management who supervise the Company's risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. Members of the Company's senior management regularly attend Board and committee meetings and are available to address any questions or concerns raised on matters related to risk management. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

How does the Board select nominees for the Board?

In selecting candidates for nomination at the annual meeting of our stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure and contributing to the Board's ability to work as a collective body.  Accordingly, it is the policy of the Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, who the Committee believes will continue to make important contributions to the Board, and who consent to stand for re-election and, if re-elected, to continue their service on the Board.  If there are Board positions for which the Committee will not be re-nominating a qualified incumbent, the Committee will solicit recommendations for nominees from persons who the Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management.

The Committee may also engage an independent search firm to assist in identifying qualified candidates.  Where such a search firm is engaged, the Committee will set the fees and scope of engagement.  The Committee will review and evaluate each candidate who it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant.  In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.  The Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of Vishay and whether the stockholders or stockholder group intend to continue holding its interest through the annual meeting date.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Governance of the Company	Table of Contents

What qualifications must a director have?

Candidates for nomination to our Board are selected by the Nominating and Corporate Governance Committee in accordance with the Committee's charter, our Certificate of Incorporation, our Bylaws and our Corporate Governance Principles.  Under our Nominating and Corporate Governance Committee Policy Regarding Qualifications of Directors, which can be found on our website, we require that all candidates for director (including the continued service of existing members) be persons of integrity and sound ethical character; be able to represent all stockholders fairly; have no interests that materially conflict with those of Vishay and its stockholders; have demonstrated professional achievement; have meaningful management, advisory or policy making experience; have a general appreciation of the major business issues facing the Company; and have adequate time to devote to serve on the Board of Directors. When considering nominees, the Nominating and Corporate Governance Committee may also consider whether the candidate possesses the qualifications, experience and skills it considers appropriate in the context of the Board's overall composition and needs.  A limited exception to some of these requirements, other than the requirements of integrity and ethics and the absence of material conflict, may be made for a holder of substantial voting power.  Additionally, directors may not stand for re-election after the age of 75 unless the Board makes an affirmative determination that, because of the importance and value of the continued service of a director, the retirement policy should be waived, and in no event may a director stand for re-election after the age of 85.  This policy does not apply to any person who controls more than 20% of the voting power of the Company. We also require that a majority of directors be independent; at least three of the directors have the financial literacy necessary for service on the Audit Committee and at least one of these directors qualifies as an Audit Committee financial expert; at least some of the independent directors have served as senior executives of public or substantial private companies; and at least some of the independent directors have general familiarity with the industries in which we operate.  Additionally, while the Company does not have a formal policy with respect to the consideration of diversity in identifying director candidates, the benefits of board diversity are considered in the nominations process, including diversity of background and experience. A detailed description of the qualifications required of candidates for director, as well as the specific qualities or skills we believe should be possessed by one or more directors, can be found on our website under our Nominating and Corporate Governance Committee Policy Regarding Qualifications of Directors.

To assist it with its evaluation of the director nominees for election at the 2023 annual meeting of stockholders, the Nominating and Corporate Governance Committee took into account all of the factors listed above.  In the section "Directors", under the headings "Nominee for Term Expiring 2025" and "Nominees for Terms Expiring 2026", we provide an overview of each nominee's principal occupation, together with the qualifications, key attributes and skills that the Nominating and Corporate Governance Committee and the Board believes will best serve the interests of the Board, the Company and our stockholders.

Can I recommend a nominee for director?

Yes. The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the Committee's procedures, as outlined below and set forth on our website.  For each annual meeting of our stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. The Committee will only consider candidates who satisfy our minimum qualifications for director, as summarized in this proxy statement and as set forth on our website.  In considering a stockholder recommendation, the Committee will take into account, among other factors, the size and duration of the recommending stockholder's ownership interest in Vishay and whether the stockholder intends to continue holding that interest through the annual meeting date.  Stockholders should be aware, as discussed above, that it is our general policy to re-nominate qualified incumbent directors and that, absent special circumstances, the Committee will not consider other candidates when a qualified incumbent director consents to stand for re-election.

A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the Committee, care of our Corporate Secretary, at Vishay Intertechnology, Inc., 63 Lancaster Avenue, Malvern, PA 19355.  Submissions must be made by mail, courier, or personal delivery.  E-mailed submissions will not be considered.  Submissions recommending candidates for election at an annual meeting of stockholders must generally be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders.  In the event that the date of an annual meeting of stockholders is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of our proxy statement for the current year.   Each nominating recommendation must be accompanied by the information called for by our "Procedures for Securityholders' Submission of Nominating Recommendations".  This includes specified information concerning the stockholder or group of stockholders making the recommendation and the proposed nominee, any relationships between the recommending stockholder or stockholders and the proposed nominee and the qualifications of the proposed nominee to serve as director.  The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and elected and the agreement of the nominee to be contacted by the Committee, if the Committee decides in its discretion to do so.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Governance of the Company	Table of Contents

How do stockholders and others communicate with the Board?

Vishay stockholders may communicate with the Board of Directors, any committee of the Board or any individual director, and any interested party may communicate with the independent directors of the Board as a group, by delivering such communications either in writing addressed or by e-mail to:

By Mail	By e-mail
Corporate Secretary Vishay Intertechnology, Inc. 63 Lancaster Avenue Malvern, PA 19355	boardofdirectors@Vishay.com Communications should not exceed 1,000 words

All communications must be accompanied by the following information: (i) if the person submitting the communication is a securityholder, a statement of the type and amount of the securities of Vishay that the person holds; (ii) if the person submitting the communication is not a securityholder and is submitting the communication to the independent directors as an interested party, the nature of the person's interest in Vishay; (iii) any special interest, meaning an interest not in the capacity as a securityholder of Vishay, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication.  Communications addressed to directors may, at the direction of the directors, be shared with Vishay's management.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal One	Table of Contents

PROPOSAL ONE

ELECTION OF DIRECTORS

Our stockholders will be asked to consider one nominee for election to our Board to serve as a Class I director for a term expiring at the annual meeting of stockholders in 2025, and three nominees for election to our Board to serve as Class II directors for a term expiring at the annual meeting of stockholders in 2026, and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. The nominees are:

Class I nominees:

Joel Smejkal

Class II nominees:

Michael J. Cody

Dr. Abraham Ludomirski

Raanan Zilberman

Mr. Smejkal was appointed to the Board as a Class I Director on January 1, 2023, to fill the vacancy created by Dr. Paul's resignation. Although the other Class I Directors are not up for election until the annual meeting of stockholders in 2025, Mr. Smejkal is being nominated as a Class I Director as a result of his recent appointment to the Board.

Each nominees' current positions and offices, tenure as a Vishay director, their respective committee memberships, and their qualifications are set forth under "Directors" beginning on page 5. All of the nominees are current Vishay directors. The Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our stockholders at the Annual Meeting.  The Board approved the Committee's recommendation at its meeting on February 21, 2023.

Each of the nominees has agreed to be named and to serve if elected. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board of Directors may propose. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

The Board of Directors recommends that you vote "FOR ALL" the nominees for election as Class I and Class II directors.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Report of the Audit Committee	Table of Contents

REPORT OF THE AUDIT COMMITTEE

Management is responsible for maintaining effective internal control over financial reporting, for assessing the effectiveness of internal control over financial reporting, and for preparing our consolidated financial statements. Our independent registered public accounting firm is responsible for, among other things, performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and issuing a report thereon. Our independent registered public accounting firm is also responsible for auditing the effectiveness of our internal control over financial reporting in accordance with standards of the PCAOB, and issuing a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.

In fulfilling its oversight duties, the Audit Committee reviewed and discussed the following with management and our independent registered public accounting firm, Ernst & Young LLP:  (a) the audited financial statements for the fiscal year ended December 31, 2022; (b) the effectiveness of our internal control over financial reporting; and (c) discussed with the independent registered public accounting firm matters required to be discussed under PCAOB standards. These required communications addressed, among other topics, overall audit strategy, timing of the audit, and significant risks identified and any changes thereto; the independent registered public accounting firm's responsibility under the standards of the PCAOB; going concern; significant and critical accounting policies and practices; critical accounting estimates; significant unusual transactions; difficult or contentious matters subject to consultation outside of the audit team; new accounting pronouncements; material alternative accounting treatments; corrected misstatements; uncorrected misstatements considered by management to be immaterial; significant deficiencies and material weaknesses in internal control over financial reporting; other information in documents containing audited financial statements; management's Section 302 disclosures about changes in internal control; additional information included in management's report on internal control; fraud and illegal acts; information relevant to the audit; fees and related SEC disclosures; significant issues discussed with management in connection with the auditor's retention; significant difficulties encountered in performing an audit; disagreements with management; management's consultations with other accountants; other material written communications with management; and AICPA ethics ruling regarding third-party service providers. The Audit Committee received from the independent registered public accounting firm written disclosures regarding the firm's independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm, the firm's independence. The Audit Committee also considered the compatibility of non-audit services provided to Vishay by Ernst & Young LLP, and the fees and costs billed or to be billed for these services, with the maintenance of the independent registered public accounting firm's independence. The Committee has concluded that the provision of the non-audit services by Ernst & Young LLP in 2022 did not impair the independent registered public accounting firm's independence. (The fees and costs billed by the independent registered public accounting firm for audit and non-audit services in 2022 and 2021 are shown under Proposal Two.) Under the Audit and Non-Audit Services Pre-Approval Policy that was adopted by the Audit Committee in May 2003 (which was amended and restated in October 2010), the Audit Committee must pre-approve all audit and non-audit services provided to Vishay by the independent registered public accounting firm. The policy sets forth the procedures and conditions for pre-approval of these services. All of the audit and non-audit services provided by the independent registered public accounting firm since adoption of the Audit and Non-Audit Services Pre-Approval Policy were pre-approved by the Committee in accordance with such policy.

The Audit Committee consists of at least three non-management directors, each of whom satisfies the independence requirements of the rules of the SEC and the governance listing requirements of the NYSE. All of the members of the Committee also satisfy the financial literacy requirements of the NYSE and our Board has determined that Mr. Jeffrey Vanneste, the Chair of the Committee, qualifies as an Audit Committee financial expert under the rules of the SEC.

The Audit Committee is responsible for appointment, compensation and oversight of the independent registered public accounting firm. The Committee annually reviews independent registered public accounting firm's performance and independence in deciding whether to retain the firm or engage a different independent registered public accounting firm. In the course of these reviews, the Committee considers, among other things, the quality and efficiency of the firm's historical and recent audit plans and performance on the Company's audit; the firm's capability and expertise in handling the breadth and complexity of the Company's worldwide operations.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Report of the Audit Committee	Table of Contents

Ernst & Young LLP has served as the Company's independent registered public accounting firm since 1968.  The Audit Committee believes that the knowledge of the Company's business gained by Ernst & Young LLP through this period of service is valuable and that retaining Ernst & Young LLP is in the best interests of the Company and its stockholders.  Pursuant to SEC rules, the lead partner must be rotated after five years, which provides the Company the benefit of new thinking and approaches.  The Audit Committee is involved in the selection of the lead partner from Ernst & Young LLP to service the Company.

Based upon the above review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023, but the Committee has determined in accordance with our historical practices to submit the appointment for ratification by stockholders (see Proposal Two).

Respectfully submitted,

The Audit Committee of the Board of Directors

Jeffrey H. Vanneste, Chair
Michael J. Cody
Raanan Zilberman

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Two	Table of Contents

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is responsible for the selection of our independent registered public accounting firm.  The Committee has determined to reappoint the public accounting firm of Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023, as well as to audit the effectiveness of our internal control over financial reporting.  Although stockholder approval for the appointment of the independent registered public accounting firm is not required, we are continuing our practice of submitting the selection of the independent registered public accounting firm to stockholders for their ratification.

Ernst & Young LLP has served as our independent registered public accounting firm continuously since 1968. The Audit Committee believes that the knowledge of the Company's business gained by Ernst & Young LLP through this period of service is valuable.  Pursuant to the SEC rules, the lead partner must be rotated after five years, which provides the Company and its stockholders the benefit of new thinking and approaches.

Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Under the Audit and Non-Audit Services Pre-Approval Policy that was adopted by the Audit Committee in May 2003 (which was amended and restated in October 2010), the Audit Committee must pre-approve all audit and non-audit services provided to Vishay by the independent registered public accounting firm.  The policy sets forth the procedures and conditions for pre-approval of these services.  The Audit Committee has pre-approved generally the engagement of the independent registered public accounting firm for services relating to our filings with the SEC (including comfort letters and consents for securities offerings), acquisition or disposition related diligence activities, internal control review and compliance, interpretation and compliance with accounting and accounting-related disclosure rules and standards, certain attest services, domestic and international tax planning and compliance, and risk management.

The following table sets forth the aggregate fees billed by Ernst & Young LLP for audit and non-audit services rendered to Vishay in 2022 and 2021.  These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees.  The nature of the services provided in each category is described following the table.
	2022	2021
Audit fees	$5,200,000	$5,300,000
Audit-related fees	200,000	-
Tax fees	600,000	600,000
All other fees	100,000	100,000
Total fees	$6,100,000	$6,000,000

Audit fees. These fees generally consist of professional services rendered for the audits of the consolidated financial statements of Vishay and its internal control over financial reporting, quarterly reviews, statutory audits, issuance of consents, and assistance with and review of documents filed with the SEC.

Audit-related fees.  These fees generally consist of assurance and other services related to the performance of the audit or review of Vishay's financial statements or that are traditionally performed by the independent registered public accounting firm, and consultations concerning financial accounting and reporting standards.

Tax fees.  These fees generally relate primarily to tax compliance, including review and preparation of corporate and expatriate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, extra-territorial tax analysis, and tax due diligence relating to acquisitions.  They also include fees for state and local tax planning and consultations with respect to various domestic and international tax matters.

All other fees.  These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews and assessments and audits of various contractual arrangements.

Vishay did not make use in 2022 of the rule that waives pre-approval requirements for non-audit services in certain cases if the fees for these services constitute less than 5% of the total fees paid to the independent registered public accounting firm during the year.

The Audit Committee and the Board of Directors recommend that you vote "FOR"
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	Table of Contents

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

On March 27, 2023, the record date for the Annual Meeting, Vishay had [128,000,000] shares of common stock (excluding treasury shares) and [12,097,148] shares of Class B common stock outstanding and entitled to vote.  Shares of treasury stock are not entitled to vote at the Annual Meeting.

Each share of common stock outstanding and eligible to vote entitles the holder to one vote, and each share of Class B common stock entitles the holder to ten votes.

Class B shares are transferable only to certain permitted transferees while the common stock is freely transferable.  Class B shares are convertible on a one-for-one basis at any time into shares of common stock.  Transfers of Class B shares other than to permitted transferees result in the automatic conversion of the Class B shares into common stock.  Voting is not cumulative.  The percentage of total voting power below represents voting power with respect to all shares of common stock and Class B common stock, as a single class, calculated on the basis of ten votes per share of Class B common stock and one vote per share of common stock.

The following table shows [as of the date of filing of this preliminary proxy statement] the number of shares of Vishay common stock and Class B common stock beneficially owned by (a) each director and director nominee, (b) each "Executive Officer" identified under "Executive Compensation," (c) the directors, director nominees, and executive officers of Vishay as a group, and (d) any person owning more than 5% of Vishay common stock or the Class B common stock.  Unless otherwise noted, the information is stated as of the record date, and the beneficial owners exercise sole voting or dispositive power over their shares. The percentages of class and voting power amounts set forth in the table below are based on the number of shares outstanding and eligible to vote as of the record date, rather than based on the percentages set forth in stockholders’ Schedules 13G or 13D, as applicable, filed with the SEC.

	COMMON STOCK		CLASS B COMMON STOCK
NAME	SHARES OF STOCK	PERCENT OF CLASS	SHARES OF STOCK		PERCENT OF CLASS	VOTING POWER
Directors and Executive Officers
Marc Zandman	-	*	8,618,334	(2)	71.2%	34.6%
Dr. Renee B. Booth	-	*	-		-	*
Michael J. Cody	21,246	*	-		-	*
Peter Henrici	-	*	-		-	*
Dr. Michiko Kurahashi	-	*	-		-	*
Lori Lipcaman	63,985	*	-		-	*
Dr. Abraham Ludomirski	111,096	*	-		-	*
Dr. Gerald Paul	204,389	*	-		-	*
Andreas Randebrock	-	*	-		-	*
Roy Shoshani	2,974	*	-		-	*
Ziv Shoshani	41,643	*	8,616,834	(3)	71.2%	34.6%
Joel Smejkal	11,897	*	-		-	*
Timothy V. Talbert	67,764	*	-		-	*
Clarence Tse	49,377	*	-		-	*
David Valletta	57,635	*	-		-	*
Johan Vandoorn	56,035	*	-		-	*
Jeffrey H. Vanneste	7,718	*	-		-	*
Jeff Webster	-	*	-		-	*
Ruta Zandman	45,732	*	10,849,383	(1)	89.7%	43.6%
Raanan Zilberman	7,750	*	-		-	*
All Directors and Executive Officers as a group (16 Persons)(4)(5)	381,805	*	10,850,883		89.7%	43.7%

Eugenia Ames(7)	-	*	2,232,549		18.5%	* (6)
Deborah S. Larkin(8)	-	*	706,755		5.8%	2.8%
BlackRock, Inc.(9)	15,679,609	11.8%	-		-	6.3%
Dimensional Fund Advisors, LP(10)	9,290,115	7.0%	-		-	3.7%
The Vanguard Group, Inc.(11)	13,736,683	10.3%	-		-	5.5%

* Represents less than 1% of the outstanding shares of such class or the total voting power, as the case may be.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	Table of Contents

(1)
Includes 8,616,834 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman and Mr. Ziv Shoshani are co-trustees, and have shared voting power. Pursuant to an agreement related to that family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of each of the co-trustees as directors of the Company.  Additionally, includes 2,232,549 shares of Class B common stock that are subject to a voting agreement pursuant to which Mrs. Zandman, as Voting Representative, may direct the voting of such shares.

(2)
Includes the same 8,616,834 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman and Mr. Ziv Shoshani are co-trustees, and have shared voting power. Pursuant to an agreement related to that family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of each of the co-trustees as directors of the Company.  Additionally, includes 750 shares of Class B common stock directly owned by Mr. Marc Zandman; and 750 shares of Class B common stock owned by one of Mr. Marc Zandman's children.

(3)	Includes the same 8,616,834 shares of Class B common stock held in a family trust, of which Mrs. Ruta Zandman, Mr. Marc Zandman and Mr. Ziv Shoshani are co-trustees, and have shared voting power. Pursuant to an agreement related to that family trust, each of Mrs. Zandman and Messrs. Zandman and Shoshani is required to cause shares controlled by the trust to be voted in support of the election of each of the co-trustees as directors of the Company.

(4)	Total for All Directors and Executive Officers as a group excludes Dr. Gerald Paul, Johan Vandoorn, Clarence Tse, and David Valletta, each of whom ceased being an executive officer of the Company as of December 31, 2022.

(5)	The business address for all directors and officers is: c/o Vishay Intertechnology, Inc., 63 Lancaster Avenue, Malvern, PA 19355.

(6)
Such shares are subject to a voting agreement pursuant to which Mrs. Ruta Zandman, as Voting Representative, may direct the voting of such shares, and are included in the 2,232,549 shares of Class B common stock reported as being beneficially owned by Mrs. Zandman in Footnote 1.  Ms. Ames has dispositive power of such shares.  Ms. Ames is the record holder of 506,216 of these shares; the balance of the shares are held by trusts for the benefit of Ms. Ames's children and other family members.

(7)	The business address for Eugenia Ames is Janney Montgomery Scott, 780 Route 37 West, Suite 130, Toms River, NJ 08755, c/o Mr. Leroy Rachlin.

(8)	The business address for Deborah S. Larkin is World Financial, 270 Madison Avenue, Suite 1503, New York, NY 10016, c/o Mr. Bruce Auerbach.

(9)	Based on information provided in a Schedule 13G/A filed on January 24, 2023, by BlackRock, Inc. According to the Schedule 13G/A, BlackRock, Inc. may be deemed to have sole power to vote or direct the vote with respect to 15,394,321 shares of common stock; and sole power to dispose or direct the disposition with respect to 15,679,609 shares. BlackRock, Inc. is located at 55 East 52nd Street, New York, New York 10055.

(10)
Based on information provided in a Schedule 13G/A filed on February 10, 2023, by Dimensional Fund Advisors, LP.  According to the Schedule 13G/A, Dimensional Fund Advisors, LP may be deemed to have sole power to vote or direct the vote with respect to 9,174,595 shares of common stock; and sole power to dispose or direct the disposition with respect to 9,290,115 shares. Dimensional Funds Advisors, LP is located at 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(11)
Based on information provided in a Schedule 13G/A filed on February 9, 2023, by The Vanguard Group, Inc.  According to the Schedule 13G/A, The Vanguard Group, Inc. may be deemed to have shared power to vote or direct the vote with respect to 147,312 shares of common stock; sole power to dispose or direct the disposition with respect to 13,459,007 shares; and shared power to dispose or direct the disposition with respect to 277,676 shares. The Vanguard Group, Inc. is located at 100 Vanguard Blvd., Malvern, PA 19355.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Security Ownership of Certain Beneficial Owners and Management	Table of Contents

Section 16(a) Delinquent Reports

Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to report their ownership of and transactions in our stock in filings with the SEC.  Vishay believes, based solely on a review of our records and other publicly available information, that our directors and executive officers and persons who beneficially own more than ten percent of our common stock complied with all applicable Section 16(a) reporting requirements during the year ended December 31, 2022, except for one sale by Dr. Paul which was not timely reported on Form 4.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2022 an officer or employee of Vishay or any of the Company's subsidiaries nor was any such person a former officer of Vishay or any of the Company's subsidiaries. In addition, no Compensation Committee member is an executive officer of another entity at which one of the Company's executive officers serves on the board of directors.

Restrictions on Hedging and Pledging

The Board considers it inappropriate for persons employed by or associated with the Company to engage in certain transactions related to the securities of the Company which could result in their interests no longer being aligned with the same interests and objectives as other stockholders of the Company. Therefore, as part of its Securities Trading Policy, we restrict these persons from hedging, engaging in short-sales, transacting in publicly traded options, and pledging securities of the Company.

The restrictions apply to all directors, officers, employees, and consultants of the Company or its subsidiaries (“service providers”) as well as family members and any others that reside with a service provider. Family members who do not reside with a service provider are subject to the restrictions if a service provider directs, influences, or controls their transactions in securities of the Company. This includes, for example, parents or children of a service provider who consult with the service provider regarding their trades. Lastly, entities that a service provider influences or controls, such as corporations, partnerships or trusts, are subject to the restrictions (collectively, the “covered persons”).

Hedging. Certain hedging and monetization transactions, such as zero-cost collars and forward sale contracts, involve the establishment of a short position in securities of the Company and limit or eliminate the covered person’s ability to profit from an increase in the value of securities of the Company. Accordingly, these transactions can cause a covered person’s interests to be misaligned with other stockholders of the Company. The Company therefore prohibits all hedging and monetization transactions involving securities of the Company. Short sales of securities of the Company (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery), and transactions in publicly traded options in securities of the Company, such as puts, calls and other derivative securities, are also prohibited.

Pledging. Securities of the Company held in a margin account or pledged as collateral for a loan may be sold without the covered person’s consent if he or she fails to meet a margin call or defaults on a loan, which may occur at a time when the covered person is aware of material nonpublic information or is otherwise not permitted to trade in Company securities. Therefore, these activities are prohibited.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

EXECUTIVE COMPENSATION

Information Concerning Executive Officers

This Executive Compensation section describes the overall compensation practices at Vishay and specifically describes the total compensation of our Executive Officers.

The Executive Officers of Vishay along with their respective ages and positions with Vishay, as of December 31, 2022, were as follows:

NAME	AGE	POSITION

Marc Zandman(1)	61	Executive Chair of the Board, Chief Business Development Officer, President – Vishay Israel Ltd.
Dr. Gerald Paul(2)	73	Chief Executive Officer, President and Director
Lori Lipcaman	65	Executive Vice President and Chief Financial Officer
Johan Vandoorn(2)	65	Executive Vice President and Chief Technical Officer
David Valletta(2)	62	Executive Vice President Worldwide Sales
Joel Smejkal(1)(3)	56	Executive Vice President Corporate Business Development
Clarence Tse(2)	64	Executive Vice President and Business Head Semiconductors
Jeff Webster(3)	52	Executive Vice President and Business Head Passive Components
Andreas Randebrock	58	Executive Vice President Global Human Resources

(1)	Biography is provided with the Directors' biographies under the heading "Directors".
(2)	As of January 1, 2023, Dr. Paul and Messrs. Vandoorn, Tse, and Valletta are no longer Executive Officers of the Company.
(3)	The Board appointed Joel Smejkal as President and CEO and Jeff Webster to the newly created position of Chief Operating Officer, each effective January 1, 2023.

Dr. Gerald Paul served as Chief Executive Officer from January 1, 2005 until his retirement effective December 31, 2022. Dr. Paul served as a Director of the Company since 1993, and was President of the Company since March 1998. Dr. Paul also was Chief Operating Officer from 1996 to 2006. Dr. Paul previously was an Executive Vice President of the Company from 1996 to 1998, and President of Vishay Electronic Components, Europe from 1994 to 1996. Dr. Paul was Managing Director of Vishay Electronic GmbH, a subsidiary of the Company, since 1991. Dr. Paul was employed by Vishay and a predecessor company since 1978. Dr. Paul retired as President and CEO effective December 31, 2022.

Lori Lipcaman was appointed Executive Vice President and Chief Financial Officer of the Company effective September 1, 2011. Ms. Lipcaman had been appointed Executive Vice President and Chief Accounting Officer in September 2008. Previously, she served as Vishay's Corporate Senior Vice President, Operations Controller, from March 1998 to September 2008. Prior to that, she served in various positions of increasing responsibility in finance and controlling since joining the Company in May 1989.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Johan Vandoorn served as Executive Vice President and Chief Technical Officer from August 1, 2011 until December 31, 2022. Mr. Vandoorn was responsible for Vishay's technical development and internal growth programs. Mr. Vandoorn held various positions of increasing responsibility since Vishay's acquisition of BCcomponents Holdings BV ("BCcomponents") in 2002, including Executive Vice President – Passive Components (2006 – 2012). Mr. Vandoorn had been Vice President – Global Operations of BCcomponents from 2000 until its acquisition by Vishay, and previously worked for Philips Components ("Philips") from 1980 until Philips sold the BCcomponents business to a private equity firm in 1998.

David Valletta served as Vishay's Executive Vice President – Worldwide Sales from January 1, 2007 until December 31, 2022. Mr. Valletta held various positions of increasing responsibility since Vishay's acquisition of Vitramon in 1994. Prior to joining Vitramon, Mr. Valletta also worked for AVX Corporation. His experience with Vishay included various positions within the Americas region in direct and distribution sales management and global sales responsibility for the Company's key strategic customers.

Clarence Tse served as Executive Vice President and Business Head Semiconductors from January 1, 2017 until December 31, 2022. Mr. Tse held various positions of increasing responsibility since Vishay's acquisition of Siliconix/Telefunken in 1998, including Senior Vice President, Diodes Division (2008 - 2016), Senior Vice President, Power Diodes Division (2002 - 2008) and Vice President, Finance and Administration Asia (1998 - 2001). Mr. Tse was first hired by Siliconix in 1985.

Jeff Webster was appointed Chief Operating Officer effective January 1, 2023. Mr. Webster has held various positions of increasing responsibility since joining Vishay in 2000 including Executive Vice President and Business Head Passive Components (2020 - 2022), Senior Vice President Global Quality (2014 - 2019), and Vice President Global Quality - Actives (2000 - 2014). Prior to joining Vishay, Mr. Webster worked for Intersil. Mr. Webster's experience includes roles in quality, operations, and R&D.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Andreas Randebrock was appointed Executive Vice President Global Human Resources effective July 1, 2020. Mr. Randebrock has been working for Vishay since 2015 as Senior Vice President Employee Development. Before Mr. Randebrock joined Vishay he worked as a management consultant in the field of leadership, human resources, and organizational consulting for more than 20 years. From 1998 until 2015, Mr. Randebrock was employed by the global human resources consultancy Hay Group (acquired in 2015 by Korn Ferry) where he held various positions of increasing responsibility and was a partner.

2023 Appointments

In anticipation of Dr. Paul's eventual retirement, the Board's independent Nominating and Corporate Governance Committee, in conjunction with the Board of Directors, was engaged in succession planning for some time to ensure a smooth evolution of Vishay's strategic priorities.
The Executive Officers of Vishay along with their respective ages and positions with Vishay, as of January 1, 2023, are as follows:

NAME	AGE	POSITION

Marc Zandman(1)	61	Executive Chair of the Board, Chief Business Development Officer, President – Vishay Israel Ltd.
Joel Smejkal(1)	56	Chief Executive Officer, President and Director
Jeff Webster(2)	52	Executive Vice President and Chief Operating Officer
Lori Lipcaman(2)	65	Executive Vice President and Chief Financial Officer
Roy Shoshani	49	Executive Vice President - Chief Technical Officer
Peter Henrici	67	Executive Vice President - Corporate Development
Andreas Randebrock(2)	58	Executive Vice President Global Human Resources

(1)	Biography is provided with the Directors' biographies under the heading "Directors".
(2)	Biography is provided above under Information Concerning Executive Officers.

Roy Shoshani was appointed Executive Vice President - Chief Technical Officer effective January 1, 2023. Mr. Shoshani has held various positions of increasing responsibility since joining Vishay in 2004, including Deputy to the Chief Technical Officer (2021-2022), Vice President Integrated Circuits Division (2009-2022), and Vice President R&D – Semiconductors (2019-2021).  Prior to joining Vishay, Mr. Shoshani worked for Harmonic.  Mr. Shoshani’s experience with Vishay includes divisional leadership roles in R&D, marketing, business development and operations. Roy Shoshani is the brother of director Ziv Shoshani.

Peter Henrici was appointed Executive Vice President - Corporate Development effective January 1, 2023. Mr. Henrici will continue to serve as the Corporate Secretary. Mr. Henrici has held various positions in marketing communications, investor relations, and corporate treasury departments since joining Vishay in 1998.  Mr. Henrici has been responsible for corporate communications since 2005 and he was appointed Corporate Secretary in 2012.

Officers serve, at the discretion of the Board of Directors, until the meeting of the Board of Directors next following each annual meeting of stockholders, subject to their rights under any contracts of employment described under "Compensation Discussion and Analysis."
Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors establishes and approves all compensation for all Executive Officers and administers Vishay's incentive and equity-based compensation plan.

SEC disclosure rules require tabular presentation regarding the compensation of the registrant's principal executive officer ("PEO"), principal financial officer ("PFO"), and the registrant's three mostly highly compensated executive officers other than the PEO and PFO. Dr. Paul and Messrs. Vandoorn, Valletta, and Tse served as Executive Officers through the end of 2022. As such, these Executive Officers are included in the Compensation Discussion and Analysis and within the required Compensation Tables, when applicable. Because the Compensation Committee determines compensation for all Executive Officers, this Compensation Discussion and Analysis discusses compensation of all of our 2022 Executive Officers.  The required "Compensation Tables" beginning on page 50 include only the five executives required to be disclosed in this manner by SEC rules. Discussion of 2023 compensation for our Executive Officers, including some changes in our overall compensation structure, is described under the heading "2023 Executive Compensation" beginning on page 67.

Compensation Philosophy Generally

Vishay's compensation programs are designed to support our business goals and promote the short- and long-term profitable growth of the Company.  Vishay's equity plans are designed to ensure that executive compensation programs and practices are aligned with the long-term interests of Vishay's stockholders.  Total compensation of each individual varies with individual performance and Vishay's overall performance in achieving financial and non-financial objectives.

The Compensation Committee and Vishay's management believe that compensation should help to recruit, retain, and motivate key employees who can function effectively both in periods of recession and economic expansion.  Ordinarily an executive officer's total compensation should consist of a combination of cash payments and equity awards, to achieve the right balance between short- and long-term performance.  Equity-based compensation should serve to align the interests of management with those of stockholders.  Severance protection and retirement benefits should provide executives with an appropriate level of job security, commensurate with their contributions to the Company and their tenure.

The Compensation Committee, in consultation with our Chief Executive Officer, undertakes an annual review of the compensation arrangements of Vishay's other executive officers.

Performance Philosophy

The Company's compensation philosophy is intended to integrate with its philosophy of evaluating operating performance.  The Company utilizes several measures and metrics to evaluate its performance, as further described in "Performance Measures and Metrics" below, and in turn, the Compensation Committee utilizes similar measures in evaluating executive officer compensation.

The Compensation Committee believes that the elements of compensation for the Company's senior executives reward intrinsically sound management decisions and do not encourage risk taking to enhance short-term profitability at the expense of the long-term health and viability of the enterprise.  While the design of our executive compensation program is primarily performance-based, we do not believe that it encourages excessive risk-taking. The Committee believes that the Company's senior executives have taken a prudent approach to corporate risk management. In addition, the Company has in place a risk management program designed to identify, evaluate and control risks. Through this program, we take a company-wide view of risks and have a network of systems and oversight to ensure that risks are not viewed in isolation and are appropriately controlled and reported, including a system of reporting to the full Board and its Committees. We believe that our compensation programs work within this system.

In response to current trends in executive compensation practices, as well as SEC rules encouraging more explicit focus on risks arising from compensation policies, Vishay has commenced a practice of more deliberately focusing on the risks, if any, arising from its executive compensation arrangements, and modifying such arrangements to the extent necessary to minimize any such risks.

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The factors considered by the Compensation Committee in evaluating the risks arising from compensation arrangements, which have been incorporated into the terms and conditions of such compensation arrangements, include, in no particular weighting or order of prominence:

•	Minimum base salary levels are fixed in amount;

•
While annual cash bonuses focus on the achievement of short-term or annual goals, and short-term goals may encourage risk-taking, annual cash bonuses for Executive Officers are capped in order to balance the risk; and

•	A significant portion of our RSUs carry performance conditions which are tied to operating results over a three-year period.

Furthermore, with respect to Mr. Zandman and Dr. Paul:

•	a meaningful portion of compensation is deferred until retirement or termination of employment under our non-qualified deferred compensation plan; and

•	phantom stock units are only settled upon retirement or termination of employment, thus providing an incentive for the creation of long-term stockholder value.

Each of these factors is intended to encourage an appropriate long-term focus, and to align the long-term interests of senior management with those of our stockholders.

Executive Stock Ownership Guidelines

To further align the interests of the Company's executives with its stockholders, the Board adopted stock ownership guidelines in 2021 (the "Executive Stock Ownership Guidelines") applicable to the Company's executive vice presidents (the "Covered Executives"), which provide:

•
Each Covered Executive is required to own shares of the Company's common stock having an aggregate fair market value equal to or greater than one (1) time the Covered Executive's base salary as of the Measurement Date (market close on the first trading day in March of each calendar year); and

•
Individuals that are Covered Executives as of the date the Executive Stock Ownership Guidelines were adopted will have until the first trading day in March of 2026 to attain the specified level of equity ownership. Any individual who becomes a Covered Executive later will have until the first Measurement Date that occurs at least five years from the date he or she became a Covered Executive to attain the specified level of equity ownership.

•	Following the 5-year phase-in period, Covered Executives who do not meet the required ownership threshold will be generally prohibited from selling stock acquired through equity awards.

•	The following will be considered "owned" for the purposes of the Executive Stock Ownership Guidelines:
	•	all shares underlying time-based equity awards, whether or not vested
	•	only vested shares underlying performance-based equity awards
	•	shares held outright or beneficially owned by the Covered Executive, his or her spouse and minor children, or a trust for the benefit of these individuals

The Board of Directors amended and restated the Executive Stock Ownership Guidelines, effective January 1, 2023. Under the updated guidelines, the Chief Executive Officer will be required to own shares of the Company's common stock having an aggregate fair market value equal to or greater than three (3) times his base salary as of the Measurement Date. In addition, an executive promoted into a role with a higher level of required stock ownership will have until the first Measurement Date that occurs at least five years after such promotion to achieve the requisite level of stock ownership.

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Executive Officer Employment Agreements

Each Executive Officer is party to an employment agreement with us. During 2022, the employment agreements in effect for Mr. Zandman, and (prior to his retirement) Dr. Paul, reflected each Executive Officer's long-standing tenure with the Company. These agreements were initially entered into in 2004, and although they have been amended from time-to-time since 2004, the basic framework has remained in place.

The employment agreements for the remainder of our Executive Officers were entered into in 2018 or after, and in many cases have been amended from time-to-time. These agreements are generally similar in form and substance, with variations based on respective roles and responsibilities, locations of residence and tenures with the Company.

Departing Executive Officer Transition Agreements

As part of the executive transition plan, it was determined in mid-2022 that the employment of Messrs. Vandoorn, Tse, and Valletta would be terminated without cause effective December 31, 2022.  Each departing executive continued to perform services, including assisting with the transition of their responsibilities, through December 31, 2022, and continued to be compensated in accordance with existing arrangements through that time.  The Compensation Committee approved “Transition Agreements” with each of Messrs. Vandoorn, Tse, and Valletta that established the responsibilities of each departing executive during the transition period, and confirmed the severance benefits to which each would be entitled.  Such severance benefits were consistent with those described in each executive’s pre-existing employment agreement.  The severance benefits were conditioned upon the executive signing a release of claims and complying with such executive's pre-existing restrictive covenants.

Role of the Compensation Consultant

The Compensation Committee reviews the total compensation level of our Executive Officers each year, considering individual performance, prior years' compensation level, recent operating results, operating results of competitors, projections for the future, other components of the executive pay packages, perceived trends in executive compensation levels and design among the peer group of Vishay and the broader market, and input on executive performance from the Chief Executive Officer. The determination is subjective and the Compensation Committee does not assign any quantitative weight to these factors.

Beginning in 2019, the Compensation Committee engaged Aon Radford to advise it regarding executive compensation. The Compensation Committee assessed the independence of Aon Radford based on NYSE Listing Standards and SEC rules and concluded that its work does not raise any conflict of interest.

In the course of its engagement, Aon Radford developed, and the Compensation Committee approved, a custom peer group of public companies that were substantially similar to Vishay in terms of industry, revenues, and scope of international operations. The 2022 peer group consisted of the following companies:

•	Advanced Energy Industries, Inc.	•	Itron, Inc.
•	Amkor Technology, Inc.	•	Juniper Networks, Inc.
•	Belden Inc.	•	Littelfuse, Inc.
•	CommScope Holding Company, Inc.	•	MKS Instruments, Inc.
•	Diodes Incorporated	•	Sensata Technologies Holding plc
•	Fabrinet	•	Silicon Laboratories Inc.
•	First Solar, Inc.	•	SunPower Corporation
•	Hubbell Incorporated	•	TTM Technologies, Inc.
•	II-VI Incorporated	•	Ultra Clean Holdings, Inc.
•	IPG Photonics Corporation	•	Viasat, Inc.

Based on data derived from peer group companies’ filings, Aon Radford presented studies to the Compensation Committee that assessed the competitiveness of our executive compensation practices, structures, pay mix and pay levels. The study indicated that we are generally at the market median with respect to total direct compensation payable to our executive officers, even though our allocation between various compensation elements diverges from our peers. The Compensation Committee considered this study as one of several factors, along with individual performance, contractual entitlements, and past pay practices, in setting the compensation packages for our executive officers.

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Performance Measures and Metrics

Like its peers in the electronics industry, the Company has historically gauged its overall performance in accordance with what it terms "adjusted net earnings."  The Company uses this term to mean net earnings determined in accordance with U.S. generally accepted accounting principles ("GAAP") adjusted for various items that management believes are not indicative of the intrinsic operating performance of the Company's business, as detailed below.   Non-GAAP measures such as "adjusted net earnings" do not have uniform definitions and may not be comparable to similarly titled measures used by other companies.  Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding our intrinsic operations.  The bonuses for the Executive Officers under the Company's cash bonus plans discussed below, including the Vishay Intertechnology Section 162(m) Cash Bonus Plan, were based primarily on this performance metric.  Adjusted net earnings and/or adjusted earnings per share, for a multi-year period, are also used in connection with performance-based RSUs for all Executive Officers.

Adjusted net earnings for the years ended December 31, 2022, 2021 and 2020 were as follows (in thousands, except per share amounts):

	YEARS ENDED DECEMBER 31,
	2022	2021	2020

GAAP net earnings attributable to Vishay stockholders	$428,810	$297,970	$122,923

Reconciling items affecting gross profit
Impact of COVID-19 pandemic	$6,661	$-	$4,563

Reconciling items affecting operating income:
Impact of COVID-19 pandemic	$546	$-	$(1,451)
Restructuring and severance costs	-	-	743

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$-	$8,073

Reconciling items affecting tax expense (benefit):
Effects of changes in uncertain tax positions	$(5,941)	$-	$3,751
Effects of changes in valuation allowances	(33,669)	(5,714)	-
Effects of change in indefinite reversal assertion	59,642	-	-
Changes in new tax laws and regulations	-	45,040	-
Changes in deferred taxes due to early extinguishment of debt	-	-	(1,563)
Effects of cash repatriation program	-	-	(190)
Tax effects of pre-tax items above	(1,802)	-	(2,799)
Adjusted net earnings	$454,247	$337,296	$134,050

Adjusted weighted average diluted shares outstanding	143,915	145,495	145,228

Adjusted earnings per diluted share	$3.16	$2.32	$0.92

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The Company also measures its overall performance based on "free cash."  The Company uses this term to mean the cash flows generated from continuing operations less capital expenditures plus net proceeds from the sale of assets.   This metric is a component of the incentive compensation structures for Ms. Lipcaman and Messrs. Vandoorn, Valletta, Smejkal, and Randebrock.  This same metric, for a multi-year period, is also used in connection with performance-based RSUs granted for all Executive Officers.  Although the term "free cash" is not defined in GAAP, each of the elements used to calculate "free cash" is presented as a line item on the face of our consolidated statement of cash flows prepared in accordance with GAAP as follows (in thousands):

	YEARS ENDED DECEMBER 31,
	2022	2021	2020
Net cash provided by operating activities	$484,288	$457,104	$314,938
Proceeds from sale of property and equipment	1,198	1,317	403
Less: Capital expenditures	(325,308)	(218,372)	(123,599)
Free cash	$160,178	$240,049	$191,742

At the grant date, the Compensation Committee may provide for certain pre-defined adjustments to this metric.  For the performance-based RSUs, the free cash target measure was adjusted by adding the total cash paid pursuant to restructuring programs.

The 2022 incentive compensation structures for Ms. Lipcaman and Messrs. Vandoorn, Valletta, Smejkal, and Tse were tailored to their specific responsibilities.  The following measures and metrics were utilized in determining the incentive compensation payable to these Executive Officers for 2022:

•	adjusted net earnings;
•	third party net sales;
•	variable margin;
•	gross profit margin;
•	free cash;
•	segment operating income; and
•	divisional cash flow.

Third party net sales is an amount determined in accordance with GAAP which is reported in our consolidated financial statements, included in our annual report on Form 10-K for the year ended December 31, 2022.

Variable margin is a cost accounting metric which represents third party net sales less manufacturing costs which vary in a direct relationship with volume (in other words, excluding fixed manufacturing costs such as depreciation and overhead).

Gross profit margin is computed as gross profit as a percentage of net revenues. Gross profit is generally net revenues less costs of products sold, but also deducts certain other period costs, particularly losses on purchase commitments and inventory write-downs. Gross profit margin is clearly a function of net revenues, but also reflects our cost management programs and our ability to contain fixed costs.

Segment operating income is computed as operating income less such selling, general, and administrative costs as global operations, sales and marketing, information systems, finance and administration groups, as well as restructuring and severance costs, the direct impact of the COVID-19 pandemic, and other items affecting comparability.

Divisional cash flow is generally computed as the segment operating income plus depreciation and less capital expenditures.  Adjustments are also made for certain non-cash items such as foreign currency effects.

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Compensation Components

The discussion that follows in this section addresses the executive compensation packages in effect in 2022.

The components of 2022 compensation for our Executive Officers were consistent with their employment agreements and consisted of:

SHORT TERM		MEDIUM TERM		LONG TERM
•	Base salary	•	Equity-based compensation	•	Retirement benefits
•	Cash performance-based incentive compensation			•	Contributions to the Company's deferred compensation plan*
•	Perquisites and other personal benefits

*	For Dr. Paul, Mr. Zandman, and Mr. Valletta

The compensation packages for Mr. Zandman and, prior to his retirement, Dr. Paul, were reflective of their positions and tenure as Executive Officers of the Company.  As such, these agreements include compensation components other than base salary, cash performance-based incentive compensation, and equity-based compensation, which are not available to all our other Executive Officers.  These other components include certain deferred compensation, entitlements, certain additional severance benefits, annual grants of phantom stock units, and certain additional welfare and retirement benefits.

Base Salary

The minimum base salary levels for the Executive Officers are fixed in their respective employment agreements.  The Compensation Committee determined the minimum base salaries, based upon the executives' salary level, present responsibilities, expectations with respect to future responsibilities and a comparison to peer group executive salaries. The Compensation Committee selected the group of peer group companies on the advice of its compensation consultant.  Compensation practices in the peer group were only one of the factors considered by the Compensation Committee.  The base salaries of the Executive Officers are denominated in the individual's local currency. A portion of the change in the salaries for these Executive Officers expressed in terms of U.S. dollars reflects the fluctuations of the dollar against the currencies of the home jurisdiction of these executives.

The approved base salaries for 2022 are set forth below:

NAME	2022 BASE SALARY(1)
Marc Zandman	ILS 4,096,583 (approximately $1,220,000)(2)
Dr. Gerald Paul	€1,135,850 (approximately $1,194,000)(3)
Lori Lipcaman	€475,555 (approximately $500,000)(3)
Johan Vandoorn	€534,091 (approximately $561,000)(3)
David Valletta	$582,332
Joel Smejkal	$596,190
Clarence Tse	TWD 20,019,720 (approximately $672,000)(4)
Jeff Webster	ILS 1,689,857 (approximately $503,000)(2)
Andreas Randebrock	€344,801 (approximately $362,000)(3)

(1)	The amounts shown have been converted into U.S. dollars at the weighted average exchange rate for 2022.
(2)	Paid in Israeli shekels.
(3)	Paid in euro.
(4)	Paid in Taiwan dollars.

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Incentive compensation

The Company maintains a cash bonus plan, the Vishay Intertechnology Section 162(m) Cash Bonus Plan (the "Cash Bonus Plan").

The incentive compensation under the Cash Bonus Plan provides an annual cash bonus as a percentage of our "adjusted net earnings," as described below. Over many years, we have viewed adjusted net earnings as the primary indicator of the performance of our executive management team.  As more specifically addressed below, adjusted net earnings refers to net earnings determined in accordance with GAAP, adjusted to eliminate the after tax effects of items, positive or negative, that do not relate to our intrinsic operations.  These items include, among others, goodwill and long-lived asset impairment charges, severance and restructuring costs, special tax items, and other items, such as unusual gains or losses that impact GAAP net earnings, not reflecting on-going operating activities.  The calculation of adjusted net earnings is set forth in our annual report on Form 10-K as well as under the heading "Performance Measures and Metrics" in this proxy statement.  We utilize this measure in part because it eliminates factors that mask the actual performance of on-going operations and because of its currency with other public companies in our industry.  Accordingly, the Compensation Committee determined that the incentive compensation of Dr. Paul and Mr. Zandman should be primarily in the form of a percentage of adjusted net earnings, with a cap (three times salary) to avoid compensation that in fact or in appearance might be deemed excessive.  There is no minimum adjusted net earnings threshold, and accordingly, the bonuses for Dr. Paul and Mr. Zandman begin to accrue with the first dollar of adjusted net earnings.

Dr. Paul's bonus is equal to 1.25% of adjusted net earnings.  Mr. Zandman's bonus is equal to 1.0% of adjusted net earnings.

Under their respective employment agreements, the remaining 2022 Executive Officers are each eligible to receive a performance bonus, based on the Company's overall and their individual performances.  They each have a maximum annual bonus opportunity of 100% of their respective base salaries.  One element of the annual bonuses for Executive Officers, other than Dr. Paul and Mr. Zandman, is a straight percentage of adjusted net earnings pursuant to the Cash Bonus Plan, and other elements of such bonuses are expressed as a percentage of base salary, measured against specific performance goals.  Performance goals for purposes of the annual bonus award are recommended by the Chief Executive Officer and approved by the Compensation Committee. The portions of such bonuses that are a straight percentage of adjusted net earnings for these Executive Officers are included in the Cash Bonus Plan.

The bonuses earned for each Executive Officer in 2022 under the Cash Bonus Plan were as follows:

NAME	PERCENTAGE OF ADJUSTED NET EARNINGS	DOLLAR VALUE ($)
Marc Zandman	1.00%	4,542,470	(1)
Dr. Gerald Paul	1.25%	5,678,088	(1)
Lori Lipcaman	0.15%	681,371	(1)
Johan Vandoorn	0.10%	454,247	(1)
David Valletta	0.07%	317,973
Joel Smejkal	0.07%	317,973
Clarence Tse	0.07%	317,973
Jeff Webster	0.07%	317,973	(1)
Andreas Randebrock	0.05%	227,124

(1) Amount paid limited by the cap set by the Compensation Committee.

The performance of the Executive Officers other than Mr. Zandman and Dr. Paul is reviewed by the Chief Executive Officer and the Compensation Committee following the end of the year, and each executive is assigned a performance score for several categories.  For a discussion of 2022 goals and achieved results for the other Executive Officers, see "Evaluation of Achievements for Cash Performance-Based Incentive Compensation."

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Equity-Based Compensation

The 2007 Program permits the grant of up to 6,500,000 shares of restricted stock, unrestricted stock, restricted stock units, stock options, and phantom stock units to officers, employees, and non-employee directors.

All outstanding equity-based compensation were issued from the 2007 Program. The 2007 Program, as amended and restated, was approved at the 2014 Annual Meeting of Stockholders.

The Compensation Committee believes that the grant of equity awards is the primary tool for aligning interests of the executive officers with the long-term interests of the Company's stockholders.  Accordingly, the Compensation Committee includes a long-term incentive ("LTI") component in the form of equity-based compensation in each of the executives' employment agreements.

In establishing the amount of equity awards, the Compensation Committee utilized the market-competitive range of equity awards granted to similarly situated executive officers of the peer group companies.  The Compensation Committee concluded that a grant of equity awards within such market-competitive range was appropriate to reward and incentivize our Executive Officers.

The employment agreements of the Executive Officers provide for annual grants of equity based compensation. For 2022, the grants were sized based upon a percentage of base salary, as of the date of grant, as follows:

NAME	LTI VALUE
Marc Zandman	125% of base salary
Dr. Gerald Paul	150% of base salary
Lori Lipcaman	70% of base salary
Johan Vandoorn	50% of base salary
David Valletta	50% of base salary
Joel Smejkal	50% of base salary
Clarence Tse	40% of base salary
Jeff Webster	40% of base salary
Andreas Randebrock	40% of base salary

The number of RSUs granted was determined by multiplying the executive's base salary for 2022 by the respective percentage set forth above and dividing by the closing price of the common stock on the New York Stock Exchange ("NYSE") on the last trading day in 2021. The time-vested RSUs carry only a service condition and vest on January 1 of the third year following the grant.  The PBRSUs include performance conditions agreed to with the Compensation Committee in its role as administrator of the 2007 Program (based on adjusted net earnings, adjusted earnings per share, and/or free cash over a three year period).  Performance-based targets related to the PBRSUs are set at levels intended to be attainable without the need to take inappropriate risks. The PBRSUs contain a three-year service period and are subject to the Compensation Committee certifying that all performance criteria have been satisfied. Fifty percent of the PBRSUs will vest if 70% of the applicable objective is met, and the proportion of PBRSUs subject to such criterion will increase ratably (between 70% and 100% achievement).

In 2022, the Compensation Committee awarded the following RSUs (including PBRSUs) to our executive officers:

NAME	TIME-VESTED RSUs	PBRSUs	TOTAL
Marc Zandman	18,117	54,353	72,470
Dr. Gerald Paul	23,038	69,113	92,151
Lori Lipcaman	9,002	9,003	18,005
Johan Vandoorn	7,222	7,222	14,444
David Valletta	6,656	6,657	13,313
Joel Smejkal	6,815	6,815	13,630
Clarence Tse	6,531	6,531	13,062
Jeff Webster	4,783	4,783	9,566
Andreas Randebrock	3,730	3,730	7,460

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With respect to our Executive Officers, time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive's death, disability, termination without cause, resignation with "good reason;" or resignation for any reason following the attainment of age 62 (except where cause exists).  In the event of voluntary termination by the executive before age 62 (without "good reason") or termination for cause, the executive's outstanding RSUs (including PBRSUs) will be forfeited. For financial accounting purposes, the grant-date fair value is determined on the date that the Compensation Committee approves the number of RSUs to be granted under this provision.  Accordingly, the value of the grant shown in the Summary Compensation Table will be different than the LTI value described in the table above.

The PBRSU awards granted in 2019 and 2020 fully vested in 2022 and 2023, respectively.  The performance measure for both years was based on the aggregate adjusted net earnings and free cash flow for the three year period.  The calculation of adjusted net earnings and free cash flow is described under the heading “Performance Measures and Metrics”.  For the 2019-2021 period (vesting in 2022) the target was $750 million. For the 2020-2022 period (vesting in 2023), the target was $850 million.  The actual achievement for the 2019-2021 period was 167% of the performance target, and the actual achievement for the 2020-2022 period was 193% of the performance target, in each case resulting in payout of 100% of the PBRSUs for the applicable year.

Phantom stock units

A phantom stock unit is the right to receive a share of common stock upon termination of employment.  Pursuant to their employment agreements, Dr. Paul and Mr. Zandman receive annual grants of 5,000 phantom stock units during their tenure with the Company.  The grants are made under the 2007 Program.

While the phantom stock units remain outstanding, Dr. Paul and Mr. Zandman receive dividend equivalents in the form of additional phantom stock units each time the Company pays a dividend on its common stock.

Similar to the deferred cash compensation described below, the Compensation Committee considers the grant of phantom stock units in the nature of a retirement benefit and is intended to strengthen the alignment of executive and stockholder interests in the long-term appreciation of Vishay's equity value.

No other Executive Officer currently receives phantom stock units.

The Compensation Committee also considers the award of extra-contractual equity-based compensation, when appropriate.  However, no such additional equity awards were granted to any Executive Officer in 2022.

Deferred compensation

Executives are eligible to participate in a non-qualified deferred compensation plan, which is available to all employees who meet certain criteria under the Internal Revenue Code.  Vishay annually contributes $100,000 for each of Dr. Paul (prior to his retirement) and Mr. Zandman, pursuant to their respective employment agreements. During his employment, Mr. Valletta was eligible for contributions pursuant to the deferred compensation plan, similar to all eligible plan participants who formerly participated in the frozen Vishay Non-qualified Retirement Plan.  Mr. Webster has a vested balance in the U.S. deferred compensation plan. The remaining Executive Officers do not participate in the deferred compensation plan.

All amounts contributed to these plans prior to January 1, 2005, were deemed deferred until retirement or termination of employment.  Amounts contributed by employees after January 1, 2005, may have shorter deferral periods if so elected by the executive. Amounts contributed by the Company after January 1, 2005, are generally deferred until retirement or termination of employment. To the extent required to avoid tax penalties, the deferred amounts are not paid until six months after the termination of employment.

While deferred, amounts are credited with "earnings" based on the performance of notional investment options available under the plan.  No portion of the earnings credited during 2022 was "above market" or "preferential."

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In addition, in 2022 Mr. Zandman participated in an elective deferred compensation arrangement, established by Vishay Israel Ltd. Under these arrangements, an executive who elects to participate may defer payment of a percentage of the executive's salary, annual bonus and certain other benefits. During the executive’s continued service, amounts deferred under an arrangement will be deemed invested in investment funds selected by the executive from a list made available by Vishay Israel. Payment of the deferred amounts (as adjusted for notional earnings and losses) will be made in a lump sum upon the executive’s death, disability or other cessation of service (subject to a six month delay, if required by applicable law). These payments will be made from the general assets of Vishay Israel, which may include insurance policies purchased by Vishay Israel to anticipate its liabilities under these arrangements. In addition, the Company has guaranteed Vishay Israel's obligations under these arrangements.

Retirement benefits

The Compensation Committee believes that providing adequate postretirement benefits commensurate with position is essential to retaining qualified individuals for long-term employment.  Vishay maintains pension and retirement programs for, or makes certain government retirement programs available to, most of its employees around the world, including its Executive Officers.  The retirement benefits for Executive Officers pursuant to these programs are not materially preferential to those of other employees in those respective countries.

As part of the amendments to the employment agreements for Dr. Paul and Mr. Zandman in 2010, the Compensation Committee determined to extend the severance benefits for these executives to also include any termination (other than for cause) after age 62.  This provision was added in light of the long-standing tenure of these executives and to ensure a smooth transition upon their retirement.

Employee Benefits

The Executive Officers, together with their respective spouses and dependent children up to age 26, generally are entitled to participate in any and all medical insurance, group health insurance, disability insurance, life insurance and retirement plans which are generally made available to other employees of the respective subsidiary of Vishay which employs them, subject to the eligibility requirements and other provisions of such plans and programs.

The employment agreements with Mr. Zandman and Dr. Paul also include supplemental post-employment medical benefits, specific life insurance benefits, and supplemental disability benefits.

The specific life insurance benefit for Mr. Zandman and Dr. Paul provides their respective beneficiaries a death benefit equal to three times base salary while employed, and one time final base salary following retirement.  While their respective employment agreements historically contemplated that these benefits would be provided through third-party insurance providers, the Company has decided to self-insure these obligations.

The supplemental disability benefits for Mr. Zandman and Dr. Paul provide them with a disability benefit equal to 60% of their respective base salary and average annual bonus at the time of disability.  While their respective employment agreements historically contemplated that these benefits would be provided through third-party insurance providers, the Company has decided to self-insure these obligations.

Dr. Paul's employment agreement provides for lifetime continuation of his medical benefit up to an annual premium value of $15,000. Mr. Zandman's employment agreement provides Company-sponsored medical coverage (before and after his retirement) which includes his dependents (regardless of age), as well as their future spouses and children, up to an annual insurance premium cap of $50,000. If the health insurance premiums in respect of Mr. Zandman, his spouse, and his dependent children under age 26 (the formerly covered group) increase in future years, the annual health insurance premium cap will be increased accordingly, but there will be no increase in the cap if the premiums in respect of his children age 26 and over and their spouses and children increase. In addition, the Company will reimburse Mr. Zandman for out-of-pocket expenses and co-payments incurred by the covered group.

Perquisites

We provide executive officers with perquisites and other personal benefits that Vishay and the Compensation Committee believe are reasonable and consistent with our overall compensation program.  These perquisites are not intended, however, to constitute a material portion of the executive's compensation package.  In general, the perquisites, while not integral to the performance of an executive's duties, must bear some relationship to the executive's employment and be of perceived benefit to Vishay.  The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to Executive Officers.

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Severance

The Compensation Committee believes that severance payments in the event of an involuntary termination of employment are part of a standard compensation package for senior executives.  The terms of these severance provisions are discussed in "Potential Payments Upon Termination or a Change in Control."

Special Bonuses

In certain situations, the Board of Directors will award special, one-time bonuses. No special bonuses were awarded in 2022.

Evaluation of Achievements for Cash Performance-Based Incentive Compensation

The following sections describe the incentive compensation structure and achievements for 2022 for Ms. Lipcaman, and Messrs. Vandoorn, Valletta, Smejkal, Tse, Webster, and Randebrock (each element is expressed as a percentage of base salary at target and at maximum).

Ms. Lipcaman

For 2022 Ms. Lipcaman's incentive compensation was comprised of one element equal to 0.15% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Free cash(2)	12.5%	12.5%	>100%	12.5%
Fixed costs(3)	7.5%	7.5%	>100%	7.5%
Personal objectives(4)	10.0%	10.0%	67.5%	6.8%
Total	30.0%	30.0%		26.8%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)	Ms. Lipcaman would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 12.5% of base salary.

(3)	For achievement of 97% to 100% of budgeted fixed costs under responsibility, the applicable bonus increases ratably from 3.75% to 7.5% of base salary.

(4)
Ms. Lipcaman's individual performance goals for 2022 (with related bonus opportunity as a percentage of base salary in parentheses) included: implementing the Stockholder Return Policy (2.5%); developing materials for an advanced business finance seminar for non-financial management (2.0%); sponsoring a finance roundtable (1.5%); and serving as executive sponsor for certain specific finance-related IT projects (4.0%). The achievement of these goals was evaluated and measured in the aggregate.

Ms. Lipcaman’s incentive compensation (including the portion payable under the Cash Bonus Plan) for 2022 was limited by a cap equal to one-times her base salary. This cap was set by the Compensation Committee and included in her employment agreement as in effect for 2022.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Mr. Vandoorn

For 2022, Mr. Vandoorn's incentive compensation was comprised of one element equal to 0.1% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Variable margin of defined R&D projects(2)	15.0%	15.0%	>100%	10.0%
Third party net sales of defined R&D projects(3)	10.0%	10.0%	>100%	10.0%
Free cash(4)	10.0%	10.0%	>100%	15.0%
Fixed costs(5)	5.0%	5.0%	>100%	5.0%
Personal objectives(6)	10.0%	10.0%	90.0%	9.0%
Total	50.0%	50.0%		49.0%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)	For achievement of 0% to 100% of budget, the applicable bonus increases ratably from 0% to 15% of base salary.

(3)	For achievement of 0% to 100% of sales of new products related to defined projects, the applicable bonus increases ratably from 0% to 10% of base salary.

(4)	Mr. Vandoorn would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 10% of base salary.

(5)	For achievement of 97% to 100% of budgeted fixed costs under responsibility, the applicable bonus increases ratably from 2.5% to 5% of base salary.

(6)
Mr. Vandoorn's individual performance goals for 2022 (with related bonus opportunity as a percentage of base salary in parentheses) included: meeting R&D milestones (2.0%); defining new innovation targets to achieve sales target (1.5%); fostering acquisition plans (1.5%); completing certain strategic projects (4.0%); and supporting investor relations (1.0%). The achievement of these goals was evaluated and measured in the aggregate.

Mr. Vandoorn’s incentive compensation (including the portion payable under the Cash Bonus Plan) for 2022 was limited by a cap equal to one-times his base salary. This cap was set by the Compensation Committee and included in his employment agreement as in effect for 2022.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Mr. Valletta

For 2022, Mr. Valletta's incentive compensation was comprised of one element equal to 0.07% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Third party net sales(2)	5.0%	15.0%	110.2%	10.1%
Standard variable margin on actual sales(2)(3)	12.5%	12.5%	>100%	12.5%
Free cash(4)	10.0%	10.0%	>100%	10.0%
Fixed costs(5)	5.0%	5.0%	>100%	5.0%
Personal objectives(6)	7.5%	7.5%	80.0%	6.0%
Total	40.0%	50.0%		43.6%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Valletta would not be eligible to receive a bonus if actual performance were less than 90% of budget. If actual third party net sales were between 90% and 100% of budget, applicable bonus increases ratably from 0% to 5% of base salary. If actual third party net sales were between 100% and 120% of budget, the applicable bonus increases ratably from 5% to 15% of base salary.

(3)	For actual achievement within 2% of budgeted standard variable margin, the applicable bonus increases ratably from 0% to 12.5% of base salary.

(4)	Mr. Valletta would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 10% of base salary.

(5)	For achievement of 97% to 100% of budgeted fixed costs under responsibility, the applicable bonus increases ratably from 2.5% to 5% of base salary.

(6)
Mr. Valletta's individual performance goals for 2022 (with related bonus opportunity as a percentage of base salary in parentheses) included: overseeing certain strategic operations projects (4.5%); integrating acquired businesses (1.0%); achieving accounts receivable aging targets (1.0%); and maintaining consignment inventories at specific inventory turnover targets (1.0%).  The achievement of these goals was evaluated and measured in the aggregate.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Mr. Smejkal

For 2022, Mr. Smejkal's incentive compensation was comprised of one element equal to 0.07% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Third party net sales(2)	3.3%	10.0%	110.2%	6.7%
Standard variable margin on actual sales(2)(3)	5.0%	5.0%	>100%	5.0%
Free cash(4)	10.0%	10.0%	>100%	10.0%
Sales above budget(5)	0.0%	10.0%	>110%	10.0%
Personal objectives(6)	15.0%	15.0%	96.7%	14.5%
Total	33.3%	50.0%		46.2%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Smejkal would not be eligible to receive a bonus if actual performance were less than 90% of budget. If actual third party net sales were between 90% and 100% of budget, applicable bonus increases ratably from 0% to 3.3% of base salary. If actual third party net sales were between 100% and 120% of budget, the applicable bonus increases ratably from 3.3% to 10% of base salary.

(3)	For actual achievement within 2% of budgeted standard variable margin, the applicable bonus increases ratably from 0% to 12.5% of base salary.

(4)	Mr. Smejkal would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 10% of base salary.

(5)
Mr. Smejkal would not be eligible to receive a bonus for sales in excess of budget if actual performance were less than 103% of budget.  If actual third party net sales were between 103% and 110% of budget, applicable bonus increases ratably from 0% to 10% of base salary.

(6)
Mr. Smejkal's individual performance goals for 2022 (with related bonus opportunity as a percentage of base salary in parentheses) included: achieving defined growth and sales targets for specific product lines, end-use markets, regions, and customers (totaling 12%); developing and delivering defined education sessions, webinars, and a virtual event (totaling 2%); and identifying acquisition targets (1.0%).  The achievement of these goals was evaluated and measured in the aggregate.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Mr. Tse

For 2022, Mr. Tse's incentive compensation was comprised of one element equal to 0.07% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Adjusted operating margin, Semiconductor segments(2)	9.0%	15.0%	126.0%	14.2%
Divisional free cash - Semiconductor segments(3)	7.0%	7.0%	>100%	7.0%
Variable margin of defined R&D projects(4)	5.0%	5.0%	>100%	5.0%
Variable margin on Semiconductor segments' sales(5)	5.0%	5.0%	2.5%	5.0%
Defined goals for organic growth - Semiconductor segments(6)	8.0%	8.0%	95.1%	7.6%
Personal objectives(7)	10.0%	10.0%	90.0%	9.0%
Total	44.0%	50.0%		47.8%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Tse would not be eligible to receive a bonus if actual performance were less than 85% of budget. If actual adjusted operating margins were between 85% and 100% of budget, applicable bonus increases ratably from 0% to 9% of base salary. If adjusted operating margins were between 100% and 130% of budget, applicable bonus increases ratably from 9% to 15% of base salary.

(3)	Mr. Tse would not be eligible to receive a bonus if divisional free cash for the Semiconductor segments were less than 70% of budget. If actual divisional free cash is between 70% and 100% of budget, applicable bonus increases ratably from 0% to 7% of base salary.

(4)	For achievement of 0% to 100% of budget, the applicable bonus increases ratably from 0% to 5% of base salary.

(5)	For achievement within 2% of applicable variable margin to budgeted variable margin, the applicable bonus increases ratably from 0% to 5% of base salary.

(6)	For achievement of 0% to 100% of expected project completions, the applicable bonus increases ratably from 0% to 8% of base salary.

(7)
Mr. Tse's individual performance goals for 2022 (with related bonus opportunity as a percentage of base salary in parentheses) included: reducing customer complaints to specified goals (2.0%); achieving specified sales service targets (2.0%); overseeing the qualification process of a new foundry (1.0%); overseeing certain expansion projects (4.0%); and developing a strategic plan for a specific manufacturing facility (1.0%).

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Mr. Webster

For 2022, Mr. Webster's incentive compensation was comprised of one element equal to 0.07% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Adjusted operating margin, Passive segments(2)	9.0%	15.0%	107.6%	10.5%
Divisional free cash - Passive segments(3)	7.0%	7.0%	87.5%	4.1%
Variable margin of defined R&D projects(4)	5.0%	5.0%	82.2%	4.1%
Variable margin on Passive segments' sales(5)	5.0%	5.0%	-0.7%	3.3%
Defined goals for organic growth - Passive segments(6)	8.0%	8.0%	>100%	8.0%
Personal objectives(7)	10.0%	10.0%	62.0%	6.2%
Total	44.0%	50.0%		36.2%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Webster would not be eligible to receive a bonus if actual performance were less than 85% of budget. If actual adjusted operating margins were between 85% and 100% of budget, applicable bonus increases ratably from 0% to 9% of base salary. If adjusted operating margins were between 100% and 130% of budget, applicable bonus increases ratably from 9% to 15% of base salary.

(3)	Mr. Webster would not be eligible to receive a bonus if divisional free cash for the Passive segments were less than 70% of budget. If actual divisional free cash is between 70% and 100% of budget, applicable bonus increases ratably from 0% to 7% of base salary.

(4)	For achievement of 0% to 100% of budget, the applicable bonus increases ratably from 0% to 5% of base salary.

(5)	For achievement within 2% of applicable variable margin to budgeted variable margin, the applicable bonus increases ratably from 0% to 5% of base salary.

(6)	For achievement of 0% to 100% of expected project completions, the applicable bonus increases ratably from 0% to 8% of base salary.

(7)
Mr. Webster’s individual performance goals for 2022 (with related bonus opportunity as a percentage of base salary in parentheses) included: achieving certain pricing improvements (3.0%); realizing certain operating metrics (5.0%); developing specifically identified product strategies (1.0%); and achieving specified sales service targets (1.0%).

Mr. Webster’s incentive compensation (including the portion payable under the Cash Bonus Plan) for 2022 was limited by a cap equal to one-times his base salary. This cap was set by the Compensation Committee and included in his employment agreement as in effect for 2022.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Mr. Randebrock

For 2022, Mr. Randebrock's incentive compensation was comprised of one element equal to 0.05% of adjusted net earnings and other elements expressed as a percentage of base salary, measured against performance goals.  These other elements were structured as follows:

CATEGORY	TARGET(1)	MAXIMUM	RELATIVE ACHIEVEMENT VS. BUDGET/EXPECTATION	ACHIEVEMENT (AS A PERCENTAGE OF BASE SALARY)
Free cash(2)	10.0%	10.0%	>100%	10.0%
Fixed costs(3)	10.0%	10.0%	<97%	0.0%
Personal objectives(4)	10.0%	10.0%	80.0%	8.0%
Total	30.0%	30.0%		18.0%

(1)	The percentage at "Target" in this table represents the bonus payable at achievement of 100% of budget / expectation.

(2)
Mr. Randebrock would not be eligible to receive a bonus if actual free cash was under $100 million. If actual free cash were between $100 million and budget, the applicable bonus increases ratably from 0% to 10.0% of base salary.

(3)	For achievement of 97% to 100% of budgeted fixed costs under responsibility, the applicable bonus increases ratably from 5.0% to 10.0% of base salary.

(4)
Mr. Randebrock’s individual performance goals for 2022 (with related bonus opportunity as a percentage of base salary in parentheses) included: implementing an HR IT system (3.0%); expanding succession planning efforts (2.0%); achieving certain talent acquisition and retention goals (2.0%); rolling out a financial training course for operations personnel (2.0%); and supporting certain expansion plans (1.0%).

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

Other Considerations Regarding Executive Compensation

Israeli benefits

Messrs. Zandman and Webster are employed by Vishay Israel Ltd., an Israeli subsidiary of Vishay Intertechnology, Inc., and are residents of Israel.  As a result, they are entitled to certain benefits that are generally available to employees in Israel on a non-discriminatory basis, but are not afforded to the other Executive Officers. These include Company contributions to the following benefits or benefit-funds:

•	advanced training fund, 7.5% of base salary

•	severance fund, 8.33% of base salary

•	disability insurance, 2.5% of base salary

•	pension fund, 5% of base salary

These benefits are required by Israeli law or employment practices generally, and were taken into account by the Compensation Committee in formulating the overall compensation package for our executive officers.

In addition, as noted above, Mr. Zandman elected to participate in a non-qualified deferred compensation plan available to Vishay Israel Ltd. highly-compensated employees in 2022.

Foreign currency considerations

Dr. Paul was and Mr. Randebrock is employed by German subsidiaries of Vishay, Vishay Europe GmbH and Vishay Electronic GmbH, respectively, and are German citizens.  Accordingly, our employment agreements with Dr. Paul and Mr. Randebrock provided for their base salaries to be denominated (and paid) in euro.  Ms. Lipcaman is also employed by Vishay Europe GmbH, and her employment agreement provides for her base salary to be denominated (and paid) in euro.  Mr. Vandoorn was employed by Vishay Capacitors Belgium NV and is a citizen of Belgium. His employment agreement provided for his base salary to be denominated (and paid) in euro. Messrs. Zandman and Webster, as residents of Israel, have their base salaries denominated (and paid) in new Israeli shekels.  Mr. Tse was employed by Vishay Singapore Pte. Ltd. and is a resident of the Republic of China (Taiwan), with his base salary denominated (and paid) in Taiwan dollars. The amounts reported in U.S. dollars as compensation for these executives fluctuate based on changes in exchange rates. The dollar amounts shown in the Summary Compensation Table were determined using the 2022 annual average exchange rates.

"Jubilee" Long-Service Awards

All employees of certain Vishay subsidiaries in Europe receive a special award upon achieving certain defined years-of-service milestones.  None of the Executive Officers received a jubilee service award in 2022.

Tax deductibility of executive compensation

On December 22, 2017, the Tax Cuts and Jobs Act ("TCJA") was enacted in the United States.

Prior to the enactment of the TCJA, Section 162(m) of the Internal Revenue Code limited the annual tax deduction for compensation paid to each of the Chief Executive Officer and any of the three other highest paid executive officers, other than the Chief Financial Officer, to $1 million.  However, compensation that qualified as performance-based compensation was deductible even in excess of $1 million.

The TCJA continues the $1 million limitation on the annual tax deduction for compensation paid to "covered employees," and expands the officers considered "covered employees."  The Chief Financial Officer is now also considered a "covered employee."  In addition, any executive who is identified as a covered employee for a tax year after December 31, 2016, remains a covered employee for all future years.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Executive Compensation	Table of Contents

The TCJA removes the exemption for "qualified performance-based compensation" and also removes the exemption for compensation paid after termination, in each case, except for compensation payable under a written binding contract in effect on November 2, 2017, so long as the contract is not materially modified after that date.

As part of its role, the Compensation Committee reviews and considers the tax deductibility of executive compensation. Although the Company will not receive the benefit of deductibility for new awards of performance-based compensation that are in excess of the $1 million deductibility cap, the Compensation Committee continues to view pay for performance as an important part of our executive compensation policy.

Certain covenants

Under the terms of their employment arrangements, the Executive Officers are subject to customary non-competition, non-solicitation, non-disparagement and confidentiality covenants (or, in the cases of Ms. Lipcaman and Mr. Randebrock, are subject to garden leave provisions that would have a similar effect).  The non-competition and non-solicitation covenants for executives remain in force through the first or second anniversary of the date of termination of the executive's employment with the Company depending on the executive's position.

Clawback Policy

The Company has a formal clawback policy under which Vishay will seek to recover erroneously awarded compensation during the prior three years from executive officers upon a restatement of Vishay's financial statements, unless the Compensation Committee determines it would be impracticable or impermissible to do so. The clawback policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the clawback policy. In 2022, the SEC adopted final rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 related to clawbacks. Stock exchanges must implement listing standards which require public companies to adopt and disclose clawback policies that are compliant with the final rules. The Compensation Committee will review the Company's existing clawback policy in light of this recent development.

Executive Compensation Advisory Vote and Its Frequency

Our Board included an advisory stockholder vote on executive compensation (commonly referred to as "say-on-pay") in its 2022 proxy materials. The Compensation Committee appreciates that over 96% of the votes cast on such proposal approved the executive compensation discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative executive compensation disclosure contained in our 2022 Proxy Statement. Our Compensation Committee interprets the results of this vote as an endorsement of existing programs and therefore, we have not made material changes to our approach to executive officer compensation based on such vote.

In addition, our Board included in its 2019 proxy materials an advisory stockholder vote on how frequently it should conduct a “say-on-pay” vote. In line with the Board’s recommendation, a majority of the shares voting recommended that the Company conduct a “say-on-pay” vote annually. Therefore, our Board of Directors is again this year submitting for a non-binding stockholder vote our executive compensation as described in this proxy statement.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Report of the Compensation Committee	Table of Contents

REPORT OF THE COMPENSATION COMMITTEE

To Our Stockholders:

We have reviewed and discussed with management the Compensation Discussion and Analysis.  Based on that review and discussion, we have recommended to the Board of Directors and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Timothy V. Talbert, Chair
Dr. Renee B. Booth
Dr. Abraham Ludomirski

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes information regarding compensation earned, held by, or paid to our principal executive officer ("PEO"), principal financial officer ("PFO"), and our three mostly highly compensated executive officers other than the PEO and PFO.  The information included in the table should be read in conjunction with the footnotes which follow, the descriptions of the employment arrangements with each Executive Officer described in "Compensation Discussion and Analysis," and the additional tables on the pages which follow.

The Compensation Committee of the Board of Directors establishes and approves all compensation for all Executive Officers and administers Vishay's incentive and equity-based compensation plan.  Because the Compensation Committee determines compensation for all Executive Officers, the "Compensation Discussion and Analysis" section discusses compensation of all of our Executive Officers.  The compensation tables which follow include only the five executives required to be disclosed in this manner by SEC rules ("Named Executive Officers").

		SALARY	STOCK AWARDS	NON-EQUITY INCENTIVE PLAN COMP.	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMP. EARNINGS	ALL OTHER COMP.
		(1)	(2)(3)(4)	(5)	(6)(7)(8)	(9)	TOTAL
NAME AND PRINCIPAL POSITION	YEAR	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(g)	(h)	(i)	(j)
Marc Zandman	2022	$1,220,383	$1,448,072	$3,661,149	$-	$569,748	$6,899,352
Executive Chair of the Board,	2021	1,231,008	1,689,011	3,372,960	1,135,297	477,028	7,905,304
Chief Business Development Officer,	2020	1,121,887	1,224,817	1,340,500	858,944	511,103	5,057,251
and President - Vishay Israel Ltd.

Dr. Gerald Paul	2022	1,193,872	1,828,695	3,581,616	-	213,628	6,817,811
President and Chief Executive Officer	2021	1,304,432	2,171,288	3,913,296	783,819	215,688	8,388,523
	2020	1,219,556	1,592,626	1,675,625	624,239	210,768	5,322,814

Lori Lipcaman	2022	499,848	332,192	499,848	-	29,202	1,361,090
Executive Vice President and	2021	546,137	403,826	546,137	30,676	34,200	1,560,976
Chief Financial Officer	2020	510,600	248,721	349,149	253,947	30,355	1,392,772

Johan Vandoorn	2022	561,374	266,492	561,374	-	1,844,749	3,233,989
Executive Vice President and	2021	613,361	323,942	613,361	-	190,715	1,741,379
Chief Technical Officer	2020	573,450	186,225	380,060	-	177,206	1,316,941

Clarence Tse	2022	672,001	240,994	639,189	-	2,116,504	3,668,688
Executive Vice President	2021	693,378	288,272	551,594	-	155,603	1,688,847
Business Head Semiconductors	2020	637,806	151,152	303,673	-	147,863	1,240,494

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2023 Proxy Statement | Compensation Tables	Table of Contents

(1)
Column (c) reflects base salary earned during the respective years.  The employment agreements for Dr. Paul, Mr. Vandoorn, and Ms. Lipcaman specify that their salaries be denominated and paid in euro.  The employment agreement for Mr. Zandman provides for his salary to be denominated and paid in Israeli shekels.  The employment agreement for Mr. Tse specifies for his salary to be denominated and paid in new Taiwan dollars. The amounts presented have been converted into U.S. dollars at the weighted average exchange rate for the year.

(2)
Column (e) represents the grant-date fair value of RSUs and PBRSUs granted in the respective years determined in accordance with FASB ASC Topic 718 in the year of grant. The grant-date fair value is based on the same assumptions described in Note 12 of our consolidated financial statements included in our Form 10-K filed on February 22, 2023, including the consideration of the present value of assumed dividends which are not received by the RSU holder during the vesting period. The grant-date fair value is recognized for accounting purposes over the period the recipient is required to provide service in exchange for the respective awards.  At the grant date, the Company expected all performance-based vesting criteria to be achieved.  Accordingly, the grant-date fair value for the PBRSUs reflects the expectation that the maximum number of units will be earned. The common stock underlying the RSU and PBRSU awards is not received until the awards are vested (in some cases, subject to satisfaction of performance conditions) and accordingly, there can be no assurance that the grant-date fair value of these awards will ever be realized.

(3)	For financial accounting purposes, the grant-date fair value is determined on the date that the Compensation Committee approves the number of RSUs to be granted under this provision. Accordingly, the value of the grant shown in the Summary Compensation Table will be different than the LTI value.

(4)	Column (e) also includes the grant-date fair value of 5,000 phantom stock units awarded annually to Mr. Zandman and Dr. Paul pursuant to the terms of their employment agreements. The common stock underlying these awards is not received until termination of employment, and accordingly, there can be no assurance that the grant-date fair value of these awards will ever be realized.

(5)	Column (g) reflects non-equity incentive compensation earned by our executive officers during the respective years, translated at the weighted average exchange rate for the year. The incentive compensation for 2022 for Dr. Paul, Ms. Lipcaman, and Mr. Vandoorn was limited by the caps set by the Compensation Committee and included in their respective employment agreements.

(6)	Column (h) reflects the change in the actuarial present value of the Named Executive Officer's pension and other post-employment benefits under respective defined benefit retirement plans, from the plan measurement date used in preparing the prior year consolidated financial statements to the plan measurement date used in preparing the current year consolidated financial statements, determined using the same interest rate, mortality, and other actuarial assumptions used in our consolidated financial statements as set forth in Note 11 thereof. Messrs. Vandoorn and Tse do not participate in any defined benefit retirement plans. No amounts are presented for 2022 for Mr. Zandman, Dr. Paul, and Ms. Lipcaman because changes in actuarial assumptions and exchange rate impacts resulted in a decrease in the net present value of such benefits by $992,565, $1,821,118, and $797,129, respectively.

(7)	The Company includes in these pension and post-employment benefits certain termination benefits for Dr. Paul and Mr. Zandman which are payable at normal retirement if such executives are employed by the Company at age 62. See "Pension and Retirement Benefits" beginning on page 55.

(8)	Dr. Paul and Mr. Zandman also receive annual contributions to our non-qualified deferred compensation plan under which amounts deferred are credited with earnings based on the performance of notional investment options available under the plan. No portion of the earnings credited were "above market" or "preferential." Consequently, no deferred compensation plan earnings are included in the amounts reported in column (h). See the "Non-qualified Deferred Compensation" table for more information on the benefits payable under the non-qualified deferred compensation plan.

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2023 Proxy Statement | Compensation Tables	Table of Contents

(9)	All Other Compensation includes amounts deposited on behalf of each Named Executive Officer into Vishay's non-qualified deferred compensation plan pursuant to the employment agreements with each Executive Officer, personal use of company car, Company contributions to defined contribution plans outside of the United States, benefits generally available to employees in Israel, medical benefits in excess of normal group or government health insurance in country of residence, additional units of phantom stock granted as a result of dividends declared by the Company, and other perquisites, as described below (asterisk denotes amounts paid in foreign currency and translated at average exchange rates for the year):

	2022	2021	2020
Marc Zandman	$100,000	$100,000	$100,000	Company contribution to non-qualified deferred compensation plan
	71,720	71,666	89,512	Personal use of Company car*
	270,586	179,543	194,594	Statutory Israeli employment benefits*
	82,766	85,543	89,920	Medical and prescription drug costs
	44,676	40,276	37,077	Phantom stock - dividend equivalents
	$569,748	$477,028	$511,103	Total

Dr. Gerald Paul	$100,000	$100,000	$100,000	Company contribution to non-qualified deferred compensation plan
	41,069	46,218	44,507	Personal use of Company car*
	27,883	29,194	29,184	Company-paid medical costs*
	44,676	40,276	37,077	Phantom stock - dividend equivalents
	$213,628	$215,688	$210,768	Total

Lori Lipcaman	$13,922	$16,980	$14,455	Personal use of Company car*
	15,280	17,220	15,900	Company-paid medical costs*
	$29,202	$34,200	$30,355	Total

Johan Vandoorn	$19,423	$22,142	$21,512	Personal use of Company car*
	137,097	164,042	151,338	Company contribution to defined contribution retirement plan and related life insurance*
	323	273	255	Company-paid medical costs*
	3,784	4,258	4,101	Allowances*
	1,684,122	-	-	Severance*
	$1,844,749	$190,715	$177,206	Total

Clarence Tse	$58,725	$60,286	$55,495	Personal use of Company car*
	-	57,244	55,129	Company contribution to defined contribution retirement plan and related life insurance*
	19,139	23,623	23,372	Company-paid medical costs*
	10,715	10,189	9,653	Children tuition subsidy*
	11,922	4,261	4,214	Accounting services*
	2,016,003	-	-	Severance*
	$2,116,504	$155,603	$147,863	Total

In addition, for 2022, All Other Compensation for Messrs. Vandoorn and Tse includes three years of salary continuation to which they became entitled following the termination of their employment without cause, consistent with their employment agreements, totaling $1,684,122 for Mr. Vandoorn and $2,016,003 for Mr. Tse. As part of their severance package, they were also entitled to the bonuses they earned for 2023, which are reported in "Non-Equity Incentive Compensation." For Dr. Paul, All Other Compensation does not include the salary continuation he received in connection with his retirement. That is because, since 2010, salary continuation and most other elements of his post-employment compensation were payable for any termination except for cause, and accordingly, have been accounted for as a pension. Changes in the actuarial present value of these benefits have been reported in prior Summary Compensation Tables under the "Change in pension value and non-qualified deferred comp. earnings" column. The benefits are described in more detail in the section entitled "Payments Upon Termination" in this proxy statement. Because all three departing executives are over 62, the service-based conditions on their outstanding RSUs and PBRSUs were deemed fulfilled, consistent with their employment agreements, and there is no additional compensation to report in the Summary Compensation Table for these amounts in connection with their termination of employment.

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2023 Proxy Statement | Compensation Tables	Table of Contents

2022 Grants of Plan Based Awards

The following table provides information with regard to plan based awards granted to each Named Executive Officer during 2022.  The information included in the table should be read in conjunction with the footnotes which follow and the description of Vishay's 2007 Program described in "Compensation Discussion and Analysis."

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SHARES OF STOCK OR UNITS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS	GRANT DATE FAIR VALUE OF STOCK AWARDS
		(1)			(2)			(3)	(4)
	GRANT	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
NAME	DATE	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Marc Zandman	1/1/2022	-	3,340,000	3,661,149	-	-	-	5,000	111,000
	2/22/2022	-	-	-	27,177	54,353	54,353	18,117	1,337,072

Dr. Gerald Paul	1/1/2022	-	3,581,616	3,581,616	-	-	-	5,000	111,000
	2/22/2022	-	-	-	34,557	69,113	69,113	23,038	1,717,695

Lori Lipcaman	1/1/2022	-	499,848	499,848	-	-	-	-	-
	2/22/2022	-	-	-	4,502	9,003	9,003	9,002	332,192

Johan Vandoorn	1/1/2022	-	561,374	561,374	-	-	-	-	-
	2/22/2022	-	-	-	3,611	7,222	7,222	7,222	266,492

Clarence Tse	1/1/2022	-	529,481	672,001	-	-	-	-	-
	2/22/2022	-	-	-	3,266	6,531	6,531	6,531	240,994

(1)	Amounts in these columns represent the threshold, target and maximum bonus levels for each Named Executive Officer.

(2)	Included in these columns are PBRSUs granted pursuant to the respective employment agreements of the Named Executive Officers. The number of PBRSUs shown in the "threshold" column are those that would vest if 70% of the applicable performance criteria are achieved.

(3)
Included in this column are awards of phantom stock granted to Mr. Zandman and Dr. Paul and annual awards of RSUs granted pursuant to the respective employment agreements of the Named Executive Officers.

(4)	Amounts in this column include:

•
the grant-date fair value of the RSUs (including PBRSUs).  The amount is calculated using the closing price of Vishay stock on the date of grant of $19.61 adjusted for the present value of expected dividends.  The common stock underlying these awards is not received until the awards are vested (in some cases, subject to the satisfaction of performance conditions) and accordingly, there can be no assurance that the grant-date fair value of these awards will ever be realized.

•
the grant-date fair value of 5,000 phantom stock units awarded annually to certain executive officers pursuant to the terms of their employment agreements.  The amount is calculated using the closing price of Vishay stock on the grant date of $22.20.  The common stock underlying these awards is not received until termination of employment, and accordingly, there can be no assurance that the grant-date fair value of these awards will ever be realized.

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2023 Proxy Statement | Compensation Tables	Table of Contents

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unvested stock awards (RSUs) held by our Named Executive Officers as of December 31, 2022.
		STOCK AWARDS
NAME	GRANT DATE (1)(2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OF UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (4)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)

Marc Zandman(5)	2/28/2020	15,890	342,747	47,669	1,028,220
	2/23/2021	17,435	376,073	52,308	1,128,284
	2/22/2022	18,117	390,784	54,353	1,172,394
Total		51,442	1,109,604	154,330	3,328,898

Dr. Gerald Paul(5)	2/28/2020	21,120	455,558	63,361	1,366,697
	2/23/2021	22,742	490,545	68,228	1,471,678
	2/22/2022	23,038	496,930	69,113	1,490,767
Total		66,900	1,443,033	200,702	4,329,142

Lori Lipcaman(5)	2/28/2020	3,537	76,293	10,611	228,879
	2/23/2021	8,887	191,693	8,887	191,693
	2/22/2022	9,002	194,173	9,003	194,195
Total		21,426	462,159	28,501	614,767

Johan Vandoorn(5)	2/28/2020	2,648	57,117	7,945	171,374
	2/23/2021	7,129	153,773	7,129	153,773
	2/22/2022	7,222	155,779	7,222	155,779
Total		16,999	366,669	22,296	480,926

Clarence Tse(5)	2/28/2020	2,149	46,354	6,449	139,105
	2/23/2021	6,344	136,840	6,344	136,840
	2/22/2022	6,531	140,874	6,531	140,874
Total		15,024	324,068	19,324	416,819

(1)	RSUs granted February 28, 2020, cliff-vested on January 1, 2023.

(2)
75% of the RSUs granted in each of 2020 and 2021, include performance-based vesting criteria. In 2022, 75% of the RSUs for Mr. Zandman and Dr. Paul and 50% of the RSUs for Ms. Lipcaman and Messrs. Vandoorn and Tse, include performance-based vesting criteria. These performance-based RSUs are shown in the column entitled "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested."

(3)	Based on the closing price of Vishay common stock on December 31, 2022 of $21.57.

(4)	The performance-based RSUs are shown at "maximum".

(5)
Time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive's death, disability, termination without cause, resignation with "good reason," or resignation for any reason following the attainment of age 62 (except where cause exists).  In the event of voluntary termination by the executive before age 62 (without "good reason") or termination for cause, the executive's outstanding RSUs (including PBRSUs) will be forfeited. As of December 31, 2022, the following NEOs had reached age 62:

Dr. Gerald Paul
Lori Lipcaman
Johan Vandoorn
Clarence Tse
The time-based vesting conditions for the outstanding RSUs of Dr. Paul and Messrs. Vandoorn and Tse were deemed satisfied upon their respective cessations of employment on December 31, 2022.
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2023 Proxy Statement | Compensation Tables	Table of Contents

2022 Stock Vested

The following table provides information with regard to amounts paid to or received by our Named Executive Officers during 2022 as a result of vesting of restricted stock units (including performance-based RSUs).

	STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING
NAME	(#)	($)
(a)	(d)	(e)
Marc Zandman	72,431	1,467,272
Dr. Gerald Paul	102,249	2,071,308
Lori Lipcaman	11,416	231,260
Johan Vandoorn	12,821	259,721
Clarence Tse	10,122	205,045

The table above excludes RSUs that vested on January 1, 2023.

Pension and Retirement Benefits

Vishay maintains various retirement benefit plans and arrangements.

Vishay's German subsidiaries have a noncontributory defined benefit plan governed by German law covering its management and executive employees.  Dr. Paul and Ms. Lipcaman participate in this plan.  Dr. Paul also has an individual contractual pension arrangement with Vishay Europe GmbH that will pay an annual benefit upon retirement at age 65 based on his years of service (up to 25) and average salary and bonus in the three highest of his final ten years of employment ("final average compensation").  The retirement benefit will not exceed 40% of such final average compensation, and the individual contractual pension amount will be reduced by pension amounts payable under the noncontributory defined benefit plan of Vishay Europe GmbH and its subsidiaries.  Dr. Paul has voluntarily agreed to a maximum limit of €180,000 per year with respect of such final average compensation.

In 2010, Dr. Paul's and Mr. Zandman's employment arrangements were modified such that upon any termination (other than for cause) after attaining age 62, the executive would be entitled to the same payments and benefits he would have received if his respective employment was terminated by Vishay without cause or by the respective executive for good reason. These modifications were included in amendments signed on August 8, 2010. The expense associated with the modifications to the employment arrangements of Dr. Paul and Mr. Zandman effectively represents a defined retirement benefit recognized for financial accounting purposes over the remaining service period of the individuals.

Messrs. Vandoorn and Tse do not participate in any defined benefit retirement plans.

See the discussion of post-employment medical benefits within the section "Employee Benefits" on page 39.

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2022 Pension and Retirement Benefits Table

The following table provides information regarding the present value of benefits accrued under these retirement benefit plans and arrangements:

NAME (a)	PLAN NAME (b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT (1) ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)
Marc Zandman	Individual contractual post-employment medical arrangement	n/a	434,177	-
	Individual contractual termination benefits(3)	n/a	8,000,268	-
Dr. Gerald Paul(2)	Vishay Europe GmbH Pension Plan and individual contractual arrangement	n/a	1,992,982	-
	Individual contractual post-employment medical arrangement	n/a	173,242	-
	Individual contractual termination benefits(3)	n/a	8,787,233	-
Lori Lipcaman(2)	Vishay Europe GmbH Pension Plan	33	1,231,113	-

(1)	These amounts have been calculated using interest rate, mortality, and other actuarial assumptions consistent with those used for financial reporting purposes set forth in Note 11 to Vishay's consolidated financial statements included in our 2022 Annual Report on Form 10-K.

(2)	Dr. Paul's and Ms. Lipcaman's benefits are denominated in euro. The U.S. dollar amounts shown in the table is based on the weighted average conversion rate for 2022.

(3)	These termination benefits are payable upon normal retirement and accordingly the present value is included in this table. See "Potential Payments Upon Termination or a Change in Control" and "Payments Upon Termination."

Non-qualified Deferred Compensation

The Executive Officers may participate in a non-qualified deferred compensation plan, which is available to all employees who meet certain criteria under the Internal Revenue Code.  Certain Executive Officers are entitled under their respective employment agreements to annual contributions to this plan by Vishay, less certain applicable taxes.  The Executive Officers are also eligible to elect to defer additional amounts of compensation, subject to certain limitations.

Amounts contributed to these plans prior to January 1, 2005, were deemed deferred until retirement or termination of employment.  Effective January 1, 2005, all employees that participate in the plan were given the option to choose shorter deferral periods for all or a portion of their deferred compensation.  All of the Executive Officers have elected to defer all amounts of compensation until retirement or termination of employment, at which time, the amounts would be paid in a lump sum.  To the extent required to avoid tax penalties, the deferred amounts are not paid until six months after the termination of employment.

While deferred, amounts are credited with "earnings" based on the performance of notional investment options available under the plan.

Effective December 28, 2021, the Compensation Committee approved Messrs. Zandman's and Webster's participation in an elective deferred compensation arrangement, established by Vishay Israel Ltd. Under these arrangements, an executive who elects to participate may defer payment of a percentage of the executive's salary, annual bonus and certain other benefits. During the executive’s continued service, amounts deferred under an arrangement will be deemed invested in investment funds selected by the executive from a list made available by Vishay Israel. Payment of the deferred amounts (as adjusted for notional earnings and losses) will be made in a lump sum upon the executive’s death, disability or other cessation of service (subject to a six month delay, if required by applicable law). These payments will be made from the general assets of Vishay Israel, which may include insurance policies purchased by Vishay Israel to anticipate its liabilities under these arrangements. In addition, the Company has guaranteed Vishay Israel's obligations under these arrangements.

Mr. Zandman elected to participate in these arrangements in 2022. Mr. Webster did not elect to participate in these Israeli arrangements.

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2022 Non-qualified Deferred Compensation Table

The following table sets forth information relating to the activity in the non-qualified deferred compensation plan accounts of the Executive Officers during 2022 and the aggregate balance of the accounts as of December 31, 2022:

NAME (a)	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR (1) ($) (b)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR (2) ($) (c)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (d)	AGGREGATE WITHDRAWALS/DISTRIBUTIONS ($) (e)	AGGREGATE BALANCE AT LAST FISCAL YEAR END (3) ($) (g)
Marc Zandman	263,530	100,000	(784,964)	-	3,854,204
Dr. Gerald Paul	-	100,000	26,888	-	2,051,531

(1)	For Mr. Zandman, these amounts relate to contributions to the Israeli Deferred Compensation Plan.
(2)	These amounts are included in column (i) of the "Summary Compensation Table" as a component of "All Other Compensation." No portion of the earnings credited during 2022 was "above market" or "preferential." Accordingly, no amounts related to earnings on deferred compensation have been included in the "Summary Compensation Table."
(3)	Of the amount reported, $1,900,000 has been previously reported in the Summary Compensation Tables of prior years' proxy statements for each of Mr. Zandman and Dr. Paul.

Payments Upon Termination

Dr. Paul

Dr. Paul retired effective December 31, 2022.  Since 2010, Dr. Paul’s employment contract has contained provisions providing generally for three years of compensation in the case of any termination (other than for cause) after attaining age 62.

That amount, and other relevant items payable upon Dr. Paul’s termination of employment, include:

•	salary continuation for three years, payable over three years (approximately $3,582,000, three times U.S. dollar value of the 2022 salary);

•	bonus for the year of termination (Non-equity incentive plan compensation for 2022 as reflected in the "Summary Compensation Table");

•	5,000 shares of common stock annually for three years (valued at approximately $324,000 as of December 31, 2022);

•
service-based vesting criteria applicable to outstanding equity awards is deemed satisfied and performance-based vesting criteria remains in effect (approximately $5,772,000; the number of units and value at December 31, 2022, is summarized under the heading "Outstanding Equity Awards at Fiscal Year End" on page 54);

•	lump sum cash payment of $1,500,000;

•	accumulated pension benefits (approximately $1,992,982, based on the actuarial present value of accumulated benefit reflected in the "Pension Benefits" table, paid annually until death;

•
lifetime continuation of his life insurance benefits, with a death benefit equal to one time final base salary payable to beneficiaries.  The Company has decided to self-insure these obligations (approximately $1,194,000 at the U.S. dollar value of the 2022 base salary, without consideration of the time value of money);

•	lifetime continuation of executive's medical benefits up to an annual premium value of $15,000 (approximately $173,242 based on the actuarial present value of lifetime retiree medical benefit);

•	the aggregate balance of non-qualified deferred compensation ($2,051,531, as reflected in the "Non-qualified Deferred Compensation" table);

•	settlement of 113,114 phantom stock units in shares of common stock (valued at $2,439,869 as of December 31, 2022); and

•	Continued personal use of Company vehicles during his salary continuation period, consistent with prior practice for retired senior leaders in Germany.

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2023 Proxy Statement | Compensation Tables	Table of Contents

Messrs. Vandoorn, Tse, and Valletta

Messrs. Vandoorn, Tse, and Valletta ceased being Executive Officers of Vishay effective December 31, 2022, as part of the Company’s executive transition plan.

The Board of Directors has determined that each executive’s termination of employment on December 31, 2022, was without cause.  Accordingly, each departing executive was entitled to severance benefits consistent with those described in his employment agreement.  Generally, these severance benefits consist of three years of base salary continuation and an annual bonus for 2022 based on actual performance. In addition, service-based vesting criteria applicable to the executives' outstanding equity awards was deemed satisfied in connection with the termination and performance-based vesting criteria remains in effect for outstanding PBRSUs. These severance benefits were conditioned upon the executive signing a release of claims and complying with his pre-existing restrictive covenants.

The following table summarizes compensation payable to these executives under these termination arrangements:

NAME	SALARY CONT. (1)	BONUS (2)	STOCK GRANTS (3)	TOTAL

Johan Vandoorn	$1,684,122	$561,374	$847,595	$3,093,091
Clarence Tse	2,016,003	639,189	740,887	3,396,079
David Valletta	1,746,996	571,870	804,043	3,122,909

(1)	Equal 3 times U.S. dollar value of the 2022 salary.
(2)	Consists of non-equity incentive plan compensation for 2022 as reflected in the "Summary Compensation Table."
(3)	Includes the value of RSUs outstanding as of December 31, 2022, including PBRSUs, and assumes all performance criteria will be met. The number of units outstanding at December 31, 2022, are as follows:

NAME	RSUs	PBRSUs	TOTAL
Johan Vandoorn	16,999	22,296	39,295
Clarence Tse	15,024	19,324	34,348
David Valletta	16,059	21,217	37,276

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

Potential Payments Upon Termination or a Change in Control

Our employment agreements with our Executive Officers provide incremental compensation in the event of termination, as described below.  Termination of employment also impacts phantom stock units and non-qualified deferred compensation balances. In the event of a change in control, equity awards granted before 2023 automatically vest. Equity awards granted in 2023 and beyond to the Executive Officers, other than Mr. Zandman, will not automatically vest upon a change in control.

Mr. Zandman

The executive employment contract of Mr. Zandman contains severance provisions providing generally for three years of compensation in the case of a termination without cause, a voluntary termination by the executive for "good reason" (as defined in the employment agreement), or any termination (other than for cause) after attaining age 62.

Specifically, severance items include:

•	salary continuation for three years, payable over three years;

•	5,000 shares of common stock annually for three years. Because these shares are granted after termination of employment, actual shares – rather than phantom stock units – are granted;

•	bonus for the year of termination;

•	payment of any earned but unpaid bonus for the previously completed year;

•	$1,500,000 lump sum cash payment. This payment replaces the annual deferred compensation credits and the annual bonus for the 3-year severance period;

•	lifetime continuation of executive's life insurance benefit. In lieu of insurance, the Company has assumed this obligation;

•	service-based vesting criteria applicable to outstanding equity awards is deemed satisfied and performance-based vesting criteria generally remains in effect; and

•	continuation of executive's medical benefit for a maximum of three years if the termination occurs before attaining age 62 and lifetime continuation up to an annual premium value if the termination occurs after attaining age 62. For Mr. Zandman this annual premium value is $50,000 and subject to possible increase as detailed in his employment agreement, see page 39.

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Other Executives

The employment agreements of Ms. Lipcaman and the other Executive Officers provide that upon a termination without cause or resignation with "good reason" (as defined in the respective agreements), and subject to the execution of a general release, the executives will be entitled to receive:

•	continuation of base salary for 36 months;

•	payment of any earned but unpaid bonus for the previously completed year; and

•	payment of a pro-rata bonus for the year of termination, based on that year's actual performance.

Upon a termination without cause or resignation with good reason within 16 months following a change in control, the 36 months of base salary continuation will be paid as a lump sum payment. In addition, the employment agreements historically provided that during the 12-month period beginning 4 months following a change in control, these executives may voluntarily resign and receive the severance benefits described above (including the lump sum payment of the salary continuation element) provided that in Ms. Lipcaman's case, the notice and payment timing are slightly different due to local law considerations. As described in the section entitled "2023 Executive Compensation" below, as of January 1, 2023, the executives will only be entitled to such severance benefits if they have "good reason" to resign following a change in control.

In the event of termination due to death or disability, the executive or their estate will receive payment of any earned but unpaid bonus for the previously completed year; and payment of a pro-rata bonus for the year of termination, based on that year's actual performance.

Regarding equity awards, time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive's death, disability, termination without cause, resignation with "good reason," or resignation for any reason following the attainment of age 62 (except where cause exists). Equity awards granted prior to December 31, 2022, immediately vest upon a change in control; equity awards granted after January 1, 2023, do not automatically vest upon a change in control.

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2023 Proxy Statement | Compensation Tables	Table of Contents

Summary of Potential Payments Upon Termination or a Change in Control

The following table summarizes the elements of compensation that would have been received by each of the Company's continuing named executive officers had they been terminated without cause or for "good reason" as of December 31, 2022. As described above, the amount of the severance payments would have been the same upon termination without cause or resignation with "good reason" and upon termination following a change of control, though in the case of Ms. Lipcaman, the timing of such payments differ.

	SALARY CONT. (1)	BONUS (2)	STOCK GRANTS (3)(4)	LUMP SUM TERMINATION PAYMENT	PENSION (5)	MEDICAL BENEFIT (6)	LIFE INSURANCE BENEFIT (7)	NON-QUALIFIED DEFERRED COMPENSATION (8)

Marc Zandman	$3,661,149	$3,661,149	$4,762,052	$1,500,000	$-	$219,018	$1,220,383	$3,854,204
Lori Lipcaman	1,499,544	-	1,076,925	-	1,231,113	-	-	-

(1)	Equals 3 times U.S. dollar value of the 2022 salary.

(2)	Consists of non-equity incentive plan compensation for 2022 as reflected in the "Summary Compensation Table."

(3)	For Mr. Zandman, includes 15,000 shares, multiplied by $21.57, which was the closing price of Vishay's common stock on December 31, 2022. The shares are to be paid out over three years.

(4)	Includes the value of RSUs outstanding as of December 31, 2022, including PBRSUs, and assumes all performance criteria will be met.

(5)	Present value of accumulated benefit reflected in the "Pension Benefits" table, paid annually until death, exclusive of contractual termination payments (other than retiree medical benefits, which are shown in next column).

(6)	For Mr. Zandman, represents three years of post-termination medical benefits based on 2022 amounts.

(7)	The employment agreement of Mr. Zandman provides for a lifetime continuation of his life insurance benefits, with a death benefit equal to one time final base salary payable to his respective beneficiaries. The Company has decided to self-insure this obligation. The table estimates the value of this life insurance benefit at the 2022 base salary of Mr. Zandman, without consideration of the time value of money.

(8)	Aggregate balance at year end as reflected in the "Non-qualified Deferred Compensation" table.

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2023 Proxy Statement | Compensation Tables	Table of Contents

For Mr. Zandman, a termination by reason of disability is deemed in his respective employment agreements to be equivalent to a termination without cause.  Accordingly, presuming termination by disability as of December 31, 2022, the compensation described in the table above would be payable.  Additionally, the employment agreement of Mr. Zandman provides for disability benefits which are payable if he suffers a disability prior to his attainment of the statutory retirement age in Israel. Such disability benefit is equal to 60% of the sum of Mr. Zandman's base salary and the average of his annual bonus payments, less certain adjustments as stated in his employment agreement. If Mr. Zandman had become disabled on December 31, 2022, the annual disability payment would have been approximately $2,085,000, and such disability benefit would have been payable for approximately 5.9 years until he reached the statutory retirement age.

For Ms. Lipcaman, a termination by reason of disability does not constitute a termination without cause pursuant to her respective employment agreement.  Upon a termination by reason of disability, Ms. Lipcaman would be entitled to the following:

•	a lump sum cash payment equal to all accrued compensation;

•	all rights she is entitled to under the terms of any Vishay retirement plans and benefit plans, including disability insurance; and

•
payment of a pro-rata bonus for the fiscal year in which notice of termination is given, determined and paid in the same manner and at the same time as such bonus would have been determined and paid in the absence of such termination.

Furthermore, upon termination by reason of disability, any service-based vesting criteria applicable to outstanding RSUs will be deemed satisfied and any performance-based vesting criteria applicable to such equity awards will remain in effect.

Accordingly, presuming termination by disability as of December 31, 2022, Ms. Lipcaman, would receive her 2022 bonus, as reported in column (e) of the Summary Compensation Table on page 50; plus the amounts presented in the table above for “stock grants” and “pension.”

Upon a termination by reason of death, the beneficiaries of Mr. Zandman would be entitled to:

•	a lump sum cash payment equal to all accrued compensation;

•	payment of phantom stock; and

•	payment of non-qualified deferred compensation.

Additionally, upon a termination by reason of death, the beneficiaries of Mr. Zandman would be eligible for continued medical benefits and for a death benefit under a self-insured life insurance obligation, equal to three times base salary while employed (and one times base salary upon retirement).  Presuming death as of December 31, 2022, the amounts presented in the table above, other than the “lump sum termination payment,” would be payable upon the death of Mr. Zandman, with the self-insured death benefit replacing the amount presented as “salary continuation.”

For Ms. Lipcaman, a termination by reason of death would result in the same compensation paid to her respective beneficiaries as would be payable by reason of termination by disability.

Excise Taxes Upon a Change in Control

Following Dr. Paul's retirement, none of our Executive Officers are entitled to an excise tax gross-up upon a change in control.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

Impact on Non-qualified Deferred Compensation Balances

As described above, certain Executive Officers participate in a non-qualified deferred compensation plan. All of the Executive Officers have elected to defer such compensation until retirement or termination of employment, at which time the amounts would be paid in a lump sum.

Impact on RSUs

With respect to our Executive Officers, time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will remain in effect, upon the executive's death, disability, termination without cause, resignation with "good reason," or resignation for any reason following the attainment of age 62 (except where cause exists).  Had a change in control occurred on December 31, 2022, all RSUs and PBRSUs would have vested (with PBRSUs vesting in full, assuming all performance conditions are met). In the event of voluntary termination by the executive before age 62 (without "good reason") or termination for cause, the executive's outstanding RSUs (including PBRSUs) will be forfeited.  At December 31, 2022, unvested time-vested RSUs and PBRSUs were as follows:

NAME	UNVESTED TIME-VESTED RSUs	UNVESTED PBRSUs
Marc Zandman	51,442	154,330
Lori Lipcaman	21,426	28,501

The table above excludes the 2023 annual grant for the current Executive Officers and includes the RSUs that vested January 1, 2023.

Impact on Phantom Stock Units

Mr. Zandman (and historically Dr. Paul) receives an annual grant of 5,000 phantom stock units pursuant to his employment agreement.  Additionally, he receives dividend equivalents in the form of additional phantom stock units each time the Company pays a dividend on its common stock.  Upon termination of employment, Mr. Zandman will receive one share of Vishay common stock for each phantom stock unit held.

The table below shows the total phantom stock units held by Mr. Zandman and the value of the underlying common stock at December 31, 2022:

NAME	PHANTOM STOCK UNITS	VALUE
Marc Zandman	113,114	$2,439,869

The table above excludes the 2023 annual grant of 5,000 phantom stock units.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

Median Pay Ratio

Since 2017, the Company has disclosed the ratio of the compensation of its CEO to the compensation of its median employee.

The median employee was chosen in 2020 from a population of all global employees, excluding our CEO, as of December 1, 2020.  All employees regardless of full-time, part-time, or seasonal status were included within the sampled population and there were no adjustments or assumptions made with respect to the salaries and wages metric utilized.  Annual salaries and wages were used as the identifying metric for all employees as it is a consistent measure amongst all employees. We have concluded that there has been no change to our employee population or compensation arrangements that would result in a significant change to our pay ratio disclosure. Accordingly, we have used the same median employee in 2022 as we used in 2020.

We determined the median employee's total compensation in accordance with SEC regulations. The total compensation of the median employee was then compared to the total compensation of the CEO. For 2022, the ratio of the CEO total compensation to the median employee total compensation was $6,817,811 : $21,376 or 319 : 1.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

Pay Versus Performance

In August 2022, the SEC adopted additional disclosure requirements regarding the relationship between a registrant’s executive compensation and its financial performance.

The following table summarizes certain information regarding pay vs. performance for the period 2020-2022:

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR (1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (2)	COMPENSATION ACTUALLY PAID TO PEO (2)(3)(4)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs (2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs (2)(3)(4)	TOTAL SHAREHOLDER RETURN (5)	PEER GROUP SHAREHOLDER RETURN (5)	NET INCOME (In millions)	ADJUSTED NET EARNINGS (In millions) (6)
2022	$6,817,811	$6,840,363	$3,790,780	$3,817,519	107.62	142.94	$428.8	$454.2
2021	8,388,523	8,059,915	3,224,127	3,050,308	106.90	219.51	298.0	337.3
2020	5,322,814	4,795,630	2,251,865	2,005,870	99.48	153.67	122.9	134.1

(1)	This table includes only the years 2020-2022 under transitional guidance provided by the SEC.

(2)	For the years 2020-2022, the principal executive officer is our Chief Executive Officer, who was Dr. Gerald Paul during such years, and the non-PEO NEOs for each year are Marc Zandman, Lori Lipcaman, Johan Vandoorn, and Clarence Tse.

(3)	The reconciliation of Summary Compensation Table amounts to the compensation actually paid presented above is summarized in the following table:

	2022		2021		2020
	PEO	AVERAGE NON-PEO NEOs	PEO	AVERAGE NON-PEO NEOs	PEO	AVERAGE NON-PEO NEOs
Total Per Summary Compensation Table	$6,817,811	$3,790,780	$8,388,523	$3,224,127	$5,322,814	$2,251,865
Stock Compensation Per Summary Compensation Table	(1,828,695)	(571,938)	(2,171,288)	(676,263)	(1,592,626)	(452,729)
Change in Value of Prior Period Stock Compensation	1,851,247	598,677	2,626,499	793,937	1,689,681	484,947
Change in Pension Value Per Summary Compensation Table	-	-	(783,819)	(291,493)	(624,239)	(278,223)
Pension Service Costs	-	-	-	-	-	-
Compensation Actually Paid	$6,840,363	$3,817,519	$8,059,915	$3,050,308	$4,795,630	$2,005,870

(4)	“Compensation actually paid” is computed based on guidance in the SEC rules, and adjusts stock compensation as presented in the Summary Compensation Table (which is at grant date fair value) for changes in fair value since the grant date, and adjusts changes in pension value to reflect service costs.

(5)	Both total shareholder return ("TSR") and peer group TSR are determined in the same manner, calculated as the sum of cumulative dividends (assuming dividend reinvestment) and the cumulative increase or decrease in the stock price/stock index each respective year, divided by the stock price/stock index at December 31, 2019. Peer group TSR is based on the Philadelphia Semiconductor Index, which the Company utilizes as a peer group in its stock performance graph presented in Item 5 of its annual report on Form 10-K.

(6)	The “Company selected measure” is “Adjusted Net Earnings”. The Company believes this is the most important measure when evaluating pay versus performance. "Adjusted Net Earnings" is described and calculated under the heading "Performance Measures and Metrics", beginning on page 33. Two of the Executive Officers, including the CEO, have non-equity incentive compensation based exclusively on this measure, and the other Named Executive Officers have non-equity incentive compensation based largely on this measure.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

While the Company considers Adjusted Net Earnings to be its most important measure in determining executive compensation, other key measures are utilized in determining executive compensation, as noted below:

•	adjusted net earnings;
•	third party net sales;
•	variable margin;
•	gross profit margin;
•	free cash;
•	segment operating income; and
•	divisional cash flow.

Each of these measures is described under the heading “Performance Measures and Metrics”, beginning on page 33.

We believe the table above shows the alignment between compensation actually paid to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our Compensation Discussion and Analysis section of this proxy statement. Specifically, a large portion of the NEOs’ compensation is reliant on Adjusted Net Earnings and as such the CEO and non-CEO “compensation actually paid” each year was aligned with Adjusted Net Earnings performance and generally increased when our Adjusted Net Earnings performance increased. Compensation actually paid to our CEO decreased in 2022 versus 2021, primarily due to foreign currency translation effects.  Compensation actually paid to our other NEOs increased in 2022 primarily due to the inclusion of severance amounts for Messrs. Vandoorn and Tse in that year, partially offset by foreign currency translation effects.

The charts below show, for the past three years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and non-CEO “compensation actually paid” and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s Adjusted Net Earnings.

Company TSR vs. Peer Group TSR
150.00
140.00
130.00
120.00
110.00
100.00
90.00
80.00
2020
2021
2022
Company TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$500.0
$400.0
$300.0
$200.0
$100.0
$-
2020
2021
2022
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Net income

Compensation Actually Paid vs. Company TSR
$10.0
$8.0
$6.0
$4.0
$2.0
$-
110.00
105.00
100.00
95.00
90.00
85.00
80.00
2020
2021
2022
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Company TSR

Compensation Actually Paid vs. Adjusted Net Earnings
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$500.0
$400.0
$300.0
$200.0
$100.0
$-
2020
2021
2022
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Adjusted Net Earnings

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

2023 Executive Compensation

2023 Executive Employment Agreements

In anticipation of Dr. Paul’s eventual retirement, the Board’s independent Nominating and Corporate Governance Committee, in conjunction with the Board of the Directors, was engaged in succession planning for some time to ensure a smooth evolution of Vishay’s strategic priorities.  A number of executive management changes became effective January 1, 2023.

As part of the executive transition plan, the Company updated existing or entered into new employment agreements for all individuals serving as Executive Officers on January 1, 2023, other than Mr. Zandman (the “2023 Executive Employment Agreements").

The following highlights updated features of the 2023 Executive Employment Agreements, for all Executive Officers other than Mr. Zandman, that may be of particular interest to our stockholders:

FEATURE	HISTORICAL APPROACH		NEW APPROACH
Treatment of equity awards upon a change in control	•	Single trigger vesting	•	Beginning in 2023, no single trigger vesting of new awards
			•	If these awards are assumed or continued upon a change in control, double trigger vesting upon a termination without cause or good reason in connection with change in control
			•	If these awards are not assumed or continued, vest in connection with change in control
Sizing of annual equity awards	•	Minimum award value (tied to percentage of base salary) set in employment agreement	•	Beginning in 2024, no guaranteed minimum award value - size of annual award to be determined in the Compensation Committee's discretion
Severance upon change in control resignation	•	Severance benefits paid upon voluntary resignation in connection with change in control	•	Severance benefits paid upon resignation in connection with change in control only if "good reason" exists

The 2023 Executive Employment Agreements continue to provide a target bonus opportunity as a percentage of base salary for Executive Officers, but do not contain a contractual cap on bonus payouts. In addition, beginning in 2024, the 2023 Executive Employment Agreements eliminate a pre-determined allocation between time and performance-based equity awards. These changes are intended to allow the Compensation Committee flexibility in structuring executive bonus and equity programs on a year by year basis.

The 2023 Executive Employment Agreements contain other features consistent with our historical arrangements, including severance benefits upon involuntary termination and customary non-compete and non-solicitation covenants.

The terms of Mr. Zandman's existing employment agreement, as amended from time to time, are generally unchanged as of 2023, provided that effective January 1, 2023, the allocation of his annual equity award as between time and performance-vesting components will be determined each year by the Compensation Committee. At least 50% and up to 75% of each annual equity award, however, must be subject to performance-vesting conditions.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

2023 Compensation

Base Salary. Base salaries for 2023 were established as follows:

NAME	2023 BASE SALARY(1)
Marc Zandman	ILS 4,260,000 (approximately $1,270,000)(2)
Joel Smejkal	$900,000
Jeff Webster	ILS 1,850,000 (approximately $550,000)(2)
Lori Lipcaman	€476,000 (approximately $500,000)(3)
Roy Shoshani	$465,000
Peter Henrici	$410,000
Andreas Randebrock	€345,000 (approximately $365,000)(3)

(1)	The amounts shown have been converted into U.S. dollars at the weighted average exchange rate for 2022.
(2)	Paid in Israeli shekels.
(3)	Paid in euro.
(4)	Paid in Taiwan dollars.

Bonus. Mr. Zandman will be eligible to earn an annual cash bonus equal to 1.0% percentage of adjusted net earnings, capped at three times his base salary. The other Executive Officers are eligible to earn an annual cash bonus with a target amount equal to the following percentage of the Executive Officer's base salary: Mr. Henrici - 30%, and all other Executive Officers - 100%.

Equity. Each Executive Officer received an equity grant on March 24, 2023 in the form of restricted stock units (RSUs), of which 50% are performance-based awards subject to marketing vesting conditions, consistent with the entitlements in their employment agreements.

NAME	TIME-VESTED RSUs(1)	PBRSUs(2)	TOTAL
Marc Zandman	36,772	36,772	73,544
Joel Smejkal	53,266	53,266	106,532
Jeff Webster	30,011	30,011	60,022
Lori Lipcaman	19,474	19,474	38,948
Roy Shoshani	18,064	18,064	36,128
Peter Henrici	9,264	9,264	18,528
Andreas Randebrock	5,112	5,112	10,224

(1)	The awards will generally vest in three equal installments in 2024, 2025, and 2026, subject to accelerated vesting upon certain termination events as further described above.
(2)
The market-condition PBRSUs will be earned based relative Total Stockholder Return (“rTSR”), Vishay’s total stockholder return relative to returns on the S&P MidCap 400 Index.  The 2023 PBRSUs will be measured over a 3-year period ending December 31, 2025.  The PBRSUs listed in the table represent the number of units earned at target.  The maximum number of units that can be earned is 200% of target, if the rTSR exceeds 140%. Such awards are subject to accelerated vesting upon certain termination events as described above.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Compensation Tables	Table of Contents

Additional Information on Equity Compensation Plans

The following table provides certain information concerning our equity compensation plans as of December 31, 2022.

	NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SHARES OF COMMON STOK REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SHARES REFLECTED IN THE FIRST COLUMN)
Equity compensation plans approved by stockholders (1)

2007 Stock Incentive Program (2)
Restricted Stock Units (3)	894,000	n/a		(2)
Phantom Stock Units (4)	226,000	n/a		(2)
Total 2007 Stock Incentive Program	1,120,000		1,637,000

Total approved by stockholders	1,120,000		1,637,000

Equity compensation plans not approved by stockholders	-		-
Total equity compensation plans	1,120,000		1,637,000

(1)	Additional information about these plans is presented in Note 12 to the Company's consolidated financial statements, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	The 2007 Program provides for the grant of stock options, restricted stock, unrestricted stock, RSUs (including PBRSUs), and phantom stock units. Therefore the shares available for future issuance are presented only in total for the program.

(3)	Each RSU entitles the recipient to receive a share of Vishay common stock. Because these awards have no exercise price, there is no calculation of weighted average exercise price.

(4)	Each phantom stock unit entitles the recipient to receive a share of Vishay common stock at the individual's termination of employment or any other future date specified in the employment agreement. Because these awards have no exercise price, there is no calculation of the weighted average exercise price.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Three	Table of Contents

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for Named Executive Officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Exchange Act. While our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature. Nonetheless, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program is designed to support the Company's long-term success by achieving the following objectives: attracting and retaining talented senior executives, tying executive pay to Company and individual performance, supporting our annual and long-term business strategies, and aligning executives' interests with those of the stockholders. The Compensation Committee continually reviews the compensation program for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with the interests of our stockholders and current market practices.

Accordingly, the following resolution will be submitted for a stockholder vote at the 2023 Annual Meeting:

"RESOLVED, that the stockholders hereby approve the compensation of the Company's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this proxy statement."

The Board of Directors recommends that you vote "FOR" approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

PROPOSAL FOUR

APPROVAL OF THE VISHAY INTERTECHNOLOGY, INC.
2023 LONG-TERM INCENTIVE PLAN

We are asking our stockholders to approve the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan. Our Board approved the 2023 Plan on March 24, 2023, subject to stockholder approval. If approved by stockholders, the 2023 Plan will replace the Vishay Intertechnology, Inc. 2007 Stock Incentive Program (the “2007 Program”), which expires on May 20, 2024.
The purpose of the 2023 Plan is to enable us to recruit and retain highly qualified employees, directors, consultants and other service providers, provide them with an incentive for productivity, and create an opportunity for them to share in the growth and value of the Company. We believe that the 2023 Plan will enhance the long-term performance of the Company because it will provide the selected participants with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.
Stockholder approval of the 2023 Plan is necessary to enable the grant of incentive stock options (“ISOs”) in accordance with applicable tax rules, among other vehicles, and to comply with NYSE listing rules. Stockholder approval of the 2023 Plan is also being requested for purposes of granting French tax-qualified restricted stock units to employees of our subsidiaries in France. If stockholders approve this Proposal Four, the Company will determine whether or not to seek to satisfy the other requirements to grant French tax-qualified restricted stock units.
Subject to certain adjustments, the maximum number of Shares that may be issued under the 2023 Plan is the sum of (i) 6,000,000 shares of our common stock other than Class B common stock (referred to hereafter in this Proposal Four as “Shares”), minus (ii) the number of Shares subject to awards that we grant under the 2007 Program between March 27, 2023 and the annual meeting date, plus (ii) any additional Shares subject to outstanding 2007 Program awards, to the extent such Shares are recycled into the 2023 Plan (as described in the section entitled “Shares of Stock Available for Issuance” below). As of March 27, 2023, there were [-] Shares subject to outstanding 2007 Program awards (with performance-based restricted stock units counted at the maximum level). The 2023 Plan also provides us with the ability to grant cash-based awards.

The following features of the 2023 Plan may be of particular interest to our stockholders:

•	Repricing of stock options or stock appreciation rights (“SARs”). The 2023 Plan generally prohibits the repricing or cash buyouts of stock options or SARs without stockholder approval.
•	Dividends Subject to Vesting. Dividends and dividend equivalents payable with respect to certain 2023 Plan awards will be subject to the same vesting terms as the related award.
•	Awards Subject to Clawback Policy. Awards granted to a 2023 Plan participant covered by our clawback policy are subject to our clawback policy.
•	Director Compensation Limits. The 2023 Plan contains annual limits on the compensation payable to our non-employee directors, subject to certain exceptions.

If the 2023 Plan is approved by our stockholders, no new awards will be granted under the 2007 Program after the annual meeting. If the 2023 Plan is not approved by our stockholders, the 2007 Program will remain in effect until it expires on May 20, 2024, in accordance with its terms. As of March 27, 2023, [-] Shares remain available for issuance in respect of new awards under the 2007 Program; however, we will not be able to grant new awards under the 2007 Program once it expires on May 20, 2024. Accordingly, if this proposal is not approved, we will be unable to provide equity-based compensation to eligible employees and other service providers once the 2007 Program expires, other than in limited circumstances permitted under NYSE listing rules. In that case, our ability to attract and retain talent may be adversely impacted and this could adversely affect our long-term success.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

Description of the 2023 Plan

The principal provisions of the 2023 Plan are summarized below. This summary is qualified in its entirety by reference to the 2023 Plan document, a copy of which is attached as Annex A hereto and has been filed with the SEC with this proxy statement. To the extent the description below differs from the text of the 2023 Plan, the text of the 2023 Plan will control.

Administration

The 2023 Plan vests broad powers in a committee to administer and interpret the 2023 Plan. Until and unless otherwise determined by the Board, that committee will be the Compensation Committee. In this capacity, the Compensation Committee has the authority to (among other things) select the persons to be granted awards, determine the type, size and terms and conditions of such awards, accelerate the vesting or exercisability of an award (notwithstanding anything in the 2023 Plan to contrary), waive any conditions or restrictions associated with an award, and extend the period of time during which an award may be exercised (as long as the extension is not beyond the original term of the award). The Compensation Committee may also amend outstanding awards, although an award amendment would require the consent of affected participants if it would materially impair their rights. Subject to the requirements of applicable law and our governing documents, the Board or the Compensation Committee may delegate any of the authorities of the committee under the 2023 Plan, including its authority to grant awards, to one or more individuals. In addition, subject to applicable law, the Board may at any time exercise the rights and duties of the Compensation Committee under the 2023 Plan. Accordingly, references herein to the Compensation Committee will also include, as applicable, the Board or any duly authorized delegate.

In order to comply with foreign law or to otherwise ensure the viability of the benefits from awards granted under the 2023 Plan to foreign participants, the Compensation Committee may also modify the terms of outstanding awards held by foreign participants, establish subplans and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of Shares available for grant under the 2023 Plan. Currently, an Israeli and French subplan are attached to the 2023 Plan as Appendix 1 and Appendix 2, respectively, in order to enable the Compensation Committee to grant certain awards in those jurisdictions on a tax-favorable basis, if desired.

Amendment and Termination

The 2023 Plan will expire on March 24, 2033 (ten years after the Board adopted the 2023 Plan).

The Board may amend or terminate the 2023 Plan at any earlier time, provided that stockholder approval may be required for certain amendments, to the extent required by applicable law or exchange listing requirements. Examples of amendments that require stockholder approval under current NYSE rules include those that: materially increase the number of shares available for awards under a plan (other than an increase to reflect a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change), expand the types of awards available under a plan, materially expand the classes of persons eligible to receive awards under a plan, materially extend the term of a plan, materially change the method for determining the exercise price of options, or delete or limit a provision prohibiting the repricing of awards.

Eligibility

Any of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the 2023 Plan. However, in accordance with applicable tax rules, only our employees (and the employees of our parent or subsidiary corporations) are eligible to be granted ISOs.

As of March 24, 2023, there were approximately 1,000 employees, 11 directors (2 of which were also employees), 5 consultants and zero other service providers who would be eligible to participate in the 2023 Plan. Participants will be selected in the discretion of the Compensation Committee, the Board or a duly authorized delegate.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of Shares that may be issued under the 2023 Plan is the sum of (i) 6,000,000 Shares, minus (ii) the number of Shares subject to any 2007 Program awards granted between March 27, 2023 and the annual meeting date, plus (iii) any additional Shares subject to 2007 Program awards, to the extent those Shares are recycled into the 2023 Plan as described below.

If and to the extent that an award under the 2023 Plan or 2007 Program terminates, expires, is canceled or is forfeited for any reason on or after the date the 2023 Plan is approved by our stockholders, including upon cancellation or settlement of such award in exchange for cash or property other than Shares, the Shares subject to such award will become available for new grants under the 2023 Plan. However, any Shares subject to a SAR issued under the 2023 Plan or 2007 Program that are not delivered upon a stock-based settlement of such SAR, as well as any Shares subject to an option issued under the 2023 Plan or 2007 Program that are withheld in satisfaction of the exercise price of that option, will not become available for new grants under the 2023 Plan. Shares of our common stock withheld on or after the date the 2023 Plan is approved by our stockholders in settlement of a tax withholding obligation associated with an award under the 2023 Plan or 2007 Program other than a SAR or stock option award, will become available for new grants under the 2023 Plan.

Any Shares issued in respect of awards granted in substitution for equity-based awards of an entity acquired by us or a subsidiary, or with which we or a subsidiary combine, will not count against the number of Shares available for issuance under the 2023 Plan.

Subject to certain adjustments, the maximum aggregate number of Shares under the 2023 Plan that may be issued in respect of ISOs is 6,000,000.

The market value of a share of our common stock as of March 27, 2023 was $[-].

Non-Employee Director Limitations on Awards

Beginning with our first fiscal year following the year in which the 2023 Plan is approved by stockholders, the aggregate amount of equity and cash compensation payable to a non-employee director with respect to a fiscal year, whether under the 2023 Plan or otherwise, for services as a non-employee director, shall not exceed $800,000. For this purpose, the amount of compensation will be measured under SEC director compensation proxy rules. This director compensation limit will not apply to (i) compensation earned by a non-employee director solely in the individual’s capacity as chairman of the Board or lead independent director, (ii) compensation earned by a non-employee director for services the individual  performs outside of the individual’s role as a non-employee director (i.e. as an advisor or consultant), or (iii) compensation awarded by the Board to a non-employee director in extraordinary circumstances, as determined by the Board in its discretion, so long as, in each case, the non-employee director does not participate in the decision to award him- or herself the additional compensation.

Types of Awards

The 2023 Plan provides for the grant of the following types of awards: (i) stock options (both ISOs and non-qualified stock options), (ii) SARs, (iii) restricted stock, (iv) restricted stock units (“RSUs”), (v) other stock-based awards, (vi) phantom stock units and (vii) cash-based awards. The Compensation Committee determines any vesting conditions applicable to awards under the 2023 Plan. Each award may, but need not be, subject to vesting conditions in the Compensation Committee's discretion. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals or other factors.

Stock Options. A stock option entitles the holder to purchase from us a stated number of Shares at a specified price for a limited period of time. The Compensation Committee will specify the number of Shares subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a Share on the date the option is granted. However, for an ISO granted to a 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the option holder to pay the exercise price of an option through the surrender of previously acquired Shares or to “net settle” an option (which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option). An outstanding in-the-money option will generally be automatically exercised and net-settled immediately prior to its expiration, so long as the participant’s service has not been terminated for cause (and no basis for such a termination then exists).

Options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee but will not exceed 10 years (5 years in the case of ISOs granted to a 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

Stock Appreciation Rights. A SAR represents the right to receive, upon exercise, any appreciation in a Share over a particular time period. SARs shall be exercisable in accordance with the terms of the applicable award agreement. The base price of a SAR shall not be less than the fair market value of a Share on the date the SAR is granted. The maximum term of a SAR shall be determined by the Compensation Committee, but shall not exceed 10 years. SAR payouts may be made in cash, Shares, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service with us (or our affiliates) terminates due to death or disability, the participant’s unexercised options and SARs may be exercised, to the extent they were exercisable at the time of the participant’s death or disability (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If a participant’s service with us (or our affiliates) is terminated for cause (as defined in the 2023 Plan) or the participant resigns at a time there was a cause basis for the participant’s termination, (i) all unexercised options and SARs (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any option or SAR exercise then in progress will be cancelled. Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant’s service terminates for any other reason, the participant’s unexercised options and SARs may be exercised, to the extent they were exercisable at the time of the participant’s termination (or on such accelerated basis as the Compensation Committee may determine at or after grant), for a period of ninety days from the termination date or until the expiration of the original option or SAR term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and SARs that are not exercisable at the time of the termination of service shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of Shares that are subject to forfeiture and transfer restrictions during a specified period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of restricted stock. If there are specified vesting conditions that are not attained, the underlying common stock will be forfeited to us. Conversely, if and when specified vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the Shares underlying the restricted stock. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination of service a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units. An RSU represents a right to receive an amount equal to the fair market value of one Share, and may be conditioned on the achievement of specified vesting conditions. An RSU may be settled in Shares, cash or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit any RSUs that then remain subject to forfeiture.

Other Stock-Based Awards. Other stock-based awards may be granted to participants (including awards to receive unrestricted shares, or awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock). The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions.

Phantom Stock Units. A phantom stock unit represents a participant’s right to receive one Share at a specified time pursuant to the participant’s employment agreement with the Company or a subsidiary. The Compensation Committee will determine a phantom stock unit’s terms and conditions, subject to the participant’s employment agreement, including, as applicable, vesting conditions and settlement dates.

Cash-Based Awards. Cash-based awards (including immediate cash payments) may be granted to participants, either alone or in conjunction with other awards under the 2023 Plan.  Cash-based awards may be granted in lieu of other compensation, subject to applicable law. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, vesting conditions.

Dividends and Dividend Equivalent Rights

No dividends or dividend equivalent rights will be payable with respect to options or SARs. Dividends that become payable with respect to restricted stock while it remains subject to restriction will be subjected to the same vesting conditions as the restricted stock to which they relate. The Compensation Committee may also require that the dividends be reinvested in additional restricted Shares.  Dividend equivalent rights may be granted in connection with restricted stock units, other stock-based awards and phantom stock units under the 2023 Plan in the discretion of the Compensation Committee. A dividend equivalent right entitles the participant to payments or credits equal to the cash dividends that would otherwise have been paid with respect to the Shares underlying the award, had such Shares been outstanding on the dividend payment date. The Compensation Committee may provide that dividend equivalent rights will be paid or credited in cash or paid or credited in Shares (based on the fair market value of those Shares on the dividend payment date). In any case, dividend equivalent rights granted under the 2023 Plan will be subject to the same vesting conditions as the underlying awards to which they relate.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

Adjustments

If the number of outstanding Shares is increased or decreased or our common stock is changed into or exchanged for a different number or kind of our shares or other securities on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in our outstanding Shares effected without receipt of consideration by us, or there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by us, the Compensation Committee shall, in such manner as it deems equitable, make adjustments to the number and kind of shares issuable under the 2023 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the 2023 Plan or outstanding awards.

Corporate Transactions

Unless otherwise specified in the applicable award agreement and subject to the “Change in Control” section below, in the event of a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of our assets, or the acquisition of assets or stock of another entity by us, or other corporate transaction involving us (each, a “Corporate Transaction”), outstanding awards will be treated in accordance with the applicable transaction agreement. If no treatment is provided for in the transaction agreement, each award holder will be entitled to receive the same consideration that our stockholders receive in the transaction for each Share subject to the award upon the exercise, payment or transfer of the award, but unless otherwise determined by the Compensation Committee, the award will remain subject to the same terms, conditions and performance criteria applicable to the awards before the Corporate Transaction. In addition, if a Corporate Transaction occurs, outstanding stock options and SARs may be cancelled at the election of the Compensation Committee if (i) the holders of such awards are afforded the opportunity to exercise those awards immediately prior to (and contingent upon the occurrence of) the transaction, to the extent otherwise exercisable, or (ii) with respect to each Share subject to such an award, the holder is paid the excess (if any) of the per share consideration paid to our stockholders in the transaction, minus the applicable option or SAR exercise price. The Compensation Committee is not required to treat each award uniformly upon a Corporate Transaction.

Change in Control

Unless otherwise specified in the applicable award agreement or any applicable transaction documents, outstanding awards will be treated as follows upon the occurrence of a Change in Control (as defined in the 2023 Plan), subject to the requirements of Section 409A of the Internal Revenue Code.

•
For awards granted to non-employee directors, time-based vesting conditions will be deemed satisfied and performance-based vesting conditions will be deemed satisfied at the greater of the “target” or “actual” performance level through the Change in Control (or other reasonably proximate date), as determined by the Compensation Committee in its discretion.

•	For awards granted to all other service providers,
•
If the awards are not assumed, converted or replaced, time-based vesting conditions will be deemed satisfied and performance-based vesting conditions will be deemed satisfied at the greater of the “target” or “actual” performance level through the Change in Control (or other reasonably proximate date), as determined by the Compensation Committee in its discretion.

•
If the awards are assumed, converted or replaced by the resulting entity, the awards (as adjusted to reflect the transaction) will continue in accordance with their terms. However, if within two years after the Change in Control the award holder is terminated by us (or the resulting entity in the Change in Control) without “cause,” time-based vesting conditions will be deemed satisfied, and performance-based vesting conditions will be deemed satisfied at the greater of the “target” or “actual” performance level through the termination date (or other reasonably proximate date), as determined by the Compensation Committee in its discretion, subject to the execution of a release.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

Repricing Prohibited

The Compensation Committee and the Board may not reprice options or SARs without stockholder approval, whether such repricing is accomplished by (i) means of a cancellation/re-grant program, whereby outstanding options or SARs are cancelled and replacement options or SARs are granted with a lower exercise or base price; (ii) cancellation of outstanding options or SARs with an exercise or base price in excess of the then current fair market value per share for consideration payable in our equity securities or cash; or (iii) directly or indirectly reducing the exercise or base price of outstanding options or SARs (except in each case for appropriate adjustments in connection with certain corporate events or transactions).
Clawback and Other Policies

All awards (and any Shares underlying the awards), are subject to clawback under any current or future clawback policy of the Company that is applicable to the participant.  Further, all awards and associated Shares will also be subject to the Company’s stock ownership, securities trading, anti-hedging and other similar policies, as in effect from time to time.

Miscellaneous

Generally, awards granted under the 2023 Plan may not be transferred, except by will or intestate succession. However, the Compensation Committee may in its discretion authorize the gratuitous transfer of awards (other than ISOs) to family members of the participant, partnerships owned by such family members, trusts for the benefit of such family members or other similar estate planning vehicles.

Awards under the 2023 Plan will be subject to withholding for applicable taxes, to the extent required by law, and the Compensation Committee may authorize the withholding of Shares subject to an award to satisfy required tax withholding.

Awards under the 2023 Plan are generally intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and will be interpreted accordingly. However, we do not guaranty any particular tax treatment for any award under the 2023 Plan.

Federal Income Tax Consequences

The federal income tax consequences of the issuance, exercise and/or settlement of awards under the 2023 Plan are described below. The following information is only a summary and does not address all aspects of taxation that may be relevant to a particular participant in light of the participant’s personal circumstances. Participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of the awards and the ownership and disposition of any underlying securities. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Tax laws are subject to change.

Generally, all amounts taxable as ordinary income to participants in respect of awards granted under the 2023 Plan are expected to be deductible by us as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of the Internal Revenue Code (including the limitations of Sections 162(m), which provides that we cannot deduct compensation paid to certain covered employees in excess of $1 million per year).

Nonqualified Stock Options

A participant recognizes no taxable income when a non-qualified stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize ordinary income equal to the excess of the fair market value of the Shares received over the exercise price of the non-qualified stock option. A participant’s tax basis in Shares received upon exercise of a non-qualified stock option will generally be equal to the fair market value of those Shares on the exercise date, and the participant’s holding period for such Shares will begin at that time. Upon sale of Shares received upon exercise of a non-qualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the Shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the Shares and the participant’s tax basis in such Shares.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

Incentive Stock Options

A participant recognizes no taxable income when an ISO is granted or exercised. As long as the participant meets the applicable holding period requirements for Shares received upon exercise of an ISO (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the Shares received upon exercise will be long-term capital gain or loss, and we will not be entitled to a deduction. If, however, the participant disposes of the Shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the Shares on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short- or long-term capital gain (depending on how long the Shares are held). If the option price exceeds the amount realized upon such a disposition, the difference will be short- or long-term capital loss (depending on how long the Shares are held). Notwithstanding the above, individuals subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an ISO.

Stock Appreciation Rights

A participant recognizes no taxable income when a SAR is granted or vests. Upon the exercise of a SAR, a participant will recognize ordinary income equal to the excess of the fair market value of the Shares underlying the SAR over the grant price of the SAR. A participant’s tax basis in Shares received upon exercise of a SAR will generally be equal to the fair market value of those Shares on the exercise date, and the participant’s holding period for such Shares will begin at that time. Upon the sale of Shares received upon exercise of a SAR, the participant will realize short-term or long-term capital gain or loss, depending on the period the Shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the Shares and the participant’s tax basis in such Shares.

Restricted Stock

If a participant receives restricted stock under the 2023 Plan and does not make the election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the Shares. When the forfeiture conditions applicable to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the Shares at that time, less any amount paid for the Shares. A participant’s tax basis in restricted stock will generally be equal to the fair market value of the Shares when the forfeiture conditions lapse, and the participant’s holding period for the Shares will begin at that time. Upon sale of the Shares, the participant will realize short- or long-term gain or loss, depending on how long the Shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the Shares and the participant’s tax basis in the Shares.

Participants receiving Shares of restricted stock may make an election under Section 83(b) of the Internal Revenue Code. By making a Section 83(b) election, the participant elects to recognize compensation income when the Shares are received rather than at the time the forfeiture conditions lapse. The amount of such compensation income will be equal to the fair market value of the Shares upon receipt (valued without regard to the forfeiture conditions and transfer restrictions applicable to the Shares), less any amount paid for the Shares. By making a Section 83(b) election, the participant will recognize no additional compensation income when the forfeiture conditions lapse. The participant’s tax basis in Shares with respect to which a Section 83(b) election is made will generally be equal to the fair market value of those Shares at grant, and the participant’s holding period for such Shares will begin at that time. Upon sale of the Shares, the participant will realize short- or long-term capital gain or loss, depending on the period the Shares were held. Such gain or loss will be equal to the difference between the amount realized upon the sale of the Shares and the participant’s tax basis in the Shares. However, if the Shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the participant’s employer, in each case within 30 days after the restricted stock is issued.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

Restricted Stock Units and Phantom Stock Units

When Shares or cash with respect to RSU or Phantom Stock Unit awards are delivered to the participant, the value of the Shares or cash is then taxable to the participant as ordinary income. A participant’s tax basis in Shares received upon settlement of an RSU or Phantom Stock Unit award will generally be equal to the fair market value of those Shares on the date the Shares are issued, and the participant’s holding period for such Shares will begin at that time. Upon sale of Shares received upon settlement of an RSU or Phantom Stock Unit award, the participant will realize short-term or long-term capital gain or loss, depending on the period the Shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the Shares and the participant’s tax basis in such Shares.

Other Stock-Based Awards

The taxation of other stock-based awards will depend upon the design of such awards.

Cash-Based Awards

Generally, any cash payments a participant receives in connection with a cash-based award under the 2023 Plan are taxable as ordinary income in the year received or made available to the participant without substantial limitations or restrictions.

New Plan Benefits

The Compensation Committee believes that is in the Company’s best interest to expand participation in its equity incentive programs by granting restricted stock unit awards to approximately 1,000 global employees (none of whom are executive officers) under the 2023 Plan. The Company expects to make these grants under the 2023 Plan, if approved by stockholders, as soon as administratively practicable following the annual meeting and the Company’s registration of the Shares on a Form S-8. The total expected dollar value of such awards is $17.5 million, as shown in the New Plan Benefits Table below. The awards will generally vest in three equal installments in 2024, 2025, and 2026, subject to accelerated vesting on death or disability.

Pursuant to Mr. Zandman’s employment agreement, he is entitled to receive (1) an annual equity award with a value approximately equal to 125% of his base salary and (2) a phantom stock unit award for 5,000 Shares, at the beginning of each year in which he remains employed by us. The number of Shares subject to Mr. Zandman’s future annual equity awards will depend on his base salary at the time of grant, the form of award and the future value of our Shares, and is therefore not ascertainable at this time. Furthermore, we do not know how long Mr. Zandman will be employed by us during the life of the 2023 Plan. Accordingly, we have shown in the New Plan Benefits Table below the estimated value of Mr. Zandman’s annual equity and phantom stock unit awards for one year (2024), assuming his continued employment through the grant date.  Lastly, Mr. Zandman is contractually entitled to receive 5,000 Shares in each of the three years following his employment termination date. Depending upon the timing of Mr. Zandman’s cessation of employment, such Shares will be issuable under the 2023 Plan, if approved by stockholders, or a successor plan. We have therefore included these 15,000 Shares in the New Plan Benefits Table below.

Other than the awards described above, no awards have yet been approved or promised under the 2023 Plan. No executive officer, other than Mr. Zandman, has a contractual entitlement to a minimum grant value for annual equity awards granted after the annual meeting date. The size of any future annual equity awards to our executive officers will be determined in the Compensation Committee’s discretion and are therefore not determinable at this time. Similarly, while we typically grant annual equity awards to our non-employee directors, future awards and their size are in the discretion of the Board and are therefore not determinable at this time. Accordingly, other than the equity awards described above, it is not possible to determine the persons who will receive awards under the 2023 Plan or the amounts or terms of such awards.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Four	Table of Contents

The table below reflects the new plan benefits that are determinable under the 2023 Plan as of the date of this proxy statement (in the case of Mr. Zandman, assuming continued employment through the next applicable grant date).

VISHAY INTERTECHNOLOGY, INC.
2023 LONG-TERM INCENTIVE PLAN
NAME AND POSITION	DOLLAR VALUE ($)		NUMBER OF UNITS
Marc Zandman, Executive Chair of the Board, Chief Business Development Officer, and President - Vishay Israel Ltd.	1,586,332	(1)	-
	-		20,000	(2)
Dr. Gerald Paul, President and Chief Executive Officer	-		10,000	(3)
Lori Lipcaman, Executive Vice President and Chief Financial Officer	-		-
Johan Vandoorn, Executive Vice President and Chief Technical Officer	-		-
Clarence Tse, Executive Vice President, Business Head Semiconductors	-		-
Executive Group	1,586,332	(4)	-
			30,000	(5)
Non-Executive Director Group			-
Non-Executive Officer Employee Group	17,500,000	(6)	-

(1)
This amount reflects an estimate of the minimum 2024 annual equity award value set forth in Mr. Zandman’s employment agreement, assuming continued employment through the grant date based on his base salary translated at the average exchange rate for 2022 multiplied by his LTI percentage (125%). The actual amount of the annual equity award will be determined by the Compensation Committee and may be larger. The number of Shares subject to Mr. Zandman’s 2024 annual equity award will depend on his base salary at the time of grant, the form of award and the future value of our Shares and is therefore not knowable at this time.

(2)
This amount reflects (i) the 5,000 phantom stock units that will granted to Mr. Zandman in early 2024, assuming continued employment through the grant date and (ii) the 15,000 Shares that will be issued to him over the three years following his termination of employment, pursuant to his employment agreement.

(3)	This amount reflects 10,000 Shares, half of which will be issued to Dr. Paul in 2024 and half in 2025, pursuant to his prior employment agreement.
(4)	This amount reflects an estimate of the minimum 2024 annual equity award for Mr. Zandman, as described in Footnote 1 above.
(5)	This amount reflects the expected number of Shares payable to Mr. Zandman and Dr. Paul, our prior executive officer, as described in Footnotes 2 and 3 above.
(6)
Represents the estimated dollar value of the equity awards to be made to members of our global non-executive employee population following the annual meeting. The number of Shares subject to such awards will not be determinable until the grant date.

The “Equity Compensation Plan Information” table, providing information as of December 31, 2022, with respect to our equity compensation plans, can be found on page 69 of this proxy statement.
The affirmative vote of a majority of votes cast is required to approve the adoption of the 2023 Long-Term Incentive Plan.

The Board of Directors recommends a vote "FOR" the approval of the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Five	Table of Contents

PROPOSAL FIVE

AMENDMENT TO CORRECTED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Background

Article Ninth of the Company's Certificate of Incorporation currently provides for the Company to limit monetary liability of directors in certain circumstances in accordance with Delaware law. The State of Delaware, which is the Company’s state of incorporation, enacted legislation in 2022 that enables Delaware companies to limit the liability of certain of their officers in limited circumstances. In light of this update, we are proposing to amend the Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Purpose and Possible Effects of the Proposed Amendment

The Board of Directors desires to amend the Certificate of Incorporation to include provisions consistent with the governing statutes contained in Delaware law as set forth in this Proposal Five. The Board of Directors believes it is appropriate for public companies in states, like Delaware, that allow exculpation of officers to provide such protection in their certificates of incorporation. Officers are often required to make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit.

Prior to the 2022 amendments to Delaware law, Delaware corporations were able to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to officers. Consequently, stockholder plaintiffs have employed a tactic of bringing certain claims, that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The 2022 amendments to Delaware law were adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for stockholders. Our Board of Directors believes it is in the best interests of the stockholders for the Company to provide for consistent officer and director exculpation to better protect against these matters.

Our Board of Directors also believes that limiting concern about personal risk would empower officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation. Failing to adopt the Proposed Amendment could impact our recruitment and retention of qualified officer candidates who conclude that their potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors adopted resolutions setting forth the Proposed Amendment, declared the Proposed Amendment advisable and in the best interests of the Company and our stockholders, and unanimously resolved to submit the Proposed Amendment to our stockholders for approval.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Proposal Five	Table of Contents

Effectiveness of Proposed Amendment

We believe that the approval of the Proposed Amendment requires the affirmative vote of holders of a majority of the votes of the outstanding shares of common stock and Class B common stock, voting together as a single class. However, for the approval of this Proposal Five, we will nonetheless require the following three affirmative votes: (i) the holders of a majority of the votes of the outstanding shares of common stock and Class B common stock, voting together as a single class; (ii) the holders of a majority of the votes of the outstanding shares of common stock, voting as a separate class; and (iii) the holders of a majority of the votes of the outstanding shares of Class B common stock, voting as a separate class. The Board of Directors approved the Proposed Amendment, contingent on receiving the majority votes from stockholders in these three voting groups. If Proposal Five is so approved, the Proposed Amendment would become effective upon the filing of a certificate of amendment (the “Certificate of Amendment”) with the Secretary of State of Delaware, which we would file promptly following the annual meeting if our stockholders approve the amendment. A copy of the Certificate of Amendment is attached as Annex B hereto and has been filed with the SEC with this proxy statement. The proposed amendment will not be implemented unless and until it is approved at the 2023 annual meeting or a future meeting of our stockholders. If the Proposed Amendment is not approved by the majority votes from stockholders in the three voting groups described above, the current Certificate of Incorporation would not be amended pursuant to Proposal Five. The adoption of Proposal Five is not contingent on the approval of any other management proposal described in this proxy statement.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve an amendment to the Company’s Certificate of Incorporation as set forth in Annex B.”

The Board of Directors recommends a vote "FOR" the approval of the Amendment to the Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by 2022 amendments to Delaware law regarding officer exculpation.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Certain Relationships and Related Transactions	Table of Contents

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a written Related Party Transaction Policy that governs the review and approval of related party transactions.  Related parties include our directors and executive officers, or any person who is an immediate family member of any director or executive officer; a stockholder owning in excess of 5% of any class of our securities; and any entity in which any of the foregoing is employed or is a partner, principal or owner of a 5% or more ownership interest.  A copy of the Related Party Transaction Policy is available to stockholders on our website and in print upon request.

The Nominating and Corporate Governance Committee has the responsibility of administering the policy.  Members of the Committee may not participate in any review, consideration, or approval of any transaction involving such member, any family member of such member, or any entity with which such member is affiliated.

All transactions with related parties meeting the disclosure thresholds established by the SEC must be approved by the Committee. All new employment relationships with a family member of a director or executive officer must be approved by the Committee.  The Committee also must undertake an annual review of on-going employment relationships of family members of any director or executive officer.

The Committee determines whether or not to approve or ratify a transaction or employment relationship based on all relevant facts and circumstances, including:

•	the extent of the related person's interest in the transaction and the materiality of the transaction to the Company;

•	the benefits to the Company of the transaction;

•	the availability of other sources of comparable products or services; and

•	the commercial reasonableness of the transaction.

The following related party relationships and transactions meet the threshold established by the SEC for disclosure in our annual proxy statement:

Yitzhak Shoshani is the brother of director Ruta Zandman. He was Senior Vice President and General Manager of Ecomal Israel Ltd., our majority-owned subsidiary which is a distributor of our products mainly in the Israeli market, until his retirement on April 23, 2022. Mr. Shoshani currently owns 13.3% of the share capital of Ecomal Israel. In 2022, Yitzhak Shoshani's compensation (salary, car allowance, and retirement benefits) was ILS 608,327 ($181,222). He also received $293,315 in the form of dividends due to the performance of Ecomal Israel in 2022.

Roy Shoshani is the brother of director Ziv Shoshani.  He is currently Executive Vice President and Chief Technical Officer.   In 2022, Mr. Roy Shoshani was Senior Vice President of Vishay's Integrated Circuits Division and Deputy to the Chief Technical Officer. Mr. Roy Shoshani's compensation for 2022 (salary, bonus, car and housing allowances) was $695,673.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Certain Relationships and Related Transactions	Table of Contents

Vishay Precision Group, Inc.

On July 6, 2010, Vishay completed the spin-off of Vishay Precision Group, Inc. (VPG) to its stockholders as an independent, publicly-traded company. Prior to July 6, 2010, Vishay Precision Group, Inc. was a wholly-owned subsidiary of the Company.

Following the spin-off, VPG and Vishay operate separately, each as independent public companies. The Company has no ownership interest in VPG.

However, Ruta Zandman, solely or on a shared basis with Marc Zandman and Ziv Shoshani, all of whom serve on our Board of Directors, control a significant portion of the voting power of both Vishay and VPG. Mrs. Zandman, solely or on a shared basis with Marc Zandman and Ziv Shoshani, controls approximately 43.6% of the voting power of our capital stock and 34.5% of the total voting power of VPG's capital stock. Mr. Zandman, our Executive Chair of the Board and an executive officer of Vishay, serves on the Board of Directors of VPG. Ziv Shoshani, CEO of VPG and a nephew of Mrs. Ruta Zandman, serves as a director of Vishay.

In connection with the completion of the spin-off, on July 6, 2010, Vishay and its subsidiaries entered into several agreements with VPG and its subsidiaries that govern the relationship of the parties following the spin-off. Among the agreements entered into with VPG and its subsidiaries were a trademark license agreement, transition services agreement, several lease agreements, and supply agreements. None of the agreements have had or are expected to have a material impact on Vishay's financial position, results of operations, or liquidity. Some of these agreements have expired and have not been renewed. We believe that the pricing associated with these agreements are equivalent to arms-length transactions between unrelated parties. However, such agreements were negotiated when VPG was still a subsidiary of the Company. These agreements are described in the section entitled "Certain Relationships and Related Party Transactions," which is incorporated by reference herein, of the registration statement on Form 10 of Vishay Precision Group filed with the SEC on June 22, 2010.

Timothy V. Talbert, a director, is also a member of the Board of Directors of VPG.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | About the Meeting	Table of Contents

ABOUT THE MEETING

Why did I receive these materials?

We hold a meeting of stockholders annually.  This year's meeting will be held virtually on May 23, 2023, via live webcast.  There will be several items of business that must be voted on by our stockholders during the meeting, and our Board of Directors is seeking your proxy to vote on these items.  This proxy statement contains important information about Vishay Intertechnology, Inc. and the matters that will be voted on at the meeting.  Please read these materials carefully so that you have the information you need to make informed decisions.

What is a proxy?

A proxy is your legal designation of another person to vote the shares of stock that you own. The person you designate to vote your shares is also called a proxy.  When you submit a proxy, the people named on the proxy card are required to vote your shares during the annual meeting in the manner you have instructed.

What is the record date and why is it important?

The record date is the date used by our Board of Directors to determine which stockholders are entitled to receive notice of and vote on the items presented during the annual meeting. Our Board established March 27, 2023, as the record date for the 2023 annual meeting.

What is the difference between "Stockholders of Record" and "Beneficial Owners"?

If your shares are registered directly in your name with Vishay's transfer agent, you are considered, with respect to those shares, the "Stockholder of Record." The proxy statement, annual report and proxy card have been sent directly to you by Vishay.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "Beneficial Owner" of shares held in street name. This proxy statement and annual report have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

May I attend the annual meeting? What do I need in order to attend the meeting?

The annual meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/VSH2023. To access the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card, or on your voting instruction form.

What proposals will I be voting on and how does the Board of Directors recommend I vote?

The Board of Directors' recommendations are set forth together with the description of each proposal in this proxy statement.  In summary, the Board of Directors recommends a vote:

•	FOR ALL the nominees for election as Class I (term expiring 2025) and Class II (terms expiring 2026) directors (see Proposal One);

•	FOR the ratification of Ernst & Young as our independent registered public accounting firm (see Proposal Two);

•	FOR the advisory approval of executive compensation (see Proposal Three);

•	FOR the approval of the 2023 Long-Term Incentive Plan (see Proposal Four); and

•	FOR the approval of an amendment to the Company's Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by 2022 amendments to Delaware law regarding officer exculpation.

Does Vishay have more than one class of stock outstanding?

We have two classes of stock outstanding, common stock and Class B common stock.  Our stockholders approved our two class structure in 1987.  On the record date, there were [128,000,000] shares of common stock (excluding treasury shares) and [12,097,148] shares of Class B common stock outstanding and entitled to vote. Shares of treasury stock are not entitled to vote at the Annual Meeting.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | About the Meeting	Table of Contents

What are the voting rights of each class of stock?

Each share of common stock will be entitled to one vote and each share of Class B common stock will be entitled to 10 votes with respect to each matter to be voted on at the annual meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by Vishay's stockholders during ordinary business hours for a period of ten days prior to the annual meeting at the Company's headquarters, 63 Lancaster Avenue, Malvern, PA 19355.

What constitutes a quorum?

A quorum is the minimum number of votes required to be present for the annual meeting to conduct business.  As set forth in Vishay's Bylaws, the holders of a majority of the votes represented by the outstanding shares of common stock and Class B common stock, voting together as a single class, present in person or represented by proxy, will constitute a quorum for the transaction of business for the annual meeting.

How are abstentions and broker non-votes considered?

Shares represented by proxies that are properly marked "ABSTAIN" will be counted for purposes of determining the presence of a quorum for the annual meeting.  Abstentions are not regarded as voted shares and will have no effect on the election of directors under Proposal One or on the votes with respect to Proposals Two, Three, and Four. Abstentions will have the same effect as votes "AGAINST" Proposal Five.

Brokers holding shares for beneficial owners in street name must vote those shares according to specific instructions they receive from the beneficial owners.  If instructions are not received, brokers may only vote the shares, in their discretion, on matters for which they are not precluded from exercising their discretion by the rules of the NYSE.  Under the NYSE rules, a broker is permitted to vote shares on routine matters, which include ratifying the appointment of independent auditors but do not include the election of directors or stockholder proposals.  Accordingly, brokers may vote in their discretion only on Proposal Two.

A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Broker non-votes will be counted in determining whether there is a quorum at the annual meeting but will not be regarded as voted shares.   Broker non-votes will have no effect on the election of directors under Proposal One or on the votes with respect to Proposals Two, Three, and Four. Broker non-votes will have the same effect as votes "AGAINST" Proposal Five.  ""

What vote is required to approve each proposal?

Assuming a quorum is present, the vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

•
Proposal One. The election of one director to hold office for a term of two years and three directors to hold office for terms of three years, or until their successors are duly elected and qualified requires a plurality of the votes of the shares of common stock and Class B common stock, voting together as a single class, present in person or presented by proxy and voted on the election of directors.

•
Proposal Two. The ratification of the appointment of Ernst & Young LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of holders of a majority of the votes of the shares of common stock and Class B common stock, voting together as a single class, present in person or represented by proxy and voted on the ratification of the appointment of Ernst & Young LLP.

•
Proposal Three. The advisory approval of the compensation of the Company's executive officers as disclosed in the "Compensation and Discussion Analysis" section of this proxy statement requires the affirmative vote of holders of a majority of the votes of the shares of common stock and Class B common stock, voting together as a single class, present in person or represented by proxy and voted on the advisory approval of the compensation of the Company's executive officers.

•	Proposal Four. The approval of the 2023 Long-Term Incentive Plan requires the affirmative vote of holders of a majority of the votes of the shares of common stock and Class B common stock, voting together as a single class, present in person or represented by proxy and voted on the approval of the 2023 Long-Term Incentive Plan.

•	Proposal Five. We believe that the approval of an amendment to the Company's Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by 2022 amendments to Delaware law regarding officer exculpation requires the affirmative vote of holders of a majority of the votes of the outstanding shares of common stock and Class B common stock, voting together as a single class. However, for the approval of this Proposal Five, we will nonetheless require the following three affirmative votes: (i) the holders of a majority of the votes of the outstanding shares of common stock and Class B common stock, voting together as a single class; (ii) the holders of a majority of the votes of the outstanding shares of common stock, voting together as a separate class; and (iii) the holders of a majority of the votes of the outstanding shares of Class B common stock, voting as a separate class.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | About the Meeting	Table of Contents

Who paid to send me the proxy materials?

The cost of solicitation of proxies will be borne by Vishay.  The Board of Directors may use the services of Vishay's directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such fiduciaries, and Vishay will reimburse them for the reasonable expenses incurred by them in so doing.

Vishay is required to make these materials available to you.  SEC rules require that we mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card, and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We have elected to utilize this process for the 2023 Annual Meeting. We intend to begin mailing the required notice, called Notice of Internet Availability of Proxy Materials, to stockholders on or about April [-], 2023. The proxy materials will be posted on the Internet, at ir.Vishay.com, no later than the day we begin mailing the Notice.

These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.  If you receive a Notice, you will not receive a paper or electronic copy of the proxy materials unless you request one, using the procedure described in the Notice and on Vishay's investor relations website. You may also elect to receive the Notice for future meetings electronically, which will save Vishay printing and mailing costs, by registering for this program at www.icsdelivery.com/vsh or by contacting your broker.

How do I vote my shares? Can I vote electronically?

If you are a holder of record of our common stock as of the record date, there are four ways to vote:

•
If you elected to receive hardcopy proxy materials, please complete, date, and sign the proxy card included in the materials sent to you and return it without delay in the provided envelope, which requires no additional postage if mailed in the United States.

•
If you are enrolled in our electronic proxy materials delivery service and received these proxy materials via the Internet, you will need to follow the procedures for online voting in order to vote your shares.

•	You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, and following the instructions on your proxy card.

•	You may also vote during the live webcast of the annual meeting at www.virtualshareholdermeeting.com/VSH2023.

The shares represented by your proxy will be voted as directed with respect to each of the proposals set forth in the proxy statement, OR, if no direction is indicated, at the recommendations of the Board of Directors.

You may either vote "FOR ALL" or "WITHHOLD" your vote for the election of the nominees as directors under Proposal One, or you may vote for only some of the nominees. You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposals Two, Three, Four, and Five.

Whether or not you plan to participate in the meeting, we strongly encourage you to vote by proxy prior to the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to vote your proxy.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | About the Meeting	Table of Contents

Can I change my vote after I return my proxy card?

Yes.  You may revoke your proxy at any time before it is voted at the annual meeting. In order to revoke your proxy, you may either:

•	sign and timely return another proxy card bearing a later date;
•	provide written notice of the revocation to Vishay's Corporate Secretary; or
•	by voting online during the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you must follow the instructions provided by your broker, bank, or nominee on how to revoke your proxy.

What will happen if I provide my proxy but do not vote on a proposal?

You should provide voting instructions for all proposals appearing on the proxy card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you fail to provide instructions on how you want your shares to be voted, properly signed and dated proxies will be voted in accordance with the recommendation of the Board of Directors.

What will happen if I do not provide my proxy?

If you are a stockholder of record, your shares will not be voted.

If you are the beneficial owner of shares held in street name, your broker, bank, or other holder of record might be authorized to vote your shares on certain routine matters. The NYSE considers the ratification of the independent registered public accounting firm to be a routine matter.  On routine matters, your broker or nominee can vote your street name shares even though you have not provided voting instructions, or chose not to vote your shares on those matters.

Who will verify the election results?

Vishay will appoint an inspector who will ascertain the number of shares outstanding and the voting powers of each, determine the shares represented at the annual meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determinations by such inspector, and certify a determination of the number of shares represented at the annual meeting and his or her count of all votes and ballots.

Are there any stockholders who own more than 5% of Vishay's shares or voting power?

Ruta Zandman controls, solely or on a shared basis with Marc Zandman and Ziv Shoshani, approximately 43.6% of the total voting power of our capital stock; Marc Zandman controls, solely or on a shared basis with Ruta Zandman and Ziv Shoshani, approximately 34.6% of the total voting power of our capital stock; and Ziv Shoshani controls, solely or on a shared basis with Ruta Zandman and Marc Zandman, approximately 34.6% of the total voting power of our capital stock.  They intend to vote FOR ALL nominees and FOR Proposals Two, Three, Four, and Five.

According to filings made with the SEC, each of BlackRock, Inc.; The Vanguard Group; and Dimensional Fund Advisors LP are deemed to own greater than 5% of Vishay's outstanding common stock.  Additionally, Deborah Larkin, a private stockholder, owns greater than 5% of our Class B common stock.  See "Security Ownership of Certain Beneficial Owners and Management" for more information.  BlackRock, Inc.; The Vanguard Group; and Dimensional Fund Advisors LP and Ms. Larkin have not indicated their intentions to Vishay regarding matters to be voted on at the annual meeting.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Other Matters	Table of Contents

OTHER MATTERS

This proxy statement includes all of the business that the Board of Directors intends to present at the annual meeting.  The Board of Directors is not aware of any other matters proposed to be presented at the meeting.  If any other matter or matters are properly brought before the annual meeting or any adjournment thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

AVAILABILITY OF ANNUAL REPORT AND FORM 10‑K TO STOCKHOLDERS

Our Annual Report to Stockholders for the year ended December 31, 2022, accompanies this proxy statement.  Vishay will provide to any stockholder, upon written request and without charge, a copy of our most recent Annual Report on Form 10-K, including the financial statements, as filed with the SEC.  All requests for such reports should be directed to Investor Relations, Vishay Intertechnology, Inc., 63 Lancaster Avenue, Malvern, PA 19355, telephone number (610) 644‑1300.  A copy of our Annual Report to Stockholders and our Annual Report on Form 10-K are also available on our investor relations website at ir.vishay.com.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

If a stockholder wants us to include a proposal in our proxy materials for the 2024 annual meeting, a stockholder proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be received by our Corporate Secretary by the close of business on December [-], 2023. However, if the date of the 2024 annual meeting is changed by more than 30 days from the first anniversary of the date of the 2023 annual meeting, the deadline will instead be no later than the close of business on the 10th day following the day on which such notice of the date of the 2024 annual meeting was mailed or such public disclosure announcement of the date of the 2024 annual meeting was made.

A stockholder who intends to present a proposal or to nominate a candidate for director for election at the 2024 annual meeting, but not to have the proposal or nomination considered for inclusion in the proxy materials for that meeting, must be eligible and provide advance written notice that sets forth the information required by our Bylaws and Rule 14a-19 under the Exchange Act. Assuming the date of the 2024 annual meeting is not advanced or delayed in the manner described above, the required notice for the 2024 annual meeting would need to be provided to us not earlier than January 24, 2024, and not later than February 23, 2024.

The form of proxy issued with our 2024 proxy statement will confer discretionary authority to vote for or against any proposal made by a stockholder at our 2024 annual meeting and which is not included in our proxy statement. However, such discretionary authority is not permitted to be exercised if the stockholder proponent has given notice to our Corporate Secretary of such proposal before February [-], 2024, and certain other conditions provided for in the SEC's rules have been satisfied.

NOTICE OF AMENDMENT OF BYLAWS
On February 21, 2023, our Board approved amendments to our Amended and Restated Bylaws (i) to conform with new “universal proxy” rules adopted by the SEC, as set forth in Rule 14a-19 under the Exchange Act, as amended, (ii) to establish certain procedural mechanics and disclosure requirements set forth in the advance notice provisions with respect to stockholder nominations of directors and submissions of proposals at stockholder meetings and (iii) to remove the requirement that the Company make its stockholder list available during a meeting of stockholders consistent with 2022 amendments to the Delaware General Corporation Law. The full text of the Second Amendment to our Amended and Restated Bylaws is filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 21, 2023.

By Order of the Board of Directors,

Peter Henrici
Corporate Secretary

April [-], 2023

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

ANNEX A

THE 2023 LONG-TERM INCENTIVE PLAN

VISHAY INTERTECHNOLOGY, INC.
2023 LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan (as amended from time to time, the “Plan”) are to: (a) enable Vishay Intertechnology, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company. Upon the Plan’s Effective Date (as defined below), no further awards shall be made under the Vishay Intertechnology, Inc. 2007 Stock Incentive Program, as amended and restated (the “Prior Plan”).

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a)	"Adoption Date" will have the meaning set forth in Section 25 hereof.

(b)	"Affiliate" means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(c)	"Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(d)	"Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Phantom Stock Units or Cash-Based Awards made under this Plan.

(e)	"Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(f)	"Board” means the Board of Directors of the Company, as constituted from time to time.

(g)	"Cash-Based Award” means an Award granted under and subject to Section 12 hereof.

(h)	“Cause” means, with respect to any Participant: (i) the Participant’s habitual intoxication or drug addiction; (ii) the Participant’s violation of the Company’s written policies, procedures or codes including, without limitation, those with respect to harassment (sexual or otherwise) and ethics; (iii) the Participant’s refusal or willful failure by the Participant to perform such duties as may reasonably be delegated or assigned to the Participant, consistent with the Participant’s position; (iv) the Participant’s willful refusal or willful failure to comply with any requirement of the Securities and Exchange Commission or any securities exchange or self-regulatory organization then applicable to the Company; (v) the Participant’s willful or wanton misconduct in connection with the performance of the Participant’s duties including, without limitation, breach of fiduciary duties; (vi) the Participant’s breach (whether due to inattention, neglect, or knowing conduct) of any of the material provisions of the Participant’s employment or service agreement, if any; (vii) the Participant’s conviction of, guilty, no contest or nolo contendere plea to, or admission or confession to any felony (other than driving while intoxicated or driving under the influence of alcohol) or any act of fraud, misappropriation, embezzlement or any misdemeanor involving moral turpitude; (viii) the Participant’s dishonesty detrimental to the best interest of the Company; (ix) the Participant’s involvement in any matter which, in the opinion of the Company’s Chief Executive Officer (or, in the case of the Chief Executive Officer, the Committee), is reasonably likely to cause material prejudice or embarrassment to the Company’s business; or (x) solely in the case of a Non-Employee Director, any other action by the Participant which the Board determines constitutes “cause.” Notwithstanding the foregoing, if the Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

(i)	“Change in Control” shall mean the occurrence of any of the following events:

	(i)	Any Person (other than a Permitted Holder) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of Outstanding Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) any acquisition pursuant to a Corporate Transaction that complies with subsections (x), (y) or (z) of Section 1(i)(iii);

(ii)
During any twelve month period, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(i)(i) or Section 1(i)(iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

(iii)
Consummation of a Corporate Transaction unless, following such Corporate Transaction, (x) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Corporate Transaction, (y) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Corporate Transaction, and (z) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Corporate Transaction were Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(j)	“Class B Common Stock” means the Class B common stock, $0.10 par value per share of the Company.

(k)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(l)	“Committee” means the committee designated by the Board to administer the Plan under Section 2. Unless otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.

(m)	“Company” will have the meaning set forth above in this Section 1.

(n)	“Compensation” will have the meaning set forth in Section 3(f) hereof.

(o)	“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.

(p)	“Director” means a member of the Board.

(q)	“Director Limit” will have the meaning set forth in Section 3(f) hereof.

(r)	“Disability” means a condition rendering the Participant Disabled.

(s)	“Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

(t)	“Effective Date” will have the meaning set forth in Section 25 hereof.

(u)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)	“Fair Market Value” means, as of any date, unless otherwise provided by the Committee, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that exchange or system at the close of regular hours trading on the date of determination (or if the date of determination is not a trading day, the last preceding trading day); (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the last quoted sales price of a Share on the date of determination (or if the date of determination is not a trading day, the last preceding trading day); or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final, conclusive and binding.

(w)	“Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(x)	“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(y)	“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(z)	“Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5.

(aa)	“Other Stock-Based Award” means an Award valued in whole or in part by reference to, or otherwise based on, Shares, other than an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Phantom Stock Units, which Award is granted pursuant to Section 10 hereof.

(bb)	“Outstanding Voting Securities” means the voting securities of the (i) common stock and Class B Common Stock then outstanding or (ii) other capital stock into which the common stock or Class B Common Stock is reclassified or changed.

(cc)	“Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.

(dd)	“Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.

(ee)	“Permitted Holder” means each of the Estate of Dr. Felix Zandman, Dr. Felix Zandman’s surviving spouse, Dr. Felix Zandman’s children or lineal descendants, his, her or their family members, any trust established for the benefit of such persons, or any “person” (as such term is used in Section 13(d) or Section 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any such person referenced in this Section 1(ee) or any trust established for the benefit of such persons or any charitable trust or non-profit entry established by a Permitted Holder, or any group in which such Permitted Holders hold more than a majority of the voting power of the Shares and Class B Common Stock deemed to be beneficially owned by such group.

(ff)	“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(gg)	“Phantom Stock Unit” means a right granted under and subject to Section 11 hereof.

(hh)	“Plan” will have the meaning set forth above in this Section 1.

(ii)	“Prior Plan” will have the meaning set forth above in this Section 1.

(jj)	“Prior Plan Awards” mean awards granted under the Prior Plan.

(kk)	“Restriction Period” will have the meaning set forth in Section 8(c)(i) hereof.
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(ll)	“Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(mm)	“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 9 hereof.

(nn)	“Section 409A” will have the meaning set forth in Section 24 hereof.

(oo)	“Securities Act” means the Securities Act of 1933, as amended.

(pp)	“Shares” means shares of the Company’s common stock other than Class B Common Stock, par value $0.10, subject to substitution or adjustment as provided in Section 14 hereof.

(qq)	“Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.

(rr)	“Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

(ss)	“Vesting Conditions” will have the meaning set forth in Section 5(c).
SECTION 2. Administration. The Plan shall be administered by the Committee; provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a)	select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b)	determine the type of Award to be granted;

(c)	determine the number of Shares, if any, to be covered by each Award;

(d)	establish the other terms and conditions of each Award;

(e)	accelerate the vesting or exercisability of an Award, notwithstanding anything in the Plan to the contrary;

(f)	waive any conditions or restrictions associated with an Award;

(g)	extend the period of time during which an Award may be exercised (but in no event beyond the expiration of the original Award term); and

(h)	modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

To the extent permitted by Applicable Law and the Company’s governing documents, the Board or the Committee may delegate any of the authorities of the Committee identified herein to an individual or committee of individuals (who may, but need not, serve on the Board), including without limitation the authority to grant Awards hereunder. To the extent that the Board or the Committee so delegates authority, applicable references in the Plan to the Committee’s authority to make awards and determinations with respect thereto shall be deemed to include the delegate. Notwithstanding the foregoing, the Committee will retain broad authority to administer the Plan, including the authority to make determinations with respect to awards previously granted by a delegate. The Board or the Committee, as applicable, may revoke any delegation it previously effectuated hereunder at any time, for any reason, with or without prior notice.

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SECTION 3. Shares Subject to the Plan.

(a)	Shares Subject to the Plan. Subject to adjustment as provided in Section 14 of the Plan, the maximum number of Shares that may be issued under the Plan is the sum of (i) 6,000,000 Shares, minus (ii) the number of Shares subject to Prior Plan Awards granted between March 27, 2023 and the Effective Date, plus (iii) any additional Shares subject to Prior Plan Awards that are recycled into the Plan pursuant to Section 3(c) hereof. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

(b)	Substitute Awards. Notwithstanding the foregoing, any Shares issued in respect of Awards granted in substitution for equity-based awards of an entity acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, will not be counted against the number of Shares available for issuance hereunder.

(c)	Share Recycling. If and to the extent that an Award or a Prior Plan Award terminates, expires, is canceled or is forfeited for any reason on or after the Effective Date (including upon cancellation or settlement of such award in exchange for cash or property other than Shares), the Shares associated with that Award or Prior Plan Award will become available (or again be available) for grant under the Plan. Similarly, Shares withheld on or after the Effective Date in settlement of a tax withholding obligation associated with an Award or a Prior Plan Award (other than a stock option or stock appreciation right), will become available (or again be available) for grant under the Plan. However, for the avoidance of doubt, in the case of a stock-based settlement of a stock appreciation right (whether granted under this Plan or a Prior Plan), any Shares that are subject to the exercised portion of the Award that are not delivered upon such exercise will not again be available for grant under the Plan. Similarly, any Shares withheld in satisfaction of the exercise price of a stock option (whether granted under this Plan or a Prior Plan), will not become available (or again be available) for grant under the Plan.

(d)	Incentive Stock Option Limit. Subject to adjustment as provided in Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 6,000,000.

(e)	Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and/or any of its respective Affiliates operate or have employees, directors and consultants, in order to comply with the requirements of any foreign securities exchange or other Applicable Law, or to otherwise ensure the viability of the benefits from Awards granted to employees, directors and consultants performing services in such countries and to meet the objectives of the Plan, the Committee, in its discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, directors and consultants outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

(f)	Annual Compensation Limitations for Non-Employee Directors. Beginning with the first fiscal year following the fiscal year in which the Effective Date occurs, the aggregate amount of equity and cash compensation (collectively “Compensation”) payable to a Non-Employee Director with respect to a fiscal year, whether under the Plan or otherwise, for services as a Non-Employee Director, shall not exceed $800,000 (the “Director Limit”). Equity incentive awards shall be counted towards the Director Limit in the fiscal year in which they are granted, based on the grant date fair value of such awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). Cash fees shall be counted towards the Director Limit in the fiscal year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Securities Act, or a successor provision. The Director Limit shall not apply to (i) Compensation earned by a Non-Employee Director solely in the Participant’s capacity as chairperson of the Board or lead independent director; (ii) Compensation earned with respect to services a Non-Employee Director provides in a capacity other than as a Non-Employee Director, such as an advisor or consultant to the Company; and (iii) Compensation awarded by the Board to a Non-Employee Director in extraordinary circumstances, as determined by the Board in its discretion, in each case provided that the Non-Employee Director receiving such additional Compensation does not participate in the decision to award such Compensation.

SECTION 4. Eligibility. Employees, Directors, consultants, and other persons who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan. However, only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

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SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its discretion:

(a)	Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.

(b)	Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after the expiration of the term of the Option.

(c)	Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate goals, or such other factors as the Committee may determine in its discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.

(d)	Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 7, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the fair market value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current fair market value over (b) the Option exercise price, divided by (B) the then current fair market value.

An Option will not confer upon a Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise.

(e)	Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary, will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f)	Automatic Exercise. Immediately before the time at which any Option that is unexercised on or after the Effective Date is scheduled to expire in accordance with the terms and conditions of the Plan and an Award Agreement, such Option shall be deemed automatically exercised subject to the following conditions:

(i)	Such Option is covered by a then-current registration statement or a Notification under Regulation A under the 1933 Act,

(ii)
The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01, and

(iii)
The employment or service of the Participant to whom such Option has been granted has not been terminated for Cause and immediately before the time at which any such Option is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable Award Agreement, there is no basis for such a termination.

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The exercise price of any Option exercised automatically pursuant to this Section 5(f) shall be satisfied through a "net settlement," as described in Section 5(d) above.

(g)	Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

SECTION 6. Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Committee may impose one or more Vesting Conditions on Stock Appreciation Rights. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying Share on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Stock Appreciation Rights will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.

SECTION 7. Termination of Service. Unless otherwise specified with respect to a particular Option or Stock Appreciation Right in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option or Stock Appreciation Right that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or Stock Appreciation Right that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.

(a)	Termination by Reason of Death. If the Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of the Participant’s death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(b)	Termination by Reason of Disability. If the Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant or the Participant’s personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

(c)	Cause. If the Participant’s service with the Company or any Affiliate is terminated for Cause or if the Participant resigns at a time that there was a Cause basis for such Participant’s termination: (i) any Option or Stock Appreciation Right, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares that the Company has not yet delivered, if applicable, will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d)	Other Termination. If the Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option or Stock Appreciation Right.

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SECTION 8. Restricted Stock.

(a)	Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.

(b)	Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period (as defined below). If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c)	Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its discretion:

(i)
During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.

(ii)	While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Share.

(iii)
Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if the Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

SECTION 9. Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution). Payment in respect of a Restricted Stock Unit Award may be made in cash, Shares or both, at the discretion of the Committee. The Award Agreement evidencing a grant of Restricted Stock Units shall set forth the Vesting Conditions, and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if the Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

SECTION 10. Other Stock-Based Awards. Subject to the other terms of the Plan, the Committee may grant Other Stock-Based Awards (including Awards to receive unrestricted Shares, or Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares) either alone or in conjunction with other Awards under the Plan. Subject to Applicable Law, Other Stock-Based Awards may be granted in lieu of other compensation to which the Participant is entitled from the Company. The Committee shall establish the terms and conditions of Other Stock-Based Awards in its discretion, including Vesting Conditions (if any). Payment in respect of an Other Stock-Based Award may be made in cash, Shares or both, at the discretion of the Committee.

SECTION 11. Phantom Stock Units. Each Phantom Stock Unit represents the right to receive one Share at a specified time. Each Participant who has an employment agreement with the Company or a Subsidiary that provides for the award of Phantom Stock Units shall be granted the number of Phantom Stock Units specified in such Participant’s employment agreement, as of the date or dates specified in such employment agreement. Subject to the Participant’s employment agreement, the Company may impose one or more Vesting Conditions on such units. The Award Agreement evidencing a grant of Phantom Stock Units shall set forth the Vesting Conditions, settlement date(s) for the units, and such other terms as determined by the Committee.

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SECTION 12. Cash-Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash-Based Awards (including immediate cash payments) either alone or in conjunction with other Awards under the Plan. Subject to Applicable Law, Cash-Based Awards may be granted in lieu of other compensation. The Committee shall establish the terms and conditions of Cash-Based Awards in its discretion, including Vesting Conditions (if any).

SECTION 13. Dividends and Dividend Equivalent Rights. Notwithstanding anything to the contrary herein:

(a)	No cash distribution or dividend equivalent rights will be payable with respect to Options or Stock Appreciation Rights;

(b)	Cash distributions or dividends that become payable with respect to a Share of Restricted Stock while it remains subject to restriction will be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan, which additional Restricted Stock shall also be subjected to the same Restriction Period; and

(c)	An Award Agreement for Restricted Stock Units, an Other Stock-Based Award or a Phantom Stock Unit Award may provide for the inclusion of dividend equivalent rights entitling a Participant to payments or credits equal to the cash dividends that would otherwise have been paid with respect to the Shares subject to an Award, had such Shares been outstanding. The Committee may provide that such dividend equivalent rights will be paid or credited in cash or paid or credited in Shares (based on the Fair Market Value on the dividend payment date). Any such dividend equivalent payments or credits shall be subject to the same Vesting Conditions as the underlying Award (or portion thereof) to which they relate.

SECTION 14. Adjustments. If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company, or there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

SECTION 15. Corporate Transaction. Unless otherwise specified in the applicable Award Agreement, and subject to the provisions of Section 16, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction, or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each Share subject to an outstanding Award, upon exercise or payment or transfer in respect of an Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Corporate Transaction in respect of a Share; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Award prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights  pursuant to this Section 15 in connection with a Corporate Transaction may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and Stock Appreciation Rights have been given an opportunity to exercise the Options or Stock Appreciation Rights (to the extent otherwise exercisable) immediately prior to (and contingent upon the occurrence of) the Corporate Transaction or (ii) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price or base price, as applicable. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefore.  The Committee need not treat each Award in a uniform manner under this Section 15.

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SECTION 16. Consequences of a Change in Control.

(a)	Unless otherwise specified in the applicable Award Agreement or any applicable transaction documents, all outstanding Awards held by a Non-Employee Director shall be treated as follows upon a Change in Control: (x) all time-based Vesting Conditions shall be deemed fulfilled, and (y) performance-based Vesting Conditions shall be deemed fulfilled at the greater of the “target” performance level or the “actual” level of achievement through the Change in Control (or other reasonably proximate date selected by the Committee based on the availability of relevant data), as determined by the Committee in its discretion.

(b)	Unless otherwise specified in the applicable Award Agreement or any applicable transaction documents, all outstanding Awards held by a Participant that is not a Non-Employee Director, shall be treated as follows upon a Change in Control:

(i)
To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, and within two years after the date of the Change in Control, the Participant’s service is terminated by the Company (or the resulting entity in the Change in Control) without Cause, then (x) all time-based Vesting Conditions shall be deemed fulfilled, and (y) performance-based Vesting Conditions shall be deemed fulfilled at the greater of the “target” performance level or the “actual” level of achievement through the Participant’s termination date (or other reasonably proximate date selected by the Committee based on the availability of relevant data), as determined by the Committee in its discretion, subject to the execution of a general release of claims in a form prescribed by the Company (which release becomes irrevocable in accordance with its terms).

(ii)
To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control, (x) all time-based Vesting Conditions shall be deemed fulfilled, and (y) performance-based Vesting Conditions shall be deemed fulfilled at the greater of the “target” performance level or the “actual” level of achievement through the Change in Control (or other reasonably proximate date selected by the Committee based on the availability of relevant data), as determined by the Committee in its discretion.

Notwithstanding any provision of this Section 16, in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 16 to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.
SECTION 17. Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Board may amend or terminate the Plan at any time.
SECTION 18. Prohibition on Repricing Programs. Neither the Committee nor the Board shall, other than as permitted under Section 14,  Section 15 or Section 16 herein, (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights with exercise prices or base prices per share in excess of the then current Fair Market Value for consideration payable in equity securities of the Company or cash, or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan without in each such instance obtaining stockholder approval.
SECTION 19. Conditions Upon Grant of Awards and Issuance of Shares.

(a)	The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b)	No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.

(c)	If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance or sale of Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

SECTION 20. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, if permitted by the Committee in its discretion, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the surviving rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. If the Committee does not so permit, or the Participant has not designated a beneficiary, then following the Participant’s death, the estate will succeed to any such surviving rights.  A beneficiary, a guardian, a legal representative, an estate or any other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

SECTION 21. Withholding of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the fair market value of those Shares, as determined by the Company, but in any case, not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 22. Company Policies.

(a)	All Awards made under the Plan (whether vested or unvested), and any Shares associated therewith, are subject to rescission, cancellation or recoupment, in whole or in part, under any current or future “clawback” or similar policy of the Company that is applicable to the Participant. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and “clawback” as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

(b)	All Awards, and any Shares associated therewith, shall also be subject to the Company’s stock ownership, securities trading, anti-hedging, anti-pledging and other similar policies, as in effect from time to time.

SECTION 23. General Provisions.

(a)	The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.

(b)	All Shares or other securities delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Board may deem necessary to reflect the terms of the applicable Award or advisable to comply with the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause Shares or other securities to be legended to reflect those restrictions.

(c)	Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required. Similarly, the grant of any Award will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

(d)	Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

SECTION 24. Section 409A. All Awards are intended to be exempt from or comply with the requirements of Section 409A of the Code (“Section 409A”) and should be interpreted accordingly. Nonetheless, the Company does not guaranty any particular tax treatment for any Award. For any Award that is non-qualified deferred compensation subject to Section 409A, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix) or any successor provision. Notwithstanding anything to the contrary in the Plan or an Award, if at the time of a Participant’s separation from service, such Participant is a “specified employee” (within the meaning of Section 409A), then any amounts payable under the Plan on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of the separation from service shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death, to the extent compliance with the requirements of Treas. Reg. § 1.409A‑3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to such amounts. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

SECTION 25. Term of Plan. The Plan was adopted by the Board on March 24, 2023 (the “Adoption Date”), subject to approval by the Company’s stockholders (the date of such approval, the “Effective Date”). The Plan shall terminate automatically on the tenth anniversary of the Adoption Date, March 24, 2033, provided that it may be terminated on any earlier date as provided in Section 17.

SECTION 26. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 27. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 28. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its General Counsel (or such other Person as the Company may designate in writing from time to time), and, if to the Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

Vishay Intertechnology, Inc.
2023 Long-Term Incentive Plan
Sub-Plan For Israeli Participants

1.	GENERAL

1.1
This sub-plan (the “Sub-Plan”) shall apply only to Participants who (i) meet the eligibility requirements of Section 4 of the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan (hereinafter the “Plan”), (ii) are tax residents of the State of Israel on the date of the grant of the Award, as defined below in Section 2, and (iii) are engaged by an Israeli resident Affiliate or Subsidiary of the Company (collectively, “Israeli Participants”). The provisions specified hereunder shall form an integral part of the Plan.

1.2
This Sub-Plan is adopted pursuant to the authority of the Committee under Section 3(e) of the Plan. This Sub-Plan is to be read as a continuation of the Plan and applies to Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by Israeli law, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Sub-Plan does not add to or modify the Plan in respect of any other category of Participants.

1.3
The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time.

1.4
Any capitalized term not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan. References to the Committee shall include reference to the Board if applicable.

2.	DEFINITIONS

2.1
“102 Award” means any Award intended to qualify (as determined by the Committee, the Board and/or the Israeli Award Agreement and/or a tax ruling from the ITA) and which qualifies as an award under Section 102, issued to an Approved Israeli Participant.

2.2
“Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Shares are then traded or listed.

2.3	“Approved Israeli Participant” means an Israeli Participant who is an employee, director or an officer of an Employer, excluding any Controlling Share Holder of the Company.

2.4	“Award” means any Award (other than a Cash-Based Award) granted under the Plan which are settled in Shares and which will not be capable of being settled in cash.

2.5
“Capital Gain Award” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) and 102(b)(3) of the Ordinance.

2.6	“Controlling Share Holder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.7
“Employer” means an Israeli resident Affiliate of the Company or an Israeli resident Subsidiary of the Company which is an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.8	“ITA” means the Israeli Tax Authority.

2.9	“Israeli Award Agreement” means the Award Agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

2.10	“Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.11
“Ordinary Income Award” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

2.12	“Ordinance” means the Israeli Income Tax Ordinance [New Version] – 1961, as now in effect or as hereafter amended.

2.13	“Rules” means the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003.

2.14	“Section 102” means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.15	“Tax” means any applicable tax and other compulsory payments, such as any social security and health tax contributions under any Applicable Law.

2.16	“Trust Agreement” means the agreement to be signed between the Company, an Employer and the Trustee for the purposes of Section 102.

2.17
“Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as may be replaced from time to time.

2.18
“Trustee 102 Award” means a 102 Award granted to an Approved Israeli Participant pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Participant.

2.19	“Unapproved Israeli Participant” means an Israeli Participant who is not an Approved Israeli Participant, including a consultant, service provider or a Controlling Share Holder of the Company.

3.	ISSUANCE OF AWARDS

3.1
The persons eligible for participation in the Plan as Israeli Participants shall include Approved Israeli Participants and Unapproved Israeli Participants, provided, however, that only Approved Israeli Participants may be granted 102 Awards.

3.2	The Committee may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

3.3
The grant of Trustee 102 Awards shall be subject to this Sub-Plan and shall not become effective prior to the lapse of 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Sub-Plan by the ITA.

3.4	Trustee 102 Awards may either be classified as Capital Gain Awards or Ordinary Income Awards.

3.5
No Trustee 102 Award may be granted under this Sub-Plan to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether Capital Gain Awards or Ordinary Income Awards, that will be granted under the Plan and this Sub-Plan (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from granting Non-Trustee 102 Awards simultaneously.

3.6	All Trustee 102 Awards must be held in trust by, or subject to the approval of the ITA, under the control or supervision of a Trustee, as described in Section 5 below.

3.7	The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

3.8	Awards granted to Unapproved Israeli Participants shall be subject to tax according to the provisions of the Ordinance and shall not be subject to the Trustee arrangement detailed herein.

3.9
Dividend Equivalent Rights granted under the Plan and credited in Shares may be treated as separate awards. Dividend Equivalent Rights granted under the Plan and credited in cash will be treated as a cash bonus for tax purposes.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

4.	102 AWARD GRANT DATE

Each 102 Award will be deemed granted on the date determined by the Committee, subject to the provisions of the Plan, provided that and subject to (i) the Israeli Participant has signed all documents required by the Company or Applicable Law, and (ii) with respect to any Trustee 102 Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA such that if the guidelines are not met the Award will be considered as granted on the date determined by the Committee as a Non-Trustee Award.

5.	TRUSTEE

5.1
Trustee 102 Awards which shall be granted under this Sub-Plan and/or any Shares allocated or issued upon the grant, vesting or exercise of a Trustee 102 Award and/or other Shares received following any realization of rights under the Plan, shall be allocated or issued to the Trustee or controlled by the Trustee, for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102. In the event the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards or as Awards which are not subject to Section 102, all in accordance with the provisions of Section 102.

5.2
With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any Shares received upon the grant, vesting or exercise of a Trustee 102 Award and/or any Shares received following any realization of rights, including, without limitation, stock dividends, under the Plan at least until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the “Holding Period”). Notwithstanding the foregoing, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

5.3
Notwithstanding anything to the contrary, the Trustee shall not release or sell any Shares allocated or issued upon the grant, vesting or exercise of a Trustee 102 Award unless the Company, the Employer and the Trustee are satisfied that the full amounts of any Tax due have been paid or will be paid.

5.4
Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of such Award under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

5.5
Any Award classified as a Capital Gain Award is meant to comply with the terms and conditions of Section 102 and the requirements of the ITA, therefore it is clarified that at all times the Plan and this Sub-Plan are to be read such that they comply with the requirements of Section 102 and as a consequence, should any provision in the Plan or Sub-Plan disqualify the Plan and/or the Awards granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102 of the Ordinance, such provision shall be considered invalid either permanently or until the Israel Tax Authority provides approval of compliance with Section 102.

6.	WRITTEN PARTICIPANT UNDERTAKING

6.1
With respect to any Trustee 102 Award, as required by Section 102 and the Rules, by virtue of the receipt of such Award, the Israeli Participant is deemed to have provided, undertaken and confirmed the following written undertaking (and such undertaking is deemed incorporated into any documents entered into by the Israeli Participant in connection with the grant of such Award), and which undertaking shall be deemed to apply and relate to all Trustee 102 Awards granted to the Israeli Participant, whether under the Plan and this Sub-Plan or other plans maintained by the Company, and whether prior to or after the date hereof:

6.1.1
The Israeli Participant shall comply with all terms and conditions set forth in Section 102 with regard to the Capital Gain Awards or Ordinary Income Awards, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

6.1.2
The Israeli Participant is familiar with, and understands the provisions of, Section 102 in general, and the tax arrangement under the Capital Gain Awards or Ordinary Income Awards in particular, and its tax consequences; the Israeli Participant agrees that the Trustee 102 Awards and any Shares that may be issued upon vesting or (if applicable) exercise of the Trustee 102 Awards (or otherwise in relation to such Awards), will be held by a Trustee appointed pursuant to Section 102 for at least the duration of the Holding Period under the Capital Gain Awards or Ordinary Income Awards, as applicable.  The Israeli Participant understands that any release of such Trustee 102 Awards or Shares from trust, or any sale of the Shares prior to the termination of the Holding Period, will result in taxation at the marginal tax rate, in addition to deductions of any appropriate income tax, social security, health tax contributions or other compulsory payments; and

6.1.3	The Israeli Participant agrees to the Trust Agreement entered into by and between the Company, the Employer and the Trustee appointed pursuant to Section 102.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

7.	THE AWARDS

The terms and conditions upon which Awards shall be granted, issued and exercised or vested under this Sub-Plan, shall be specified in an Israeli Award Agreement to be executed pursuant to the Plan and to this Sub-Plan.  Each Israeli Award Agreement shall provide, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (i.e., a Capital Gain Awards or Ordinary Income Awards or Non-Trustee 102 Award or any Award granted to Unapproved Israeli Participant), and any applicable vesting provisions and exercise price that may be payable. For the avoidance of doubt, it is clarified that there is no obligation for uniformity of treatment of Israeli Participants and that the terms and conditions of Awards granted to Israeli Participants need not be the same with respect to each Israeli Participant (whether or not such Israeli Participants are similarly situated). The grant, vesting and exercise of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Committee (including the provisions of the Plan) and, when applicable, by the Trustee, in accordance with the requirements of Section 102.

8.	ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS

8.1
Notwithstanding any provision of the Plan, no Award subject to this Sub-Plan or any right with respect thereto, whether fully paid or not, shall be assignable, transferable or given as collateral, and no right with respect to any such Award shall be given to any third party whatsoever, and during the lifetime of the Israeli Participant, each and all of such Israeli Participant’s rights with respect to an Award shall belong only to the Israeli Participant. Any such action made, directly or indirectly, for an immediate or future validation, shall be void.

8.2
As long as Awards and/or Shares issued or purchased hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Award and Shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER'S APPROVAL

9.1
With regard to Trustee 102 Awards, the provisions of the Plan, the Sub-Plan and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Sub-Plan and the Israeli Award Agreement.

9.2
Any provision of Section 102 and/or said approval issued by the ITA, which must be complied with in order to receive and/or to maintain any tax treatment with respect to an Award pursuant to Section 102, which is not expressly specified in the Plan, the Sub-Plan or the Israeli Award Agreement, shall be considered binding upon the Company, any Employer and the Israeli Participants. Furthermore, if any provision of the Plan or Sub-Plan disqualifies Awards that are intended to qualify as 102 Awards from the beneficial tax treatment pursuant to Section 102, such provision shall not apply to the 102 Awards.

9.3
The exercise of options which are Trustee 102 Awards by means of "net settlement" in accordance with Section 5(d) of the Plan shall be subject to the receipt of a tax ruling from the ITA and executed in accordance with the terms of such ruling.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

10.	TAX CONSEQUENCES DISCLAIMER

10.1
Any tax consequences arising from the grant, purchase, exercise, vesting or sale of any Award issued hereunder, from the payment for or sale of Shares covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold Tax according to the requirements of Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

10.2	The Company and/or, when applicable, the Trustee shall not be required to release any Award or Shares to an Israeli Participant until all required Tax payments have been fully made.

10.3	Awards that do not comply with the requirements of Section 102 shall be subject to tax under Section 3(i) or 2 of the Ordinance.

10.4
With respect to Non-Trustee 102 Awards, if the Israeli Participant ceases to be employed by the Company or any Affiliate, or otherwise if so requested by the Company and/or its Affiliates, the Israeli Participant shall extend to the Company and/or its Affiliates a security or guarantee for the payment of Tax due at the time of the sale of Shares, in accordance with the provisions of Section 102.

10.7
TAX TREATMENT.  NOTWITHSTANDING SECTION 5.5 ABOVE, IT IS CLARIFIED THAT THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT.  THIS PROVISION SHALL SUPERSEDE ANY DESIGNATION OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW.  THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENTS OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING.  NO ASSURANCE IS MADE BY THE COMPANY AND ANY OF ITS AFFILIATES (INCLUDING THE EMPLOYER) THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WILL QUALIFY AT THE TIME OF VESTING, EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT.  THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS OF WHETHER THE COMPANY OR ITS AFFILIATES (INCLUDING THE EMPLOYER) COULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE ISRAELI PARTICIPANT. THE COMPANY AND ITS AFFILIATES (INCLUDING THE EMPLOYER) DO NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITY, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT.  AWARDS THAT DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE ISRAELI PARTICIPANT.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

11.	ONE TIME BENEFIT

The Awards granted hereunder are extraordinary, one-time Awards granted to the Israeli Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including but not limited to, in connection with calculating severance compensation under Applicable Law, nor shall receipt of an Award entitle an Israeli Participant to any future Awards.

12.	TERM OF PLAN AND SUB-PLAN

Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Sub-Plan or for any amendment to this Sub-Plan as are necessary to comply with any Applicable Law, applicable to Awards granted to Israeli Participants under this Sub-Plan or with the Company's incorporation documents.

13.	GOVERNING LAW

Solely for the purpose of determining the Israeli tax treatment of Awards granted pursuant to this Sub-Plan, this Sub-Plan shall be governed by, construed and enforced in accordance with the laws of the State of Israel, without reference to conflicts of law principles.

* * * * *

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

Vishay Intertechnology, Inc.
2023 Long-Term Incentive Plan

French Sub-Plan for Restricted Stock Units
(as adopted by the Compensation Committee of the Board of Directors on March 24, 2023)

1.	Introduction.

The Board of Directors (the “Board”) of Vishay Intertechnology, Inc. (the “Company”) has established the Vishay Intertechnology, Inc. 2023 Long-Term Incentive Plan, (the “U.S. Plan”) for the benefit of certain employees of the Company and its affiliated companies (each, an “Affiliate” as defined in the U.S. Plan), including its French affiliate(s) and branch(es) of its affiliate(s) (each, a “French Entity”), of which the Company holds directly or indirectly at least 50% of the share capital.

Section 3(e) of the U.S. Plan specifically authorizes a committee designated by the Board (the “Committee”) to adopt such modifications, procedures and sub-plans as may be necessary or advisable under the laws of foreign countries in which the Company or its Subsidiaries may operate.

The Committee has determined that it is advisable to establish a sub-plan for the purpose of permitting restricted stock units granted to employees or officers of a French Entity to qualify for the specific tax and social security treatment available for such grants in France.  The Committee, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting restricted stock units which qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under the Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended (“French-Qualified Restricted Stock Units”), to (i) qualifying employees as defined in the U.S. Plan and  (ii) officers of a French Entity who are resident in France for French tax purposes and/or subject to the French social security regime, who are also eligible to receive grants under the U.S. Plan (together, the “French Participants”).

The terms of the U.S. Plan applicable to Restricted Stock Units, shall, subject to the modifications set forth in this French Sub-Plan for Restricted Stock Units (the “French RSU Sub-Plan”), constitute the terms applicable for the grant of Restricted Stock Units to employees or officers in France.

Under the French RSU Sub-Plan, the French participants will be granted Restricted Stock Units only as defined in Section 2 hereunder.  The provisions of Section 5 of the U.S. Plan permitting the grant of stock options are not applicable to grants made under this French RSU Sub-Plan.  The grant of Restricted Stock Units is authorized under Section 9 of the U.S. Plan, which provides for the grant of stock awards.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

(a)	Closed Period.

The term “Closed Period” shall mean a closed period as set forth by Section L. 22-10-59 of the French Commercial Code, as amended, and further described in Section 8 of this French RSU Sub-Plan.

(b)	Disability.

The term “Disability” shall mean disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

(c)	Grant Date.

The term “Grant Date” shall be the date on which the Committee both (1) designates the French Participants, and (2) specifies the terms and conditions of the Restricted Stock Units, including the number of Shares to be issued at a future date, the conditions for the vesting of the Restricted Stock Units, the conditions for the issuance of the Shares underlying the Restricted Stock Units by the Company, if any, and the conditions for the transferability of the Shares once issued, if any.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

(d)	Restricted Stock Unit.

The term “Restricted Stock Unit” shall mean a promise by the Company to issue Shares to the holder of the Restricted Stock Unit in the future, subject to specific terms and conditions, restrictions and vesting requirements (including time-based vesting requirements and/or performance-based vesting requirements).  Notwithstanding any provision in the U.S. Plan to the contrary and except in the case of death, Restricted Stock Units cannot be transferred to any third party as set forth in Section 5.

(e)	Vest Date.

The term “Vest Date” shall mean the date on which the Shares underlying the Restricted Stock Units become non-forfeitable.  Such Vest Date or Vest Dates shall be set forth in the Global Restricted Stock Unit Award Agreement in substantially the form approved by the Committee; however, no such date may occur prior to the expiration of the minimum mandatory period applicable to French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended and applicable as of the Grant Date of the French Qualified Restricted Stock Units.

3.	Entitlement to Participate.

(a)
Subject to Section 3(c) below, any French Participant who, on the Grant Date of the Restricted Stock Units and to the extent required under French law, is either employed under the terms and conditions of an employment contract with a French Entity (“contrat de travail”) or who serves as the Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions (i.e., president, general manager, deputed manager, member of the subsidiary board or manager of an equity partnership) of a French Entity, shall be eligible to receive, at the discretion of the Committee, Restricted Stock Units under this French RSU Sub-Plan, provided that he or she also satisfies the eligibility conditions of Section 4 of the U.S. Plan.

(b)
French-Qualified Restricted Stock Units may not be issued to a corporate officer of a French Entity, other than an individual serving as the Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions (i.e. president, general manager, deputed manager, member of the subsidiary board or manager of an equity partnership), unless the corporate officer is an employee of a French Entity, as defined by French law.

(c)
French-Qualified Restricted Stock Units may not be issued under this French RSU Sub-Plan to French participants owning more than ten percent (10%) of the Company’s share capital or to individuals other than French Participants.

4.	Conditions of the Restricted Stock Units.

(a)	Vesting of Restricted Stock Units.

No Restricted Stock Unit shall vest unless the holder of the Restricted Stock Unit is an employee of the Company or any Subsidiary on the Vest Date.  The first Vest Date of French-Qualified Restricted Stock Units shall not occur prior to the expiration of the minimum mandatory vesting period applicable to French-Qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

(b)	Holding and Sale of Shares Issued Upon Conversion of French-Qualified Restricted Stock Units.

The Shares issued pursuant to the French-Qualified Restricted Stock Units may be subject to a minimum holding period, as calculated from the Vest Date, that may be provided for in the Restricted Stock Unit Award Agreement, which may be required to comply with the minimum mandatory holding period applicable to French-Qualified Restricted Stock Units, if required under Section L. 225-197-1 of the French Commercial Code, as amended, even if the French Participant is no longer an employee or serves as a Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions (i.e. president, general manager, deputed manager, member of the subsidiary board or manager of an equity partnership) of a French Entity.  In addition, as set forth in Section 8 of this French RSU Sub-Plan, the Shares issued pursuant to French-Qualified Restricted Stock Units may not be sold during certain Closed Periods as provided for by Section L. 22-10-59 of the French Commercial Code as amended, as long as such Closed Periods are applicable to the sale or transfer of Shares subject to French-qualified Restricted Stock Units.  Further, to the extent required under French law, the Committee may set a holding period for a specific percentage of the Shares underlying the French-Qualified Restricted Stock Units for the French Participants who are a Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, or Gérant de Sociétés par actions (i.e. president, general manager, deputed manager, member of the subsidiary board or manager of an equity partnership) or a similar position of the Company, if they are granted in this capacity.

(c)	French Participant's Account.

To the extent required to benefit from the French specific tax and social security regime, the Shares issued to the French Participant pursuant to the French-Qualified Restricted Stock Units shall be recorded in an account in the name of the French Participant with the Company, the transfer agent for the Company’s Shares or a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable French law.

5.	Non-Transferability of Restricted Stock Units.

Restricted Stock Units may not be transferred to any third party, other than by will or by the applicable laws of descent and distribution.  In addition, the Restricted Stock Units will vest only to the benefit of the French Participants during the lifetime of the French Participants.

6.	Adjustments and Change in Control.

In the event of an adjustment in the shares of the Company as set forth in Section 14 of the U.S. Plan or in the event of a Corporate Transaction as set forth in Sections 15 and 16 of the U.S. Plan, adjustments to the terms and conditions of the French-Qualified Restricted Stock Units or underlying Shares may be made only in accordance with the U.S. Plan and pursuant to applicable French legal, tax, and social security Code Sections including as set forth in Section L. 225-197-1 of the French Commercial Code, or if authorized pursuant to French tax and social security guidelines applicable at the date of the adjustment.   Nevertheless, the Board or the Committee, at its discretion and subject to the U.S. Plan rules, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Restricted Stock Units may no longer qualify as French-Qualified Restricted Stock Units.

7.	Death and Disability.

Upon the Company’s receipt within six months following the death of a French Participant of a written request from such French Participant’s heirs in a form satisfactory to the Company, the Company shall issue the shares underlying the French-Qualified Restricted Stock Units to the French Participant’s heirs. If a French Participant’s employment with the Company or any Affiliate of the Company terminates by reason of his or her death or Disability (as defined herein), the French Participant or the French Participant’s heirs, as applicable, shall not be subject to the restriction on the transfer of shares, if applicable, set forth in Section 4 (b).

8.	Closed Periods.

Shares issued pursuant to conversion of French-Qualified Restricted Stock Units may not be sold by any shareholder during a Closed Period, so long as and to the extent such Closed Periods are applicable to French-Qualified Restricted Stock Units granted by non-French issuing companies.

Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex A	Table of Contents

9.	Disqualification of French-Qualified Restricted Stock Units.

If the Restricted Stock Units or the underlying shares are otherwise modified or adjusted in a manner in keeping with the terms of the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of this French RSU Sub-Plan, the Restricted Stock Units may no longer qualify as French-Qualified Restricted Stock Units.  If the Restricted Stock Units no longer qualify as French-Qualified Restricted Stock Units, the Committee may, provided it is authorized to do so under the U.S. Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Restricted Stock Units or the sale of Shares which may have been imposed under this French RSU Sub-Plan or in the agreement representing the Restricted Stock Units.  In the event that any Restricted Stock Units no longer qualify as French-Qualified Restricted Stock Units, the holder of such Restricted Stock Units shall be ultimately liable and responsible for all taxes and/or social security contributions that he or she is legally required to pay in connection with such Restricted Stock Units.

10.	Interpretation.

It is intended that Restricted Stock Units granted under this French RSU Sub-Plan shall qualify for the specific tax and social security treatment applicable to Restricted Stock Units granted under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws.  The terms of this French RSU Sub-Plan shall be interpreted accordingly and in accordance with the relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax and reporting obligations, if applicable.  However, certain corporate transactions may impact the qualification of the Restricted Stock Units and the underlying shares for the specific regime in France.

11.	Settlement of Restricted Stock Units.

Notwithstanding any provision of Sections 9 and 13(c) of the U.S. Plan, (a) no dividend equivalents or other payments will be made in respect of the Restricted Stock Units prior to the vesting of the Restricted Stock Units and (b) the Restricted Stock Units will only be settled in Shares and will not be settled in cash.

12.	Employment Rights.

The adoption of this French RSU Sub-Plan shall not confer upon the French Participants, or any employees of a French Entity, any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees.

13.	Number of Shares Granted and Shareholder Authorization.

The U.S. Plan and the Share limitations contained in the U.S. Plan thereof have been authorized by the Company’s shareholders for grants to French Participants.  Such authorization is intended to meet the requirements of Sections L. 225-197-1 and L. 225-197-5 and L. 22‑10‑59 and L. 22‑10-60 of the French Commercial Code, as amended, to the extent applicable to awards granted by the Company.

14.	Language.

If the U.S. Plan, this French RSU Sub-Plan or any other document related thereto or to any Award granted hereunder is translated into a language other than English and if the translated version is different than the English version, the English version will control.

15.	Amendments.

Subject to the terms of the U.S. Plan, the Committee reserves the right to amend, suspend or terminate the French RSU Sub-Plan at any time, without any retroactive effect.

16.	Effective Date.

This French RSU Sub-Plan was adopted by the Compensation Committee of the Board of Directors of the Company on March 24, 2023 and shareholder approval by the Company's shareholders of the U.S. Plan and this French RSU Sub-Plan was obtained on May 23, 2023.  This French RSU Sub-Plan becomes effective following shareholder approval.

**
Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex B	Table of Contents

ANNEX B

Note to Stockholders: Only the last paragraph of Article Ninth has been modified in connection with Proposal Five. See below for the proposed Certificate of Amendment.

AMENDMENT OF CORRECTED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VISHAY INTERTECHNOLOGY, INC.

CERTIFICATE OF AMENDMENT

OF

CORRECTED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VISHAY INTERTECHNOLOGY, INC.

(Pursuant to §242 of the General Corporation Law of the State of Delaware)
_________________

VISHAY INTERTECHNOLOGY, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. A Corrected Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 5, 2012.

2. The Corrected Amended and Restated Certificate of Incorporation is hereby amended by deleting ARTICLE NINTH and inserting the following in lieu thereof such that ARTICLE NINTH shall read in its entirety as follows:

“NINTH:  Every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or agent of the Corporation or of any other company, including another corporation, partnership, joint venture, trust or other enterprise which such person serves or served as such at the request of the Corporation shall be indemnified by the Corporation against all judgments, payments in settlement (whether or not approved by court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by such person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other (including any criminal action, suit or proceeding in which such person enters a plea of guilty or nolo contendere or its equivalent), or any appeal relating thereto, which is brought or threatened either by or in the right of the Corporation or such other company (herein called a ”derivative action”) or by any other person, governmental authority or instrumentality (herein called a ”third-party action”) and in which such person is made a party or is otherwise involved by reason of his being or having been such director, officer, employee or agent or by reason of any action or omission, or alleged action or omission by such person in his capacity as such director, officer, employee or agent if either (a) such person is wholly successful, on the merits or otherwise, in defending such derivative or third-party action or (b) in the judgment of a court of competent jurisdiction or, in the absence of such a determination, in the judgment of a majority of a quorum of the Board of Directors of the Corporation (which quorum shall not include any director who is a party to or is otherwise involved in such action) or, in the absence of such a disinterested quorum, in the opinion of independent legal counsel (i) in the case of a derivative action, such person acted in good faith in what he reasonably believed to be the best interest of the Corporation and was not adjudged liable to the Corporation or such other company or (ii) in the case of a third-party action, such person acted in good faith in what he reasonably believed to be the best interest of the Corporation or such other company, and, in addition, in any criminal action, had no reasonable cause to believe that his action was unlawful; provided that, in the case of a derivative action, such indemnification shall not be made in respect of any payment to the Corporation or such other company or any stockholder thereof in satisfaction of judgment or in settlement unless either (x) a court of competent jurisdiction has approved such settlement, if any, and the reimbursement of such payment or (y) if the court in which such action has been instituted lacks jurisdiction to grant such approval or such action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel the applicable standard of conduct specified in the preceding sentence has been met, such action was without substantial merit, such settlement was in the best interests of the Corporation or such other company and the reimbursement of such payment is permissible under applicable law. In case such person is successful, on the merits or otherwise, in defending part of such action or, in the judgment of such a court or such quorum of the Board of Directors or in the opinion of such counsel, has met the applicable standard of conduct specified in the preceding sentence with respect to part of such action, he shall be indemnified by the Corporation against the judgments, settlements, payments, fines, penalties and other costs and expenses attributable to such part of such action.

The directors may authorize the advancement of such amounts necessary to cover the reasonable costs and expenses incurred by any director, officer or employee in connection with the action, suit, proceeding, investigation or claim prior to final disposition thereof to the extent permitted under Delaware law.
Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex B	Table of Contents

The foregoing rights of indemnification and advancement of expenses shall be in addition to any rights to which any such director, officer, employee, or agent may otherwise be entitled under the Certificate of Incorporation, any agreement or vote of stockholders or at law or in equity or otherwise.

No director or officer shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director or officer, except that this Article shall not eliminate or limit the liability of: (i) a director or officer for any breach of such director’s or officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the Delaware General Corporation Law; (iv) a director or officer for any transaction from which such director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the Corporation. This Article shall not eliminate or limit the liability of any such director or officer for any act or omission occurring prior to the date when this Article first becomes effective as to such officer or director."

3. That said amendment was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.

4. This amendment shall become effective upon filing.

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Vishay Intertechnology, Inc. | 2023 Proxy Statement

2023 Proxy Statement | Annex B	Table of Contents

IN WITNESS WHEREOF, the Corporation has caused this Corrected Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on the date set forth below.

VISHAY INTERTECHNOLOGY, INC.

By: ______________________________
Name:
Title:

Vishay Intertechnology, Inc. | 2023 Proxy Statement

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 22, 2023, for shares held directly and by 11:59 P.M. Eastern Time on May 18, 2023, for shares held in a stock brokerage account or by a bank or other nominee. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VISHAY INTERTECHNOLOGY, INC. 59 MAIDEN LANE NEW YORK, NY 10038
During The Meeting - Go to www.virtualshareholdermeeting.com/VSH2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 22, 2023, for shares held directly and by 11:59 P.M. Eastern Time on May 18, 2023, for shares held in a stock brokerage account or by a bank or other nominee. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D69500-P68329	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

VISHAY INTERTECHNOLOGY, INC. The Board of Directors recommends that you vote FOR ALL of the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominee for 2-year term 01) Joel Smejkal Nominees for 3-year terms 02) Michael J. Cody 03) Dr. Abraham Ludomirski 04) Raanan Zilberman	○	○	○

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2023.				○	○	○

3.	The advisory approval of the compensation of the Company's executive officers.				○	○	○

4.	To approve the 2023 Long-Term Incentive Plan.				○	○	○

5.	The approval of an amendment to the Company's Corrected Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by 2022 amendments to Delaware law regarding officer exculpation.				○	○	○

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please email your address changes or comments to: Investor@vishay.com

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held May 23, 2023.

The following materials, also included with this Notice, are available for view on the Internet:

Proxy Statement for the 2023 Annual Meeting of Stockholders

2022 Annual Report to Stockholders

To view these materials, visit http://ir.vishay.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

VISHAY INTERTECHNOLOGY, INC.
2023 Annual Meeting of Stockholders

The undersigned hereby appoints Marc Zandman, Joel Smejkal, and Lori Lipcaman, and each of them acting individually, with full power of substitution, to vote all shares of common stock and Class B common stock of Vishay Intertechnology, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vishay Intertechnology, Inc. to be held virtually at www.virtualshareholdermeeting.com/VSH2023, at 9:00 a.m., U.S. eastern time, on Tuesday, May 23, 2023, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side:

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be dated and signed on the other side.)